Exhibit 10(b)(12)(a)

EXECUTION COPY

SALE AND SERVICING AGREEMENT

by and among

NEWSTAR COMMERCIAL LOAN TRUST 2009-1,

as the Issuer,

NEWSTAR COMMERCIAL LOAN LLC 2009-1,

as the Trust Depositor,

NEWSTAR FINANCIAL, INC.,

as the Originator and as the Servicer,

U.S. BANK NATIONAL ASSOCIATION,

as the Trustee,

and

WILMINGTON TRUST COMPANY

as the Owner Trustee

Dated as of January 7, 2010

NewStar Commercial Loan Trust 2009-1

Class A, Class B, Class C and Subordinated Notes

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(continued)

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(continued)

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(continued)

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(continued)

		Page
Section 13.04.	Notices	136

Section 13.05.	Severability of Provisions	139

Section 13.06.	Third Party Beneficiaries	139

Section 13.07.	Counterparts	138

Section 13.08.	Headings	139

Section 13.09.	No Bankruptcy Petition; Disclaimer	139

Section 13.10.	Jurisdiction	139

Section 13.11.	Tax Characterization	140

Section 13.12.	Prohibited Transactions with Respect to the Issuer	140

Section 13.13.	Limitation of Liability of Owner Trustee	140

Section 13.14.	Reserved	141

Section 13.15.	No Partnership	141

Section 13.16.	Successors and Assigns	141

Section 13.17.	Acts of Holders	141

Section 13.18.	Duration of Agreement	141

Section 13.19.	Limited Recourse	141

Section 13.20.	Confidentiality	142

Section 13.21.	Non-Confidentiality of Tax Treatment	142

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EXHIBITS, SCHEDULES AND APPENDIX

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SALE AND SERVICING AGREEMENT

THIS SALE AND SERVICING AGREEMENT, dated as of January 7, 2010, is by and among:

(1)	NEWSTAR COMMERCIAL LOAN TRUST 2009-1, a statutory trust created and existing under the laws of the State of Delaware (together with its successors and assigns, the “Issuer”);

(2)	NEWSTAR COMMERCIAL LOAN LLC 2009-1, a Delaware limited liability company, as the trust depositor (together with its successor and assigns, in such capacity, the “Trust Depositor”);

(3)	NEWSTAR FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “NewStar”), as the servicer (together with its successors and assigns, in such capacity, the “Servicer”), and as the originator (together with its successors and assigns, in such capacity, the “Originator”);

(4)	U.S. BANK NATIONAL ASSOCIATION (together with its successors and assigns, “U.S. Bank”), not in its individual capacity but as the trustee (together with its successors and assigns, in such capacity, the “Trustee”); and

(5)	WILMINGTON TRUST COMPANY (together with its successors and assigns, “Wilmington Trust”), not in its individual capacity but as the owner trustee of the Issuer (together with its successors and assigns, in such capacity the “Owner Trustee”).

R E C I T A L S

WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires Loans (as defined herein);

WHEREAS, the Trust Depositor acquired the Initial Loans from the Originator and may acquire from time to time thereafter certain Additional Loans and Substitute Loans;

WHEREAS, during the Ramp-Up Period, the Issuer intends to acquire Additional Loans from the Trust Depositor from time to time applying Unused Proceeds on deposit in the Unused Proceeds Account and the Trust Depositor wishes to convey any such Additional Loans to the Issuer;

WHEREAS, it is a condition to the Trust Depositor’s acquisition of the Initial Loans, any Additional Loans and any Substitute Loans from the Originator that the Originator make certain representations and warranties regarding the Loan Assets for the benefit of the Trust Depositor as well as the Issuer;

WHEREAS, on the Closing Date, the Trust Depositor will sell, convey and assign all its right, title and interest in the Initial Loan Assets and certain other assets to the Issuer as provided herein;

WHEREAS, the Issuer is willing to purchase and accept assignment of the Loan Assets from the Trust Depositor pursuant to the terms hereof; and

WHEREAS, the Servicer is willing to service the Loan Assets for the benefit and account of the Issuer pursuant to the terms hereof.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Control Agreement” means the Account Control Agreement, dated as of January 7, 2010, among the Issuer, the Trustee and the Servicer, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Accreted Interest” means accrued interest on a PIK Loan that is added to the principal amount of such PIK Loan instead of being paid as it accrues.

“Additional Loan” means any Loan, other than an Initial Loan, acquired with Unused Proceeds by the Issuer from the Trust Depositor for inclusion in the Collateral and having a Cut-Off Date during the Ramp-Up Period.

“Additional Loan Assets” means any assets acquired by the Issuer from the Trust Depositor during the Ramp-Up Period pursuant to Section 2.06(a), which assets shall include the Trust Depositor’s right, title and interest in the following:

(i) the Additional Loans listed in the related Subsequent List of Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date and all Insurance Proceeds, Liquidation Proceeds, Released Mortgaged Property Proceeds and other recoveries thereon, in each case as they arise after the applicable Cut-Off Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) all collections and records (including Computer Records) with respect to the foregoing;

(v) all documents relating to the applicable Loan Files; and

(vi) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Addition Notice” means, with respect to any transfer of Additional Loans or Substitute Loans to the Issuer in accordance with Section 2.06 or Section 2.04, as applicable (and the Trust Depositor’s corresponding prior purchase of such Loans from the Originator), a notice in the form of Exhibit N, which shall be delivered not later than 11:00 a.m. (New York City time) on the related Cut-Off Date, identifying the Additional Loans or Substitute Loans to be transferred, the Outstanding Loan Balance of such Additional Loans or Substitute Loans and, in the case of an Addition Notice relating to Substitute Loans, the related Substitution Event (with respect to an identified Loan or Loans then in the Collateral) to which such Substitute Loan relates, with such notice to be signed both by the Trust Depositor and the Originator.

“Administrative Expenses” means fees and expenses (excluding amounts related to indemnification) due or accrued with respect to any Distribution Date and payable by the Issuer:

(a) to any Person in respect of any governmental fee, charge or tax in relation to the Issuer;

(b) to the Trustee, (i) any quarterly fees to be paid to it pursuant to the Transaction Documents, (ii) any additional fees, expenses or other amounts not to exceed $35,000 for any 12-month period and (iii) if a Successor Servicer is being appointed, any Servicing Transfer Costs incurred by the Trustee;

(c) to the Owner Trustee, (i) any quarterly fees to be paid to it pursuant to the Transaction Documents and (ii) any additional fees, expenses or other amounts not to exceed $5,000 for any 12-month period;

(d) to the Independent Accountants, agents and counsel of the Issuer for fees and expenses including, but not limited to, audit fees and expenses, and to the Servicer for expenses and other amounts (excluding the Servicing Fee, any Deferred Servicing Fee, any Scheduled Payment Advances and any Servicing Advances) payable under this Agreement;

(e) to the Trustee, for unpaid fees and expenses (including fees and expenses of its agents and counsel) incurred in the exercise of its rights and remedies on behalf of the Securityholders pursuant to Article V of the Indenture; and

(f) to Moody’s for its surveillance fees in relation to the Notes and Loans (including credit estimates);

provided that (x) amounts payable as Administrative Expenses pursuant to clauses (a), (d) and (e) above shall in no event exceed $35,000 in the aggregate for any Distribution Date, except that in the case of any Distribution Date after the occurrence of an Event of Default, amounts payable as Administrative Expenses pursuant to clause (e) above may be paid in an amount up to $75,000, and (y) Administrative Expenses will not include (I) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date, (II) any principal of or interest on any Notes, (III) amounts payable to Trustee and the Owner Trustee in respect of indemnification or (IV) amounts payable in connection with the listing of the Offered Notes on the Irish Stock Exchange.

“Affiliate” of any specified Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common owner which is a financial institution, fund or other investment vehicle which is in the business of making diversified investments including investments independent from the Loans. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 25% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Each of the Trustee and the Owner Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of such trustee has actual knowledge to the contrary.

“Agented Loan” means, with respect to any Loan, (a) the Loan is originated or purchased by the Originator in accordance with the Credit and Collection Policy as a part of a syndicated loan transaction that has been fully consummated prior to such Loan becoming part of the Collateral, (b) the Issuer, as assignee of the Loan, has all of the rights and obligations of the Originator (other than the Originator’s obligations as lead agent, collateral agent or paying agent or in similar capacities with respect to such Loan) with respect to such Loan and the Originator’s right, title and interest in and to the Related Property, (c) the Loan is secured by an undivided interest in the Related Property that also secures and is shared by, on a pro rata basis, all other holders of such Obligor’s notes of equal priority issued in such syndicated loan transaction and (d) the Originator (or a wholly owned subsidiary of the Originator) is the lead agent, collateral agent and paying agent for all lenders in such syndicated loan transaction and receives payment directly from the Obligor thereof on behalf of such lenders.

“Aggregate Outstanding Loan Balance” means, as of any date, the sum of the Outstanding Loan Balance for each Loan owned by the Issuer; provided that for purposes of calculating the Aggregate Outstanding Loan Balance, the Outstanding Loan Balance of each Revolving Loan and each Delayed Draw Term Loan shall be deemed to include all unfunded Exposure Amounts with respect to such Loan.

“Aggregate Outstanding Pool Balance” means, as of any date of determination, the sum of (i) the Aggregate Outstanding Loan Balance, (ii) the amount of Principal Collections on deposit in the Principal Collection Account and (iii) the amount of Unused Proceeds on deposit in the Unused Proceeds Account.

“Aggregate Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding Principal Balances of each Class of Notes Outstanding on such date.

“Agreement” means this Sale and Servicing Agreement, as amended, modified, waived, supplemented or restated from time to time in accordance with the terms hereof.

“Applicable Law” means, for any Person or property of such Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Qualified Valuation” shall have the meaning provided in Section 2.05(a)(i).

“Appraisal” means, with respect to any Mortgaged Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, an appraisal performed in conformance with the guidelines established by the Appraisal Institute.

“Appraisal Institute” means the international membership association of professional real estate appraisers.

“Approved Valuation Firm” means a nationally recognized valuation firm with experience valuing assets of the applicable type.

“Assigned Moody’s Rating” means, with respect to any Loan as of any date of determination, the monitored publicly available rating or the estimated rating expressly assigned to such Loan by Moody’s that addresses the full amount of the principal and interest payable on such Loan.

“Assignment” means each Assignment, substantially in the form of Exhibit A, relating to an assignment, transfer and conveyance of Loans and the Related Property by the Trust Depositor to the Issuer.

“Assignment of Leases and Rents” means, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the related Obligor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, whether contained in the Mortgage or in a document separate from the Mortgage, in the form that was duly executed, acknowledged and delivered, as amended, modified, renewed or extended.

“Assignment of Mortgage” means an assignment, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to effect the assignment of the Mortgage as required in clause (b)(iii)(y) of the definition of Required Loan Documents.

“Average Life” means, on any Measurement Date with respect to any Loan, the number obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one tenth) from such Measurement Date to the respective dates of each successive Scheduled Payment of principal of such Loan and (ii) the respective amounts of principal of such Scheduled Payments by (b) the sum of all future Scheduled Payments of principal on such Loan.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“BIF” means the Bank Insurance Fund, or any successor thereto.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the cities of New York, New York and Boston, Massachusetts are authorized or obligated by law or executive order to be closed; provided that if any action is required of the Irish Paying Agent then, for purposes of determining when such Irish Paying Agent action is required, Dublin, Ireland will be considered in determining “Business Day.”

“Caa1 Excess Loans” means, as of any date of determination when the Caa1 Loans have an aggregate Outstanding Loan Balance in excess of $94,048,848, that portion of the aggregate Outstanding Loan Balance of all Caa1 Loans in excess of such threshold; provided that the Servicer shall select the Caa1 Excess Loans by (i) determining the Market Value of each such Loan and (ii) selecting those with the lowest Market Value to be the Caa1 Excess Loans.

“Caa1 Loans” means, as of any date of determination, all Loans included in the Collateral that have a Moody’s Rating of “Caa1” or lower as of such date.

“Certificate” means the NewStar Commercial Loan Trust 2009-1 Certificate representing a beneficial ownership interest in the Issuer and issued pursuant to the Trust Agreement.

“Certificate Account” shall have the meaning provided in Section 5.01 of the Trust Agreement.

“Certificate Register” shall have the meaning provided in the Trust Agreement.

“Certificateholder” means the registered holder of the Certificate.

“Change-of-Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding (i) Permitted Holders, and (ii) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “Option Right”)), directly or indirectly, of 40% or more of the equity securities of the Servicer entitled to vote for members of the board of directors or equivalent governing body of the Servicer on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any Option Right);

(b) during any period of 12 consecutive months commencing after the Closing Date, a majority of the members of the board of directors or other equivalent governing body of the Servicer cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or by Permitted Holders holding 51% or more of the voting capital stock of the Servicer, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) any Person or two or more Persons (other than Permitted Holders) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Servicer, or control over the equity securities of the Servicer entitled to vote for members of the board of directors or equivalent governing body of the Servicer on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any Option Right) representing 40% or more of the combined voting power of such securities.

“Citigroup Warehouse Transaction” means the Amended and Restated Sale and Servicing Agreement, dated as of November 19, 2008 (as amended or supplemented from time to time) by and among NewStar Warehouse Funding 2005 LLC, as purchaser, NewStar Financial, Inc., as seller and servicer, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as backup servicer, and related transaction documents.

“Class” means any of the groups of Notes identified herein, as applicable, the Class A Notes, the Class B Notes, the Class C Notes or the Subordinated Notes.

“Class A Interest Amount” means, for each Interest Period, the sum of (A) product of (i) the Class A Note Interest Rate for such Interest Period, (ii) the Outstanding Principal Balance of the Class A Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360 and (B) all unpaid Class A Interest Amount from any prior Distribution Dates (and interest accrued thereon at the Class A Note Interest Rate).

“Class A Note Interest Rate” means the annual rate of interest payable with respect to the Class A Notes, which shall be equal to LIBOR plus 3.75% per annum.

“Class A Noteholder” means each Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means the NewStar Commercial Loan Trust 2009-1 Class A Floating Rate Notes, issued pursuant to the Indenture.

“Class B Interest Amount” means, for each Interest Period, the sum of (A) the product of (i) the Class B Note Interest Rate for such Interest Period, (ii) the Outstanding Principal Balance of the Class B Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360 and (B) all unpaid Class B Interest Amount from any prior Distribution Dates (and interest accrued thereon at the Class B Note Interest Rate).

“Class B Note Interest Rate” means the annual rate of interest payable with respect to the Class B Notes, which shall be equal to LIBOR plus 5.00% per annum.

“Class B Noteholder” means each Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means the NewStar Commercial Loan Trust 2009-1 Class B Floating Rate Notes, issued pursuant to the Indenture.

“Class C Interest Amount” means, for each Interest Period, the product of (i) the Class C Note Interest Rate for such Interest Period, (ii) the Outstanding Principal Balance of the Class C Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class C Interest Shortfall” means, with respect to the Class C Notes and any Distribution Date, as applicable, an amount equal to the excess, if any, of (a) the Class C Interest Amount with respect to such Class of Notes over (b) the amount of interest actually paid to the Class C Notes, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the Class C Note Interest Rate).

“Class C Note Interest Rate” means the annual rate of interest payable with respect to the Class C Notes, which shall be equal to LIBOR plus 5.50% per annum.

“Class C Noteholder” means each Person in whose name a Class C Note is registered in the Note Register.

“Class C Notes” means the NewStar Commercial Loan Trust 2009-1 Class C Floating Rate Deferrable Interest Notes, issued pursuant to the Indenture.

“Closing Date” means January 7, 2010.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

“Collateral” means, as of any date, the “Indenture Collateral,” as such term is defined in the Indenture.

“Collateral Coverage Tests” means the Interest Coverage Test and the Overcollateralization Test.

“Collections” means the aggregate of Interest Collections and Principal Collections.

“Commercial Real Estate Loan” means any Loan for which the underlying Related Property consists primarily of real property owned by the Obligor and is evidenced by a note or other evidence of indebtedness.

“Commission” means the United States Securities and Exchange Commission.

“Computer Records” means the computer records generated by the Servicer that provide information relating to the Loans and that were used by the Originator in selecting the Loans conveyed by the Trust Depositor to the Issuer pursuant to Section 2.01 (and any Additional Loans and any Substitute Loans conveyed by the Trust Depositor to the Issuer pursuant to Section 2.06 and Section 2.04, respectively).

“Concentration Account” means each account maintained pursuant to an intercreditor and concentration account administration agreement by one or more banks selected by the Servicer from time to time for the purpose of receiving Collections, the details of which are contained in Schedule I, as such schedule may be amended from time to time.

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Corporate Loan” means any Loan issued to an Obligor as part of a loan facility which may or may not be publicly rated and that is not a Commercial Real Estate Loan or a Rediscount Loan.

“Corporate Trust Office” means, with respect to the Trustee or Owner Trustee, as applicable, the office of the Trustee or Owner Trustee at which at any particular time its corporate trust business shall be principally administered, which offices at the date of the execution of this Agreement are located at the addresses set forth in Section 13.04.

“Credit and Collection Policy” means the written credit and policy and procedures manual (which covers credit, collection and servicing policies and procedures) of the Servicer in effect on the Closing Date, as amended or supplemented from time to time in accordance with Section 5.02(l) of this Agreement, a copy of which has been provided to the Trust Depositor, the Issuer, the Owner Trustee and the Trustee; and, with respect to any Successor Servicer, the written collection policies and procedures of such Person at the time such Person becomes a Successor Servicer.

“Credit Impaired Loan” means any Loan that is not a Defaulted Loan but which, in the commercially reasonable business judgment of the Servicer, has a significant risk of declining in credit quality and, with the passage of time, could become a Defaulted Loan.

“Curtailment” means, with respect to a Loan, any payment of principal received by the Issuer during a Due Period as part of a payment allocable to a Loan that is in excess of the principal portion of the Scheduled Payment due for such Due Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency including any accelerated amortization due to structural features of the related Loan.

“Cut-Off Date” means each date on or after the Closing Date on which an Additional Loan or Substitute Loan is transferred to the Issuer.

“DB Term Funding Transaction” means the Loan and Servicing Agreement dated as of November 7, 2007 (as amended or supplemented from time to time) by and among NewStar DB Term Funding LLC, NewStar Financial, Inc., the financial institutions from time to time party thereto as Lenders and Lender Agents, Deutsche Bank AG, New York Branch, U.S. Bank National Association, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) and related transaction documents.

“Daily Statement” shall have the meaning provided in Section 9.04(c).

“Defaulted Loan” means a Loan in the Collateral with respect to which:

(i) the Obligor thereof has defaulted in the payment of principal or interest for the lesser of five Business Days and any applicable grace period, as the case may be, but only until such default has been cured through the payment of all past due interest and principal; provided that such Loan shall cease to be a “Defaulted Loan” as of the date such Loan has become a performing Loan as a result of a restructuring with all payments required to be made thereunder made when due or within any applicable grace period and has maintained such status for a period of 6 months;

(ii) the maturity of all or a portion of the principal amount of such Loan has been accelerated as a consequence of a default (other than any payment default) under the Underlying Loan Agreement; unless such default or event of default has been fully cured or waived and is no longer continuing and such acceleration has been rescinded;

(iii) an Insolvency Event has occurred with respect to the related Obligor;

(iv) such Loan is pari passu or subordinated to other material indebtedness of the Obligor and such Obligor has defaulted in the payment of principal or interest (beyond any applicable grace or notice period) with respect to such other indebtedness; unless such default or event of default has been fully cured through the payment of all past due interest and principal;

(v) such Loan has a Moody’s Rating of “D” or “LD”;

(vi) such Loan is a Qualified Participated Loan that would, if such referenced loan were owned directly by the Issuer, constitute a Defaulted Loan under clause (i);

(vii) such Loan is a Qualified Participated Loan (other than a Qualified Participated Loan that would, if such referenced loan were owned directly by the Issuer, constitute a Defaulted Loan) with respect to which (a)(i) the short-term debt or deposit obligations of the institution from which the Issuer acquires such participation are rated less than “P-1” by Moody’s, (ii) the long-term senior unsecured debt obligations of such institution are rated “D” or “SD” by S&P, or (iii) in either case, shall cease to be rated; or (b) such institution has defaulted in the performance of any of its payment obligations under the related participation agreement;

(viii) such Loan is a Rediscount Loan rated “Ca” or lower by Moody’s;

(ix) such Loan becomes subject to a modification described in clause (e) of the definition of Specified Amendment; or

(x) such Loan is designated to be a Defaulted Loan by the Servicer acting in its commercially reasonable business judgment.

“Deferred Servicing Fee” shall have the meaning provided in Section 5.11.

“Delayed Draw Term Loan” means a Loan that is fully committed on the closing date thereof and is required by its terms to be fully funded in one or more installments on or after the closing date thereof but which, once fully funded, has the characteristics of a Term Loan. Once fully funded, such Loan will cease to be a Delayed Draw Term Loan.

“Determination Date” means the last day of each Due Period.

“DIP Loan” means a loan to an Obligor that is a “debtor-in-possession” as defined under the Bankruptcy Code, the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (a) (i) such DIP Loan is fully secured by liens on the debtor’s otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or any other applicable bankruptcy or insolvency law, or (ii) such DIP Loan is secured by liens of equal or senior priority on property of such debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code or any other applicable bankruptcy or insolvency law, and (b) such DIP Loan is fully secured based upon a current valuation or appraisal report. Notwithstanding the foregoing, such a Loan will not be deemed to be a DIP Loan following the emergence of the related debtor-in-possession from bankruptcy protection under Chapter 11 of the Bankruptcy Code.

“Distribution Date” means the 30th of each January, April, July and October, commencing in July, 2010, or if such day is not a Business Day, on the next succeeding Business Day.

“Diversity Score” means the single number that indicates collateral concentration for Loans in terms of both Obligor and industry concentration, which is calculated as described in Annex A attached hereto.

“Dollar” and “$” means the lawful currency of the United States.

“Due Period” means, with respect to the first Distribution Date, the period from and including the Closing Date to but excluding the 14th day of the calendar month in which the first Distribution Date occurs, and for any Distribution Date thereafter, the period from and including the 14th day of the calendar month in which the prior Distribution Date occurred to but excluding the 14th day of the calendar month in which such Distribution Date occurs.

“Effective Date” means the earliest of (a) the Determination Date immediately prior to the Distribution Date occurring in July, 2010, (b) the date on which the Servicer certifies to the Trustee that all funds in the Unused Proceeds Account have been invested in Additional Loans (or deposited into the Exposure Reserve Account to the extent of the aggregate Exposure Amount of all Additional Loans), and (c) such other date as the Servicer may notify to the Trustee, Owner Trustee, Rating Agencies, Initial Purchaser and all Noteholders.

“Effective Date Ratings Confirmation” shall have the meaning provided in Section 2.06(i).

“Eligible Deposit Account” means either (a) a segregated account with a Qualified Institution, or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a short-term credit rating of “P-1” and a long-term unsecured debt rating of “A2” or better from Moody’s and a commercial paper short-term debt rating of “A-1+” and a long-term unsecured debt rating of “AA–” or better from S&P.

“Eligible Asset” shall have the meaning provided in Rule 3a-7 under the 1940 Act.

“Eligible Loan” means, on and as of the Closing Date in the case of the Initial Loans and as of the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, a Loan as to which each of the following is true:

(a) the Loan is a Corporate Loan, Rediscount Loan or Commercial Real Estate Loan (including a Qualified Participated Loan therein and, for a period of 60 days after the Closing Date, other Participations therein); provided that the Loan is not a DIP Loan;

(b) the Loan is an Eligible Asset;

(c) the Loan is Registered;

(d) the Obligor with respect to the Loan is an Eligible Obligor;

(e) the Loan is denominated and payable only in Dollars of the United States and does not by its terms permit the currency in which or country in which the Loan is payable to be changed;

(f) the Obligor with respect to the Loan or, if such Loan is an Agented Loan or a Third Party Agented Loan, the paying agent with respect thereto, has been directed to make all Scheduled Payments to a Concentration Account;

(g) the Loan does not contravene any Applicable Laws (including, without limitation, laws, rules and regulations, if applicable, relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, licensing and privacy);

(h) all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of the Loan have been duly obtained, effected or given and are in full force and effect;

(i) the Loan is eligible to be sold, assigned or transferred to the Trust Depositor and the Issuer, respectively (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC), and neither the sale, transfer or assignment of the Loan under the Transfer and Servicing Agreements to the Trust Depositor and the Issuer, respectively, nor the granting of a security interest under the Indenture to the Trustee, violates, conflicts with or contravenes any Applicable Law or any contractual or other restriction, limitation or encumbrance; provided that this clause (i) shall not apply (i) to Qualified Participated Loans or (ii) for a period of 60 days after the Closing Date, to all other Participated Loans, which will be converted to full assignments within 60 days following the Closing Date;

(j) the Loan is not the subject of an offer of exchange or tender by its issuer, for cash, securities or any other type of consideration, and has not been called for redemption or tender into any other security or property;

(k) the Loan (i) is not an equity security, (ii) does not provide for the conversion or exchange into an equity security at any time on or after the date it is included as part of the Collateral, and (iii) does not constitute, and none of the Related Property securing the Loan constitutes, Margin Stock;

(l) the Loan is not a Loan with respect to which interest required by the Underlying Loan Agreement to be paid in cash has previously been deferred or capitalized as principal and not subsequently paid in full;

(m) the Loan provides for a fixed amount of principal payable in cash no later than its stated or legal maturity, which (i) other than in the case of Rediscount Loans, is a date not later than 12 months prior to the Stated Maturity or (ii) in the case of Rediscount Loans, is a date not later than the Stated Maturity;

(n) the Loan provides for periodic payments of accrued interest in cash on a current basis;

(o) all payments in respect of the Loan are required to be made free and clear of, and without deduction or withholding for or on account of, any taxes, unless such withholding or deduction is required by Applicable Law in which case the Obligor thereof is required to make “gross-up” payments that cover the full amount of any such withholding taxes on an after-tax basis;

(p) no selection procedure adverse to the interests of the Noteholders was used by the Originator or the Trust Depositor in the selection of the Loan for inclusion in the Collateral;

(q) the repayment of the Loan is not subject to material non-credit related risk (for example, a Loan the payment of which is expressly contingent upon the nonoccurrence of a catastrophe), as reasonably determined by the Servicer in accordance with the Credit and Collection Policy;

(r) the information with respect to each Loan set forth on the List of Loans delivered to the Trustee is true and complete;

(s) the Loan, together with the Related Property, if any, has been originated or acquired by the Originator or acquired by one of its Affiliates, and immediately prior to the transfer and assignment contemplated by the Loan Sale Agreement, the Originator held, and immediately prior to the transfer and assignment contemplated by this Agreement the Trust Depositor held, good and indefeasible title to, and was the sole owner of, the Loan being transferred to the Trust Depositor and Issuer, respectively, subject to no Liens except Liens which will be released simultaneously with such transfer and assignment and Liens permitted by the Transfer and Servicing Agreements; and immediately upon the transfer and assignment contemplated by this Agreement, the Issuer will hold good and indefeasible title to, and be the sole owner of, such Loan, subject to no Liens except Liens in favor of the Trustee;

(t) (i) the Loan is evidenced by an Underlying Note or a credit agreement containing an express promise to pay, (ii) the mortgage or other security agreement or instrument and related loan documents have been duly authorized and executed, are in full force and effect and constitute the legal, valid, binding and absolute and unconditional payment obligation of the related Obligor, enforceable against such Obligor in accordance with their terms (subject, as to enforcement only, to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity, whether considered in a suit at law or in equity), and (iii) there are no conditions precedent to the enforceability or validity of the Loan that have not been satisfied or validly waived;

(u) the Loan (i) was originated and underwritten, or purchased and re-underwritten, by the Originator or re-underwritten by the Originator and purchased by one of its Affiliates, including, without limitation, the completion of due diligence and a collateral assessment, (ii) is fully documented, and (iii) is being serviced by the Servicer, in each case in accordance with the Credit and Collection Policy and the Servicing Standard;

(v) the Loan has an original term to maturity that does not exceed 84 months;

(w) all of the original or certified Required Loan Documents with respect to the Loan have been, or the Servicer has agreed that they will be, delivered to the Trustee on or prior to the Closing Date (in the case of the Initial Loans) and the applicable Cut-Off Date with respect to any Additional Loans or Substitute Loans, and all Servicing Files are being or shall be maintained at the principal place of business of the Servicer in accordance with the Servicing Standard;

(x) (i) if the Loan is a Corporate Loan or Commercial Real Estate Loan, the Loan is not delinquent in payment and, since its origination or purchase by the Originator or one of its Affiliates, as applicable, the Loan has never been more than 60 days delinquent in payment of either principal or interest and (ii) if the Loan is a Rediscount Loan, the Loan is not delinquent in payment and, since its origination or purchase by the Originator or one of its Affiliates, as applicable, the Loan has never been delinquent in payment of either principal or interest;

(y) no provision of the Required Loan Documents has been waived, modified, or altered in any material respect by the Originator or its Affiliates except in accordance with the Credit and Collection Policy, the Servicing Standard and the Underlying Loan Agreements except as any such waiver, modification or alteration may have been implemented by the required lenders of such loan facility and without the consent (or over the objection of) the Originator or its Affiliates;

(z) other than in the case of Permitted PIK Loans, the Loan does not permit interest to be deferred or capitalized;

(aa) the Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, by the related Obligor (including any account debtor or Person obligated to make payments on the Loan to such Obligor), nor will the operation of any of the terms of the Underlying Loan Agreement, or the exercise of any right thereunder, render the Underlying Loan Agreement unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Underlying Loan Agreement with respect to the Loan contains a provision substantially to the effect that the related Obligor’s payment obligations are absolute and unconditional without any right of rescission, set-off or counterclaim against the Originator and its assignees;

(bb) the Loan does not contain a confidentiality provision that restricts or purports to restrict the ability of the Trustee to exercise its rights under the Transfer and Servicing Agreements, including, without limitation, its rights to review the Loan, the Required Loan Documents and Loan File;

(cc) the Loan provides for cash payments that fully amortize the Outstanding Loan Balance of such Loan on or by its maturity and does not provide for such Outstanding Loan Balance to be discounted pursuant to a prepayment in full;

(dd) if the Loan is an Agented Loan or a Third Party Agented Loan:

(i) if the entity serving as the collateral agent of the security for all notes of the Obligor issued under the applicable Underlying Loan Agreement has changed from the time of the origination of the Loan, all appropriate assignments of the collateral agent’s rights in and to the collateral on behalf of the holders of the indebtedness of the Obligor under such facility have been executed and filed or recorded as appropriate prior to such Loan becoming a part of the Collateral;

(ii) all required notifications, if any, have been given to the collateral agent, the paying agent and any other parties required by the Underlying Loan Agreement of, and all required consents, if any, have been obtained with respect to, the Originator’s assignment of such Loan and the Originator’s right, title and interest in the Related Property to the Trust Depositor, the assignment thereof to the Issuer and the Trustee’s security interest therein on behalf of the Noteholders;

(iii) the right to control certain actions of and replace the collateral agent and/or the paying agent of the Obligor’s indebtedness under the facility is to be exercised by at least a majority in interest of all holders of such indebtedness; and

(iv) all indebtedness of the Obligor of the same priority within each facility is cross-defaulted, the Related Property securing such indebtedness is held by the collateral agent for the benefit of all holders of such indebtedness and all holders of such indebtedness (A) have an undivided pari passu interest in the collateral securing such indebtedness, (B) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis and (C) may transfer or assign their right, title and interest in the Related Property;

(ee) if the Loan is a Commercial Real Estate Loan:

(i) the Loan is secured by the related Mortgage, which has been properly recorded (or, if not properly recorded, has been submitted in proper form for recording) and establishes and creates a valid, enforceable and subsisting first or second priority lien on the related Mortgaged Property subject only to the following permitted encumbrances: (a) the Lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the Mortgaged Property is located or specifically reflected in the Appraisal obtained by the Originator in connection with the origination of the related Loan or, with respect to any Agented Loan or Third Party Agented Loan, by the related administrative agent or collateral agent or other Person acting in a similar capacity on behalf of the lenders in connection with the origination or purchase of the related Loan and (c) other matters to which like properties are commonly subject which do not materially and adversely interfere with the value of or current principal use of the related Mortgaged Property or the benefits of the security intended to be provided by such Mortgage;

(ii) (a) the Lien of the related Mortgage is insured by an ALTA lender’s title insurance policy (“Title Policy”), or its equivalent, issued by a nationally recognized title insurance company licensed to do business in the state in which the Mortgaged Property is located, insuring the Originator or, with respect to any Agented Loan or Third Party Agented Loan, the related administrative agent or collateral agent or other Person acting in a similar capacity on behalf of the lenders, its successors and assigns, as to the first or second priority Lien of the related Mortgage in the original principal amount of such Loan after all advances of principal, subject only to customary Liens permitted under the Mortgage (or, if a Title Policy has not yet been issued in respect of such Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance “marked-up” at the closing of such loan); (b) each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder; (c) none of the Originator, the Trust Depositor or the Servicer have, by act or omission, done anything that would materially impair the coverage under such Title Policy; (d) other than with respect to Agented Loans and Third Party Agented Loans, the Title Policy is freely transferable or assignable by each of the Originator and the Trust Depositor, and immediately following the transfer and assignment of the related Loan to the Issuer and the grant of a security interest therein to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee on behalf of the Noteholders without the consent of or notice to the insurer;

(iii) any related Mortgage contains customary and enforceable provisions, which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (x) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (y) otherwise by judicial and/or non-judicial foreclosure;

(iv) there is no homestead or other exemption available to the Obligor which would materially interfere with the right to sell the Mortgaged Property related to such Loan at a trustee’s sale or the right to foreclose the Mortgage;

(v) all escrow deposits relating to such Loan that are, as of the Closing Date or the related Cut-Off Date, as applicable, required to be deposited with the mortgagee or its agent have been so deposited or the mortgagee retains the right to compel the deposit thereof;

(vi) there is no delinquent tax or assessment Lien on any Mortgaged Property which is the primary Related Property for such Loan, and each such Mortgaged Property is free of material damage and is in good repair;

(vii) there are no material defaults in complying with the terms of any applicable Mortgage related to such Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(viii) the related Loan File contains a valid Appraisal, an Environmental Site Assessment, and, in the case of any Loan either (x) having an Outstanding Loan Balance of $5,000,000 or greater or (y) with respect to which the related improvements on the Mortgaged Property are at least 25 years old, an engineering report;

(ix) the terms of such Loan require that improvements on the related Mortgaged Property be insured by a generally acceptable carrier against loss under a hazard insurance policy with extended coverage and conforming to the requirements of Section 5.05 of this Agreement, and no notice has been received by the Originator or by the Trust Depositor indicating that any such insurance policy is not in full force and effect;

(x) no proceeding for the condemnation of all or any material portion of the related Mortgaged Property has commenced or been threatened;

(xi) the related Mortgaged Property was subject to one or more Environmental Site Assessments (or an update of a previously conducted Environmental Site Assessment), which were performed on behalf of the Originator, or, with respect to any Agented Loan or Third Party Agented Loan, the related administrative agent or collateral agent or other Person acting in a similar capacity, or as to which the related report was delivered to the Originator or, with respect to any Agented Loan or Third Party Agented Loan, the related administrative agent or collateral agent or other Person acting in a similar capacity, in connection with its origination or acquisition of such Loan, and the Originator and the Servicer have no knowledge of any material and adverse environmental conditions or circumstances affecting such Mortgaged Property;

(xii) none of the Originator, the Trust Depositor or the Servicer has taken any action with respect to such Loan or the related Mortgaged Property that could subject the Issuer, the Trustee on behalf of the Noteholders, or their respective successors and assigns in respect of such Loan to any liability under any Environmental Law, and none of the Originator, the Trust Depositor or the Servicer have received any actual notice of a material violation of any Environmental Law with respect to the related Mortgaged Property;

(xiii) (a) based on surveys and/or the related Title Policy obtained in connection with the origination of such Loan, as of the date of such origination, no improvement that was included for the purpose of an Appraisal of the value of the related Mortgaged Property at the time of origination of such Loan lay outside the boundaries and building restriction lines of such property to any material extent (unless affirmatively covered by the Title Policy), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent; and (b) based upon opinions of counsel and/or other due diligence customarily performed by the Originator, or, with respect to any Agented Loan or Third Party Agented Loan, the related administrative agent or collateral agent or other Person acting in a similar capacity, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses);

(xiv) as of the date of origination of such Loan, the related Obligor or operator of the related Mortgaged Property was in possession of all material licenses, permits and authorizations required by Applicable Laws for the ownership and operation of the related Mortgaged Property as it was then operated;

(xv) the related Mortgage provides that Insurance Proceeds and condemnation proceeds will be applied for one of the following purposes: either to restore or repair such Mortgaged Property, or to repay the principal of such Loan, or otherwise, as provided in the Underlying Loan Agreement;

(xvi) such Loan does not permit the related Mortgaged Property to be encumbered by Liens having priority over or equal to the related Mortgage other than customary permitted Liens of the nature specified in clause (i) of this clause (ee);

(xvii) except as otherwise specifically disclosed to the lenders at the earlier of the time of acquisition by the Issuer or origination or acquisition by the Originator or an Affiliate thereof, such Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Loan if, without obtaining consent of the agent or other Person acting in a similar capacity or the requisite percentage of the holders of the promissory notes in the manner provided pursuant to the related Underlying Loan Agreement, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold;

(xviii) the Assignment of Leases and Rents, if any, establishes and creates a valid, subsisting and, subject only to permitted Liens, enforceable lien and security interest in the related Obligor’s interest in the material leases pursuant to which any person is entitled to occupy, use or possess all or any portion of the Mortgaged Property;

(xix) if such Mortgage is a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves, and no fees or expenses are payable to such trustee by the Originator, the Trust Depositor, the Servicer, the Issuer or any transferee thereof, except in connection with a sale after default by the related Obligor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Loan;

(xx) if material improvements on such Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 5.05 of this Agreement; and

(xxi) upon completion of the transfers contemplated by the Transfer and Servicing Agreements and contemporaneous release from the applicable Warehouse Facility, (x) the Issuer’s interest in the Loan, together with the Collections and Related

Property related thereto, is free and clear of any Liens except Liens permitted by the Transfer and Servicing Agreements, and (y) all filings and other actions required to grant to the Trustee a first priority perfected security interest in the Issuer’s interest in the Loan, the Collections and the Related Property have been made or taken; and

(ff) if the Loan is a Rediscount Loan:

(i) the Loan is fully secured by a valid and perfected security interest in the Related Property, subject to customary Liens consistent with market practice in the origination of similar Rediscount Loans;

(ii) the Related Property for the Loan consists of a specified pool of assets or, in the case of a Loan to an SPE Obligor, in all or a specified portion of designated property of such SPE Obligor;

(iii) the Loan (1) is senior in priority of payment obligations to at least one other class of obligations of, or residual interests in, the Obligor owned by a Person who is not an Affiliate of the Originator or (2) in its Underlying Loan Agreement, provides for credit enhancement for the Issuer’s portion of such Loan in the form of overcollateralization, guarantees, an excess spread account or reserve account or other similar account or other credit enhancement customarily used in the market for Rediscount Loans;

(iv) the Loan is documented in accordance with market practice for Rediscount Loans, including, without limitation, the Originator having received legal opinions with respect to the true sale of the underlying pool of assets to the Obligor, the non-consolidation of the Obligor with any non-bankruptcy remote Person selling or contributing assets to such Obligor, and the perfection of the Obligor’s security interest in the underlying pool of assets (or the effective equivalent of such foregoing opinions);

(v) the underlying pool of assets constituting the Related Property for the Loan has a weighted average life of not greater than seven years;

(vi) the Loan is not currently and has not ever been in “rapid amortization” or “accelerated amortization” and no “termination event,” “unmatured termination event” or “payment default” exists or has ever existed under the Underlying Loan Agreement for such Loan (however such terms are denominated or described in such Underlying Loan Agreement); and

(vii) if the Loan or any Related Property is serviced and administered by a Person or Persons other than the Originator or any of its Affiliates, each such Person or Persons has undertaken to service and administer such Loan or Related Property consistent with market practice for Rediscount Loans relating to such Related Property; and

(gg) if the Loan is an Additional Loan:

(i) and if such Loan (1) was originated by the Originator, such Loan was originated not more than 180 days prior to the Closing Date; or (2) was acquired by the Originator from an unaffiliated third party, such Loan was acquired by the Originator on or after the Closing Date and on or before the Effective Date; and

(ii) such Loan is both (1) a First Lien Loan and (2) a Corporate Loan;

provided that each of the Originator’s and Trust Depositor’s representations and warranties is made to such party’s actual knowledge with respect to subclauses (vi), (vii), (x) and (xiv) of clause (ee) of the foregoing; provided, further, that each of the Originator’s and Trust Depositor’s representations and warranties is made to such party’s actual knowledge as it relates to the origination and servicing practices of the servicers primarily responsible for servicing Third Party Agented Loans with respect to clauses (f), (h), (y), (aa) and subclauses (ii), (v), (vi), (vii) and (xx) of clause (ee) of the foregoing.

“Eligible Obligor” means, on any Measurement Date, any Obligor that:

(i) is a business organization (and not a natural person) that is duly organized and validly existing under the laws of its jurisdiction of organization;

(ii) is duly organized and validly existing under the laws of, or all or substantially all of its assets are located in, the United States or Canada;

(iii) is a legal operating entity or holding company (other than with respect to an SPE Obligor);

(iv) is not a Governmental Authority;

(v) is not an Affiliate of NewStar, the Servicer, the Trust Depositor or the Issuer; and

(vi) is not the subject of an Insolvency Proceeding.

“Eligible Repurchase Obligations” means repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (c)(ii) of the definition of Permitted Investments.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous materials, and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.

§ 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Environmental Site Assessment” means, in respect of any Mortgaged Property, a “Phase I assessment” or “Phase II assessment” conducted in accordance with ASTM Standard E 1527-97 or any successor thereto published by the American Society for Testing and Materials Standard.

“Equity Security” means any equity interests or warrants to purchase equity interests or any other interest that is not an Eligible Loan and not otherwise eligible for purchase by the Issuer, including (but not limited to) (i) any equity security purchased or otherwise acquired as a part of a “unit” with an Eligible Loan, (ii) any equity security of any permitted subsidiary of the Issuer and (iii) any equity security received by the Issuer in connection with any restructuring, foreclosure or other work-out of a Loan.

“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means (a) any amount received by, on or with respect to any Loan in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Loan, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Loan which is held in an escrow account for the benefit of the related Obligor and the secured party pursuant to escrow arrangements, (c) any amount with respect to any Loan substituted, sold, retransferred or replaced under Sections 2.04, 2.05 or 11.01, to the extent such amount is attributable to a time after the effective date of such substitution, sale, retransfer or replacement or is attributable to amounts paid as part of the Transfer Deposit Amount under Section 2.04 or Section 11.01, (d) any origination fee retained by the Originator in connection with the origination of any Loan, (e) any Equity Security related to any Loan that NewStar determines will not be received by the Issuer and (f) any amount permitted to be retained by the Servicer as an Excluded Amount hereunder.

“Expected Aggregate Outstanding Loan Balance” means an Aggregate Outstanding Loan Balance equal to $275,000,000; provided that, for purposes of calculating the Expected Aggregate Outstanding Loan Balance only, the Aggregate Outstanding Loan Balance shall include all cash and other Permitted Investments on deposit in the Principal Collection Account.

“Exposure Amount” as of any date means, with respect to any Revolving Loan or Delayed Draw Term Loan, the excess, if any, of (a) the maximum commitment of the Issuer under the terms of the related Underlying Loan Agreement to make loans or issue, fund, reimburse or cash collateralize letters of credit (and, for the avoidance of doubt, the Issuer’s commitment in respect of a Loan as to which the commitment to make additional loans or issue, fund, reimburse or cash collateralize letters of credit thereunder has been terminated shall be zero) over (b) the sum of the outstanding principal balance and the aggregate amount of all issued and outstanding letters of credit both with respect to such Revolving Loan or Delayed Draw Term Loan, as the case may be.

“Exposure Reserve Account” means the non-interest bearing trust account so designated and established and maintained pursuant to Section 7.01.

“FDIC” means the Federal Deposit Insurance Corporation and any successor thereto.

“Finance Charges” means, with respect to any Loan, any interest or finance charges owing by an Obligor pursuant to or with respect to such Loan.

“First Lien Loan” means a Loan (including a portion of a Loan) which (i) is not, except as provided in the last sentence of this definition, by its terms (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such Loan, (ii) is secured by a valid first priority perfected security interest or Lien in, to or on specified Related Property subject to Permitted Liens (whether or not the Issuer and any other lenders are also granted a security interest of a lower priority in additional Related Property), and (iii) is secured by Related Property having a value (determined as set forth below) not less than the Outstanding Loan Balance of such Loan plus the aggregate outstanding principal balance of all other loans of equal seniority secured by a first Lien on or security interest in the same Related Property. The determination as to whether condition (iii) of this definition is satisfied shall be based on the Servicer’s judgment at the time the Loan is included in the Collateral. The right to receive the proceeds of designated Related Property subject to a set of contractual payment priorities affecting debt issued under or governed by the same Underlying Loan Agreement will not prevent a Loan (or portion thereof) that satisfies the express requirements hereof from being a First Lien Loan.

“Fixed Rate Loan” means a Loan, other than a Floating Rate Loan, where the Loan Rate payable by the Obligor thereunder is expressed as a fixed rate of interest.

“Floating LIBOR Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on the Underlying LIBOR Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related Underlying LIBOR Rate.

“Floating Prime Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on the Underlying Prime Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related Underlying Prime Rate.

“Floating Rate Loan” means a Floating LIBOR Rate Loan or a Floating Prime Rate Loan.

“Foreclosed Property” means Related Property acquired by the Issuer or a subsidiary thereof for the benefit of the Noteholders in foreclosure or by deed in lieu of foreclosure or by other legal process.

“Foreclosed Property Disposition” means the final sale of a Foreclosed Property or of Repossessed Property. The proceeds of any “Foreclosed Property Disposition” constitute part of the definition of Liquidation Proceeds.

“Funding I Transaction” means the 3rd Amended and Restated Sale and Servicing Agreement, dated as of July 15, 2009 (as amended or supplemented from time to time) by and among NewStar CP Funding LLC, as seller, NewStar Financial, Inc., as originator and servicer, each of the conduit purchasers, institutional purchasers and purchaser agents from time to time party thereto, as purchasers, Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC), as administrative agent, U.S. Bank National Association, as trustee, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as backup servicer, and related transaction documents.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person or its property.

“Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one-month instruments, “Aa2” and “P-1” for three-month instruments, “Aa2” and “P-1” for six-month instruments and “Aaa” and “P-1” for instruments with a term in excess of six-months, and (b) with respect to rating assigned by S&P, “A-1+” for short-term instruments and “AAA” for long-term instruments.

“Holder” means (a) with respect to a Certificate, the Person in whose name such Certificate is registered in the Certificate Register, and (b) with respect to a Note, the Person in whose name such Note is registered in the Note Register; provided that a Beneficial Owner of a Note shall be deemed a Holder of such Note as provided in Section 13.17.

“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indenture” means the Indenture, dated as of January 7, 2010, between the Issuer and the Trustee, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Independent” means, when used with respect to any specified Person, the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Trust Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, trustee, partner, director or person performing similar functions.

“Independent Accountants” shall have the meaning provided in Section 9.05.

“Ineligible Loan” shall have the meaning provided in Section 11.01.

“Initial Class A Principal Balance” means $148,500,000.

“Initial Class B Principal Balance” means $42,000,000.

“Initial Class C Principal Balance” means $31,000,000.

“Initial Subordinated Principal Balance” means $56,921,299.

“Initial Loans” means those Loans conveyed to the Issuer on the Closing Date and identified for inclusion in the Collateral on the initial List of Loans required to be delivered pursuant to Section 2.02(d).

“Initial Loan Assets” means any assets acquired by the Issuer from the Trust Depositor on the Closing Date pursuant to Section 2.01, which assets shall include the Trust Depositor’s right, title and interest in the following:

(i) the Initial Loans listed in the initial List of Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Closing Date and all Insurance Proceeds, Liquidation Proceeds, Released Mortgaged Property Proceeds and other recoveries thereon, in each case as they arise after the Closing Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) the Transaction Accounts and the Concentration Accounts, together with all cash and investments in each of the foregoing but only to the extent, in respect of the Concentration Accounts, relating to the Loans;

(v) all collections and records (including Computer Records) with respect to the foregoing;

(vi) all documents relating to the applicable Loan Files; and

(vii) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Initial Purchaser” means Wells Fargo Securities, LLC.

“Insolvency Event” means, with respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person’s affairs, which decree or order shall remain unstayed or undismissed and in effect for a period of 30 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or the taking of possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Insurance Policy” means, with respect to any Loan, an insurance policy covering liability and physical damage to or loss of the applicable Related Property, including, but not limited to, title, hazard, life, accident and/or flood insurance policies.

“Insurance Proceeds” means any amounts payable or any payments made on or with respect to a Loan or the Related Property under any Insurance Policy which are not applied or paid by the Obligor, the Servicer or, in the case of Third Party Agented Loans, the party primarily responsible for servicing such Loans, as applicable, to the restoration or repair of the Related Property or released to the Obligor, another creditor or any other Person in accordance with the Applicable Law, the Required Loan Documents, the Credit and Collection Policy, the Servicing Standard and this Agreement, net of costs of collection.

“Interest Amount” means, with respect to any Distribution Date, the Class A Interest Amount, the Class B Interest Amount and the Class C Interest Amount payable on such Distribution Date, as applicable.

“Interest Collection Account” means a sub-account of the Principal and Interest Account established and maintained pursuant to Section 7.03(a).

“Interest Collections” means the aggregate of:

(a) amounts deposited into the Principal and Interest Account in respect of:

(i) all payments received on or after the Closing Date on account of interest on the Loans (including Finance Charges, fees and the deferred interest component of a PIK Loan) and all late payment, default and waiver charges; and

(ii) the interest portion of any amounts received (x) in connection with the purchase or repurchase of any Loan (but which shall exclude interest on Loans accrued to the date of acquisition thereof by the Issuer purchased with Principal Collections or Unused Proceeds or that the Servicer has designated will be treated as Principal Collections) and the amount of any adjustment for Substitute Loans and (y) as Scheduled Payment Advances (if any); plus

(b) investment earnings on funds invested in Permitted Investments in the Transaction Accounts; minus

(c) the amount of any losses incurred in connection with investments in Permitted Investments in the Transaction Accounts.

“Interest Coverage Amount” means, for any Due Period, (a) the amount received in cash or scheduled to be received in cash as Interest Collections during such Due Period, minus (b) all amounts payable on the related Distribution Date pursuant to clauses (1) through (3) set forth in Section 7.05(a); provided that for purposes of calculating the Interest Coverage Ratio, (i) scheduled Interest Collections will not include any amount scheduled to be received on Defaulted Loans and (ii) the expected interest income on Floating Rate Loans and Permitted Investments will be calculated using the then-current interest rate applicable thereto.

“Interest Coverage Ratio” means, on any Determination Date occurring after the first Determination Date, the ratio (expressed as a percentage) of (x) an amount equal to the Interest Coverage Amount for the Interest Period to which such Determination Date relates to (y) an amount equal to the Class A Interest Amount plus the Class B Interest Amount for the Distribution Date immediately following such Determination Date.

“Interest Coverage Test” means on any Determination Date after the first Determination Date that the Interest Coverage Ratio equals or exceeds 110.0%.

“Interest Period” means, for the first Distribution Date, the period commencing on the Closing Date and ending on and including the day before the first Distribution Date; and thereafter, the period commencing on a Distribution Date and ending on and including the day before the next Distribution Date.

“Investment Earnings” means the investment earnings (net of losses and investment expenses) on amounts on deposit in the Principal and Interest Account, the Note Distribution Account, the Unused Proceeds Account and the Exposure Reserve Account, to be credited to the Principal and Interest Account on the applicable Distribution Date pursuant to Section 7.01 and Section 7.03.

“Irish Paying Agent” means initially, the Paying Agent in Ireland appointed by the Issuer pursuant to Section 3.03 of the Indenture, and any successor Paying Agent appointed by the Issuer pursuant to such Section 3.03 of the Indenture.

“Irish Stock Exchange” means the Irish Stock Exchange and any successor securities exchange thereto on which the Offered Notes may be listed for trading.

“Issuer” means the trust created by the Trust Agreement and funded pursuant to this Agreement.

“IXIS Warehouse Transaction” means the Secured Loan and Servicing Agreement, dated as of August 26, 2005 (as amended or supplemented from time to time), by and among NewStar Short-Term Funding LLC, as borrower, NewStar Financial, Inc., as originator and servicer, MMP-5 Funding, LLC, as lender, IXIS Financial Products Inc., as administrative agent, and U.S. Bank National Association, as trustee, and related transaction documents.

“Joinder Agreement” means the Joinder in Intercreditor and Concentration Account Administration Agreement, dated as of January 7, 2010, by U.S. Bank National Association, as Trustee for NewStar Commercial Loan Trust 2009-1, and the Issuer, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“LIBOR” shall have the meaning provided in Section 7.06.

“LIBOR Determination Date” shall have the meaning provided in Section 7.06.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Liquidation Expenses” means, with respect to any Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any Subservicer) and any reasonably allocated costs of counsel (if any), in each case in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any Related Property securing such Loan upon or after the expiration or earlier termination of such Loan and other out-of-pocket costs related to the liquidation of any such Related Property, including the attempted collection of any amount owing pursuant to such Loan if it is a Defaulted Loan, and, if requested by the Trustee, the Servicer must provide to the Trustee a breakdown of the Liquidation Expenses for any Loan along with any supporting documentation therefor.

“Liquidation Proceeds” means, with respect to any Defaulted Loan, whatever is receivable or received when such Loan or the Related Property is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all amounts representing late fees and penalties relating thereto net of, without duplication, (a) Liquidation Expenses relating to such Loan or Related Property reimbursed to the Servicer therefrom pursuant to the terms of this Agreement and (b) amounts required to be released to other creditors, including any other costs, expenses and taxes, or the related Obligor or grantor pursuant to applicable law or the governing Required Loan Documents.

“Liquidation Report” shall have the meaning provided in Section 5.03(d).

“List of Loans” means the list identifying each Loan constituting part of the Loan Assets, which list shall consist of the initial List of Loans reflecting the Initial Loans transferred to the Issuer on the Closing Date, together with any Subsequent List of Loans amending the most current List of Loans reflecting the Additional Loans or Substitute Loans transferred to the Issuer on the related Cut-Off Date (together with, if applicable, a deletion from such list of the related Loan or Loans identified on the corresponding Addition Notice with respect to which a Substitution Event has occurred), and which list in each case (a) identifies by account number each Loan included in the Collateral, and (b) sets forth as to each such Loan (i) the Outstanding Loan Balance as of the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of Additional Loans or Substitute Loans, (ii) the maturity date and (iii) whether such Loan is a Third-Party Agented Loan (and the name of the agent thereunder), and which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit G.

“Loan” means, to the extent transferred by the Trust Depositor to the Issuer, an individual loan to an Obligor, or portion thereof made or purchased by the Originator including, as applicable, Agented Loans, Third Party Agented Loans and Participated Loans.

“Loan Assets” means, collectively and as applicable, the Initial Loan Assets, the Substitute Loan Assets and the Additional Loan Assets, as applicable.

“Loan Checklist” means the list delivered by the Trust Depositor to the Trustee pursuant Section 2.08 of this Agreement that identifies the type of Loan (i.e., whether such Loan is an Agented Loan, a Third-Party Agented Loan and/or a Noteless Loan) and the items contained in the related Loan File.

“Loan File” means, with respect to any Loan and Related Property, each of the Required Loan Documents and duly executed originals (to the extent required by the Credit and Collection Policy and the Servicing Standard) and copies of any other Records relating to such Loan and Related Property.

“Loan Rate” means, for each Loan and Due Period, the current cash pay interest rate for such Loan in such period, as specified in the Underlying Notes or related Required Loan Documents.

“Loan Rate Index” means (a) in the case of a Floating Prime Rate Loan, the Underlying Prime Rate, (b) in the case of a Floating LIBOR Rate Loan, the Underlying LIBOR Rate, and (c) in the case of a Fixed Rate Loan, a fixed rate of interest.

“Loan Register” means, with respect to each Noteless Loan, the register in which the Obligor (acting as an agent of the holder of such Noteless Loan) or the agent or collateral agent on such Loan will record, among other things, (i) the amount of such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (iii) the amount of any sum in respect of such Loan received from the Obligor and each lender’s share thereof, (iv) the date of origination of such Loan and (v) the maturity date of such Loan.

“Loan Sale Agreement” means the Commercial Loan Sale Agreement, dated as of the date hereof, between the Originator and the Trust Depositor, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“London Banking Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market and which is a Business Day.

“Majority Noteholders” means, as of any date of determination (a) prior to the payment in full of the Offered Notes, the Noteholders evidencing more than 50% of the aggregate Outstanding Principal Balance of all Offered Notes (voting as a single class), (b) from and after the payment in full of the Offered Notes, the Holder or Holders of Class C Notes evidencing more than 50% of the aggregate Outstanding Principal Balance of the Class C Notes, and (c) from and after the payment in full of the Rated Notes, the Holder or Holders of Subordinated Notes evidencing more than 50% of the aggregate Outstanding Principal Balance of the Subordinated Notes.

“Make-Whole Period” means the period of time beginning on the first day after the last day of the Non-Call Period and ending on the earlier to occur of (i) the Distribution Date occurring in July, 2012 or (ii) the first day that the Outstanding Principal Balance of the Class A Notes is equal to or less than $22,275,000 (after giving effect to all payments of principal scheduled to be paid on the Class A Notes on such day pursuant to Section 7.05(b) (assuming that no Optional Redemption or Refinancing occurred on such day)).

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

“Market Value” means as of any date of determination, for a Loan (including a Defaulted Loan):

(a) the average of the bid side prices as determined by Loan Pricing Corporation or Loan X Mark-It Partners or any other nationally recognized loan or note obligation pricing service selected by the Servicer;

(b) if a value cannot be obtained by the Servicer exercising reasonable efforts pursuant to the means contemplated by clause (a), the value determined in the following order of priority: (i) the average of the bid side prices (obtained no more than 5 Business Days prior to such date) obtained by the Servicer from three unaffiliated nationally recognized brokers or dealers in the relevant market that are independent from each other and from the Servicer, and (ii) if the foregoing set of prices cannot be obtained by the Servicer exercising reasonable efforts, the lower of the bid side prices (obtained no more than 5 Business Days prior to such date) obtained by the Servicer from two unaffiliated nationally recognized brokers or dealers in the relevant market that are independent from each other and from the Servicer and (iii) if the foregoing set of prices cannot be obtained by the Servicer exercising reasonable efforts, the bid side price (obtained no more than 5 Business Days prior to such date) obtained by the Servicer from one unaffiliated nationally recognized broker or dealer in the relevant market that is independent from the Servicer; or

(c) if a value cannot be obtained by the Servicer exercising reasonable efforts pursuant to the means contemplated by clauses (a) or (b), the value determined as the bid side market value of such Loan as reasonably determined by the Servicer consistent with the Servicing Standard and certified by the Servicer to the Trustee; provided that if such Loan has a public rating from Moody’s or S&P, the Market Value of such Loan for a period of 30 days after such date of determination shall be the lower of:

(i) the bid side market value thereof as reasonably determined by the Servicer consistent with the Servicing Standard and certified by the Servicer to the Trustee; and

(ii) the higher of (A) 70% multiplied by the outstanding par amount of such Loan and (B) the applicable Moody’s Recovery Rate multiplied by the Outstanding Loan Balance of such Loan;

and, following such 30 day period, the Market Value of such Loan shall be zero; provided, further, that to the extent the Servicer (or any Successor Servicer) is not a registered investment adviser under the U.S. Investment Advisers Act of 1940, as amended, then the Servicer’s determination of any bid side market value pursuant to clause (c)(i) hereof shall not be higher than the bid side market value contemporaneously determined by the Servicer for such asset in relation to any other account or portfolio for which the Servicer serves as investment adviser.

“Material Covenant Default” means a default by an Obligor with respect to any Loan, and subject to any grace periods contained in the related Underlying Loan Agreement, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Loan.

“Material Modification” means a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, by the Servicer with respect to a Loan which would not otherwise be permitted under the standards and criteria set forth in Section 5.02(e)(i).

“Measurement Date” means (i) during the Ramp-Up Period, each Cut-Off Date with respect to an Additional Loan or a Substitute Loan and each Determination Date, (ii) the Effective Date; and (iii) following the Ramp-Up Period, each Cut-Off Date with respect to any Substitute Loan, each Determination Date and each Monthly Measurement Date.

“Monthly Measurement Date” means, for each calendar month other than a month in which a Distribution Date occurs, the 13th day of such calendar month.

“Monthly Report” shall have the meaning provided in Section 9.01.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Equivalent Senior Unsecured Rating” means, with respect to any Loan as of any date of determination, the rating determined in the following order of priority:

(a) if the Obligor has a senior unsecured obligation with an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(b) if the preceding clause (a) does not apply, the Moody’s “issuer rating” for the Obligor;

(c) if the preceding clauses (a) and (b) do not apply, but the Obligor has a subordinated obligation with an Assigned Moody’s Rating, then:

(i) if such Assigned Moody’s Rating is at least “B3” (and, if rated “B3,” not on watch for downgrade), then the Moody’s Equivalent Senior Unsecured Rating will be the rating that is one rating subcategory higher than such Assigned Moody’s Rating; or

(ii) if such Assigned Moody’s Rating is less than “B3” (or rated “B3” and on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating will be such Assigned Moody’s Rating;

(d) if the preceding clauses (a), (b) and (c) do not apply, but the Obligor has a senior secured obligation with an Assigned Moody’s Rating, then:

(i) if such Assigned Moody’s Rating is at least “Caa3”(and, if rated “Caa3,” not on watch for downgrade), then the Moody’s Equivalent Senior Unsecured Rating will be the rating that is one subcategory below such Assigned Moody’s Rating; or

(ii) if such Assigned Moody’s Rating is less than “Caa3” (or rated “Caa3” and on watch for downgrade), then the Moody’s Equivalent Senior Unsecured Rating will be “C”;

(e) if the preceding clauses (a) through (d) do not apply, but such Obligor has a Moody’s corporate family rating, the Moody’s Equivalent Senior Unsecured Rating will be one rating subcategory below such Moody’s corporate family rating;

(f) if the preceding clauses (a) through (e) do not apply, but such Obligor has a senior unsecured obligation (other than a bank loan) with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Moody’s Equivalent Senior Unsecured Rating will be:

(i) one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB-” or higher; or

(ii) two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower;

(g) if the preceding clauses (a) through (f) do not apply, but the Obligor has a subordinated obligation (other than a bank loan) with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Assigned Moody’s Rating will be deemed to be:

(i) one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB-” or higher; or

(ii) two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower; and the Moody’s Equivalent Senior Unsecured Rating will be determined pursuant to clause (c) of this definition;

(h) if the preceding clauses (a) through (g) do not apply, but the Obligor has a senior secured obligation with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Assigned Moody’s Rating will be deemed to be:

(i) one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB-” or higher; or

(ii) two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower; and the Moody’s Equivalent Senior Unsecured Rating will be determined pursuant to clause (d) of this definition;

(i) if the preceding clauses (a) through (h) do not apply and each of the following clauses (i) through (viii) do apply, the Moody’s Equivalent Senior Unsecured Rating will be “Caa1”:

(i) neither the Obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings;

(ii) no debt securities or obligations of the Obligor are in default;

(iii) neither the Obligor nor any of its Affiliates has defaulted on any debt during the preceding two years;

(iv) the Obligor has been in existence for the preceding five years;

(v) the Obligor is current on any cumulative dividends;

(vi) the fixed-charge ratio for the Obligor exceeds 125% for each of the preceding two fiscal years and for the most recent quarter;

(vii) the Obligor had a net profit before tax in the past fiscal year and the most recent quarter; and

(viii) the annual financial statements of such Obligor are unqualified and certified by a firm of Independent Accountants, and quarterly statements are unaudited but signed by a corporate officer;

(j) if the preceding clauses (a) through (i) do not apply but each of the following clauses (i) and (ii) do apply, the Moody’s Equivalent Senior Unsecured Rating will be “Caa3”:

(i) neither the Obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings; and

(ii) no debt security or obligation of such Obligor has been in default during the past two years; and

(k) if the preceding clauses (a) through (j) do not apply and a debt security or obligation of the Obligor has been in default during the past two years, the Moody’s Equivalent Senior Unsecured Rating will be “Ca.”

Notwithstanding the foregoing, no more than 10% of the Aggregate Outstanding Pool Balance may be given a Moody’s Equivalent Senior Unsecured Rating based on a rating given by S&P as provided in clauses (f), (g) and (h) above as of any date of determination.

“Moody’s Industry Classification Group” means, as set forth in Annex C (as such annex may be updated from time to time), any of the Moody’s industry classification groups, any other additional classification groups established by Moody’s after the Closing Date with respect to the Initial Loans, and any classification groups that may be subsequently established by Moody’s after the Closing Date with respect to any Additional Loans or Substitute Loans and provided by the Servicer or the Issuer to the Trustee.

“Moody’s Non Senior Secured Loan” means any Loan that is neither (i) a Moody’s Senior Secured Loan nor (ii) a loan described in clause (d) of the definition of Moody’s Senior Secured Loan.

“Moody’s Obligation Rating” means, with respect to any Loan as of any date of determination, the rating determined in the following order of priority:

(a) with respect to a Moody’s Senior Secured Loan:

(i) if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating; or

(ii) if the preceding clause (a)(i) does not apply, the rating that is one rating subcategory above the Moody’s Equivalent Senior Unsecured Rating; and

(b) with respect to a Loan other than a Moody’s Senior Secured Loan:

(i) if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating; or

(ii) if the preceding clause (b)(i) does not apply, the Moody’s Equivalent Senior Unsecured Rating.

Notwithstanding the foregoing, if the Moody’s rating or ratings used to determine the Moody’s Obligation Rating are on watch for possible downgrade or upgrade by Moody’s, such rating or ratings will be adjusted downward by one subcategory (if on review for possible downgrade) or up one subcategory (if on review for possible upgrade).

“Moody’s Rating” means, with respect to any Loan, the rating assigned to such Loan by Moody’s; provided that prior to the time that such Loan has been assigned a rating by Moody’s, the Moody’s Rating of such Loan shall be deemed to be:

(a) with respect to a publicly-rated Moody’s Senior Secured Loan:

(i) if the Loan’s Obligor has a corporate family rating from Moody’s, such corporate family rating;

(ii) if the preceding clause does not apply, the Moody’s Obligation Rating of such Loan;

(iii) if the preceding clauses do not apply, the Moody’s rating that is one rating subcategory above the current outstanding Assigned Moody’s Rating for a senior unsecured obligation of the Obligor of such Loan; and

(iv) if the preceding clauses do not apply, the Moody’s rating that is one rating subcategory above the Moody’s Equivalent Senior Unsecured Rating of such Loan;

(b) with respect to a publicly-rated Moody’s Non Senior Secured Loan:

(i) if the Obligor has a senior unsecured obligation with an Assigned Moody’s Rating, such rating; and

(ii) if the preceding clause does not apply, the Moody’s Equivalent Senior Unsecured Rating of the Loan;

(c) with respect to a publicly-rated DIP Loan, the rating that is one rating subcategory below the Moody’s Obligation Rating thereof;

(d) with respect to any publicly-rated Rediscount Loan, the Moody’s rating thereof;

(e) if a Moody’s Rating cannot be determined pursuant to clauses (a) through (d) above, then at the election of the Servicer, if there are ratings on obligations of the Obligor by S&P, then the Moody’s Rating of such Loan will be the rating according to clause (a) above using such S&P ratings; provided that private bank loan ratings by S&P may not be used; provided, further, that such resulting rating will be reduced by (x) one rating subcategory if it is “BBB-” or higher and (y) two rating subcategories if it is “BB+” or lower; provided, further, that no more than 10% of the Aggregate Outstanding Pool Balance may be Loans given a Moody’s Rating based on a rating given by S&P as provided in this clause (e);

(f) if such Loan is not rated by Moody’s or S&P, and no other security or obligation of the Obligor is rated by Moody’s or S&P, or if the rating of such Loan is not addressed in any of clauses (a) through (e) above, then the Issuer or the Servicer on behalf of the Issuer shall present such Loan to Moody’s within ten Business Days following the acquisition thereof for an estimate of such Loan’s Moody’s Rating Factor, from which its corresponding Moody’s Rating shall be determined; provided that until such Moody’s Rating has been obtained the Moody’s Rating shall be deemed to be “Caa1;”

(g) in all cases, if the Moody’s rating or ratings used to determine the Moody’s Rating are on review for possible downgrade or upgrade by Moody’s, such rating or ratings will be adjusted (i) downward by one subcategory (if on review for possible downgrade) or (ii) up by one subcategory (if on review for possible upgrade); provided that for purposes of calculating the Moody’s Rating Factor only, if the Moody’s rating or ratings used to determine the Moody’s Rating are on review for possible downgrade or upgrade by Moody’s, such rating or ratings will be adjusted (x) downward by one subcategory (if on outlook negative), (y) downward by two subcategories (if on review for possible downgrade) or (z) up by one subcategory (if on review for possible upgrade); and

(h) the Moody’s Rating may, in the Servicer’s discretion, be determined in accordance with Annex B hereto as of the Cut-Off Date for such Loan, subject to the satisfaction of the qualifications set forth therein; provided that no more than 10% of the Aggregate Outstanding Loan Balance may, at any one time, be composed of Loans included in the Collateral as of such date that have a Moody’s Rating determined under this clause (h). The Servicer shall re-determine and report to Moody’s (with a copy to cdomonitoring@moodys.com) the Moody’s Rating for each Loan with a Moody’s Rating determined under this clause (h) within 30 days after receipt of quarterly audited financial statements from the related Obligor.

“Moody’s Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that Moody’s shall have provided written notice that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not (in and of itself) result in a reduction or withdrawal of the then-current rating by Moody’s with respect to any Outstanding Class of Rated Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Moody’s Rating Factor” means, for any Loan with a Moody’s Rating, the number set forth below under the heading “Moody’s Rating Factor” across from the Moody’s Rating of such Loan or, in the case of a rating assigned by Moody’s at the request of the Issuer (or the Servicer on behalf of the Issuer), the Moody’s Rating Factor as assigned by Moody’s.

Moody’s Rating of Loan	Moody’s Rating Factor
Aaa (1)	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1,350
Ba3	1,766
B1	2,220
B2	2,720
B3	3,490
Caa1	4,770
Caa2	6,500

Moody’s Rating of Loan	Moody’s Rating Factor
Caa3	8,070
Ca	10,000
C	10,000

(1)	Includes any security issued or guaranteed as to the payment of principal and interest by the United States government or any agency or instrumentality thereof.

“Moody’s Recovery Rate” With respect to any Loan as of any date of determination, the recovery rate determined in accordance with the following, in the following order of priority:

(a) if the Loan has been specifically assigned a recovery rate by Moody’s (for example, in connection with the assignment by Moody’s of an estimated rating), such recovery rate;

(b) if the preceding clause does not apply to a Loan and such Loan is a Moody’s Senior Secured Loan or a Moody’s Non Senior Secured Loan, the rate determined pursuant to the table below based on the number of rating subcategories difference between the Loan’s Moody’s Obligation Rating and its Moody’s Rating (for purposes of clarification, if the Moody’s Obligation Rating is higher than the Moody’s Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody’s Ratings Subcategories Difference Between the Moody’s Obligation Rating and the Moody’s Rating	Moody’s Senior Secured Loans	Moody’s Non Senior Secured Loans
+2 or more	60.0%	45.0%
+1	50.0%	42.5%
0	45.0%	40.0%
-1	40.0%	30.0%
-2	30.0%	15.0%
-3 or less	20.0%	10.0%

provided that a Loan that is a Moody’s Second Lien Loan shall, for purposes of the Moody’s Recovery Rate, (x) if the Moody’s Obligation Rating of such Loan is greater than or equal to the Moody’s corporate family rating, be treated as a Moody’s Senior Secured Loan and (y) if the Moody’s Obligation Rating of such Loan is less than the Moody’s corporate family rating, be treated as a Moody’s Non Senior Secured Loan;

(c) if no recovery rate has been specifically assigned with respect to a Loan pursuant to clauses (a) or (b) above, and the Loan is a DIP Loan, 50%; and

(d) if no recovery rate has been specifically assigned with respect to a Loan pursuant to clauses (a) through (c) above, the Moody’s Recovery Rate shall be the lower of (x) the Servicer’s internal recovery rate or (y) the recovery rate as determined in accordance with the table below:

Type of Loan	Moody’s Recovery Rate
U.S. or Canadian Obligor senior secured, first priority, first lien and first out	50%
U.S. or Canadian Obligor second lien, first lien and last out, all other senior secured	40%
U.S. or Canadian Obligor senior, unsecured loan	30%
U.S. or Canadian Obligor senior subordinated or junior subordinated	15%
Non-U.S., Non-Canadian Obligor any loan	0%

provided that Moody’s shall have the right (in its sole discretion) to issue a recovery rate assigned by one of its credit analysts, in which case such recovery rate provided by such credit analyst shall be the applicable Moody’s Recovery Rate.

“Moody’s Second Lien Loan” means a Second Lien Loan that (i) is secured by a lien or security interest other than a first priority lien or security interest, (ii) is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Second Lien Loan or (iii) is a Loan of the type described in clause (d)(ii) of the definition of Moody’s Senior Secured Loan.

“Moody’s Senior Secured Loan” means

(a) a Loan that:

(i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan,

(ii) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan, and

(iii) the value of the collateral securing the Loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Servicer) to repay the Loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral, or

(b) a Loan that:

(i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan, other than, with respect to a Loan described in clause (a) above, with respect to the liquidation of such Obligor or the collateral for such loan,

(ii) is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan, and

(iii) the value of the collateral securing the Loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Servicer) to repay the Loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a first or second lien or security interest in the same collateral, or

(c) if the Loan is as described in clause (b) above and if the Loan has an Assigned Moody’s Rating, such Assigned Moody’s Rating is not lower than the Loan’s Moody’s corporate family rating, or

(d) the Loan is not:

(i) a DIP Loan,

(ii) a Loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof, or

(iii)	a type of Loan that Moody’s has identified as having unusual terms and with respect to which its Moody’s Recovery Rate has been or is to be determined on a case-by-case basis, or

(e) if the Loan is a First Lien Loan or a Second Lien Loan, the Issuer or the Servicer on behalf of the Issuer has applied to Moody’s for a Moody’s credit estimate within 10 Business Days after the purchase thereof.

“Moody’s Weighted Average Rating” means, as of any Measurement Date, the number obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its Moody’s Rating Factor as of such date, by (b) the aggregate Outstanding Loan Balance of all Loans owned by the Issuer as of such date.

“Moody’s Weighted Average Recovery Rate” means, as of any Measurement Date, the percentage (rounded up to the first decimal place) obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its Moody’s Recovery Rate, by (b) the aggregate Outstanding Loan Balance of all Loans owned by the Issuer as of such date.

“Mortgage” means the mortgage, deed of trust or other instrument creating a Lien on a Mortgaged Property, including the Assignment of Leases and Rents related thereto.

“Mortgaged Property” means the underlying real property and any improvements thereon on which a Lien is granted to secure a Commercial Real Estate Loan.

“NewStar” means NewStar Financial, Inc., a Delaware corporation, together with its successors in interest.

“NewStar CP Funding LLC” means NewStar CP Funding LLC, a Delaware limited liability company and a wholly owned subsidiary of NewStar.

“Non-Call Period” means the time period beginning on the Closing Date and ending on the day before the Distribution Date occurring in July, 2011.

“Nonrecoverable Advance” means any Scheduled Payment Advance or Servicing Advance, as applicable, previously made in respect of a Loan or any Related Property that, as determined by the Servicer in its reasonable, good faith judgment, will not be ultimately recoverable from subsequent payments or collections with respect to the applicable Loan including, without limitation, payments or reimbursements from the related Obligor, Insurance Proceeds, Released Mortgaged Property Proceeds or Liquidation Proceeds on or in respect of such Loan or Related Property.

“Note” means any one of the notes of the Issuer of any Class executed and authenticated in accordance with the Indenture.

“Note Distribution Account” means the non-interest bearing trust account so designated and established and maintained pursuant to Section 7.01.

“Note Interest Rate” means, as the context requires, any of the Class A Note Interest Rate, the Class B Note Interest Rate or the Class C Note Interest Rate.

“Note Register” shall have the meaning provided in Section 4.02(a) of the Indenture.

“Noteholder” means each Person in whose name a Note is registered in the Note Register; provided that a beneficial owner of a Note shall be deemed a Holder of such Note as provided in Section 13.17.

“Noteholder Make-Whole” means, upon any Optional Redemption or Refinancing during the Make-Whole Period, collectively an amount to be paid:

(i) to the Holders of the Class A Notes then Outstanding (respectively and pro rata based on each such Holder’s respective Percentage Interest) equal to the present value of all payments of Class A Interest Amount that would have been paid in respect of the Class A Notes (discounted based on Three Month LIBOR + 0.5% as of the date of such Optional Redemption or Refinancing) on each Distribution Date from the date of such Optional Redemption or Refinancing to (and including) the Distribution Date that would have occurred in July, 2012, assuming that no payments of principal were made in respect of the Class A Notes during such period and

(ii) to the Holders of the Class B Notes then Outstanding (respectively and pro rata based on each such Holder’s respective Percentage Interest) equal to the present value of all payments of Class B Interest Amount that would have been paid in respect of the Class B Notes (discounted based on Three Month LIBOR + 0.5% as of the date of such Optional Redemption or Refinancing) on each Distribution Date from the date of such Optional Redemption or Refinancing to (and including) the Distribution Date that would have occurred in July, 2012, assuming that no payments of principal were made in respect of the Class B Notes during such period;

provided that the Outstanding Principal Balance of the Class A Notes and the Class B Notes shall be determined hereunder after giving effect to all payments of principal scheduled to be paid on any such Notes on such Redemption Date or Refinancing Date pursuant to Section 7.05 (assuming that no Optional Redemption or Refinancing occurred on such date); provided, further, that all Class A Interest Amount and Class B Interest Amount shall be determined hereunder based on Three Month LIBOR as of such Redemption Date or Refinancing Date.

“Noteless Loan” means a Loan with respect to which (a) the related Underlying Loan Agreement does not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (b) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to the Issuer.

“Notice of Substitution” shall have the meaning provided in Section 2.04(a)(ii).

“Obligor” means, with respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit of which the related Loan is principally underwritten.

“OCC” means the Office of the Comptroller of the Currency.

“Offered Notes” means the Class A Notes and the Class B Notes.

“Offering Memorandum” means the Offering Memorandum dated January 5, 2010, prepared in connection with the offer and sale of the Offered Notes.

“Officer’s Certificate” means a certificate delivered to the Trustee signed by the Chief Executive Officer, Chief Investment Officer, Chief Financial Officer or a Managing Director of, the designated manager of the Trust Depositor or of the Servicer, or by a Responsible Officer of the Owner Trustee (or another Person), on behalf of the Issuer, as required by this Agreement or any other Transaction Document.

“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel, or internal counsel (except with respect to federal securities law, tax law, bankruptcy law or UCC matters), for the Issuer, the Trust Depositor or the Servicer, including Dechert LLP or other counsel reasonably acceptable to the Owner Trustee or the Trustee, as the case may be.

“Optional Redemption” means a redemption of the Rated Notes pursuant to Section 10.01 of the Indenture.

“Originator” shall have the meaning provided in the Preamble.

“Outstanding” shall have the meaning provided in Section 1.01 of the Indenture.

“Outstanding Loan Balance” of a Loan means, with respect to any date of determination, the outstanding principal amount of such Loan, except that:

(a) the Outstanding Loan Balance of a Revolving Loan or a Delayed Draw Term Loan shall not include the Exposure Amount of such Loan;

(b) the Outstanding Loan Balance of any Equity Security owned by the Issuer shall be zero;

(c) the Outstanding Loan Balance of any Loan acquired by the Issuer for a purchase price that is less than 85% of the outstanding principal amount of such Loan or portion thereof transferred to the Issuer as of the Closing Date or the Cut-Off Date, as applicable, shall be the purchase price (expressed as a percentage of par) paid for such Loan multiplied by the outstanding principal amount thereof;

(d) (i) the Outstanding Loan Balance of a PIK Loan shall not include any Accreted Interest with respect thereto and, (ii) for purposes of calculating the Overcollateralization Amount only, the Outstanding Loan Balance of a PIK Loan (other than a Permitted PIK Loan) that has been has been deferring interest or paying interest through an addition to the principal amount thereof for (1) the lesser of six consecutive months or one missed payment period (if such PIK Loan has a Moody’s Rating lower than “Baa3”) or (2) the lesser of one year or two missed payment periods (if such PIK Loan has a Moody’s Rating of “Baa3” or higher) shall be the lower of (x) the Market Value of such PIK Loan and (y) the applicable Moody’s Recovery Rate multiplied by the outstanding principal amount of such PIK Loan;

(e) for purposes of determining the Overcollateralization Amount only, the Outstanding Loan Balance of any Caa1 Excess Loan shall be the lower of (1) 70% of the outstanding principal amount of such Loan and (2) the Market Value of such Loan; and

(f) for purposes of determining the Overcollateralization Amount only, the Outstanding Loan Balance of any Defaulted Loan shall be the lower of (i) the Market Value of such Defaulted Loan and (ii) the applicable Moody’s Recovery Rate multiplied by the outstanding principal amount of such Defaulted Loan; provided that the Principal Balance of any such Defaulted Loan owned by the Issuer for more than three years after it first becomes a Defaulted Loan will be zero.

“Outstanding Principal Balance” means, as of date of determination and with respect to any Notes, the original principal amount of such Notes on the Closing Date, as reduced by all amounts paid by the Issuer with respect to such principal amount up to such date.

“Owner Trustee” means the Person acting, not in its individual capacity, but solely as Owner Trustee, under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Overcollateralization Amount” means, on any Determination Date, an amount equal to the sum (without duplication) of (a) the amount of Transfer Deposit Amount on deposit (held as either cash or Permitted Investments) in the Principal Collection Account that is not required to be applied as Principal Collections pursuant to Section 7.05(b) on the immediately following Distribution Date plus (b) the Aggregate Outstanding Loan Balance.

“Overcollateralization Ratio” means, on any Determination Date, the ratio (expressed as a percentage) of (x) the Overcollateralization Amount on such date to (y) an amount equal to the Outstanding Principal Balance of the Class A Notes plus the Outstanding Principal Balance of the Class B Notes after giving effect to all payments of principal scheduled to be paid on any such Notes on the immediately following Distribution Date pursuant to Section 7.05(b).

“Overcollateralization Test” means on any Determination Date that the Overcollateralization Ratio equals or exceeds 144.35%.

“Participated Loans” means the Loans in which the Issuer holds a Participation interest as of the Closing Date or the related Cut-Off Date (if after the Closing Date), as the case may be.

“Participation” means an undivided 100% participation interest granted by the Originator in and to the Participated Loans and all Related Property therefor.

“Paying Agent” shall have the meaning provided in Section 3.03 of the Indenture and Section 3.09 of the Trust Agreement.

“Percentage Interest” means, for the Holder of any Note of any Class, the fraction, expressed as a percentage, the numerator of which is the then current Outstanding Principal Balance represented by such Note and the denominator of which is the then current Outstanding Principal Balance of all Notes of the applicable Class.

“Permitted Holders” means (i) any of Corsair Capital, LLC and Capital Z Partners, Ltd., or (ii) any Person or group of Persons that controls, is controlled by, or is under common control with, any of the foregoing, including without limitation, any fund that is an Affiliate of Corsair Capital, LLC or Capital Z Partners, Ltd. and/or managed by Corsair Capital, LLC or Capital Z Partners, Ltd. or any of their Affiliates.

“Permitted Investments” means negotiable instruments or securities or other investments (a) which, except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) that, as of any date of determination, mature by their terms on or prior to the Distribution Date immediately following such date of determination (except as may otherwise be expressly required by this Agreement), and (c) that evidence:

(i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Issuer’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s and S&P in the Highest Required Investment Category granted by Moody’s and S&P;

(iii) corporate, non-extendable commercial paper having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by Moody’s and S&P;

(iv) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1+” respectively;

(v) notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi) investments in taxable money market funds or other regulated investment companies having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from Moody’s or S&P or otherwise subject to satisfaction of the Rating Agency Condition;

(vii) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by Moody’s and S&P;

(viii) Eligible Repurchase Obligations with a rating of the Highest Required Investment Category from Moody’s and a rating of “A-1” or higher from S&P; or

(ix) any negotiable instruments or securities or other investments subject to satisfaction of the Rating Agency Condition.

Permitted Investments shall not include any instrument, security or investment (1) that was purchased at a price (excluding accrued interest) in excess of 100% of par, (2) that is subject to substantial non-credit risk as determined by the Servicer in its reasonable business judgment, (3) that is subject to a tender offer or other offer to exchange such instruments, security or investment for cash or another instrument, security or investment, (4) that is an interest only security or structured finance security or (5) that is subject to withholding tax if owned by the Issuer (unless the issuer thereof is required to make “gross up” payments to the Issuer covering the full amount of withholding tax). The Trustee may purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above.

“Permitted Liens” means

(i) with respect to the interest of the Originator, the Trust Depositor and the Issuer in the Loans included in the Collateral: (a) Liens in favor of the Trust Depositor created pursuant to the Loan Sale Agreement and transferred to the Issuer pursuant hereto, (b) Liens in favor of the Issuer created pursuant to this Agreement, (c) Liens in favor of the Trustee created pursuant to the Indenture and/or this Agreement, and (d) Liens, if any, which have priority over first priority perfected security interests in the Loans or any portion thereof under the UCC or any other Applicable Law; and

(ii) with respect to the interest of the Originator, the Trust Depositor and the Issuer in the other Collateral (including any Related Property): (a) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (b) purchase money security interests in certain items of equipment, (c) Liens for state, municipal and other local taxes if such taxes shall not at the time be due and payable or the validity or amount thereof is currently being contested by an appropriate Person in good faith by appropriate proceedings, (d) other customary Liens permitted with respect thereto consistent with the Credit and Collection Policy or the Servicing Standard, (e) Liens in favor of the Trust Depositor created by the Originator and transferred by the Trust Depositor to the Issuer pursuant to this Agreement, (f) Liens in favor of the Issuer created pursuant to this Agreement, (g) Liens in favor of the Trustee created pursuant to the Indenture and/or this Agreement, (h) Liens which have priority over first priority perfected security interests in the Collateral or any portion thereof under the UCC or any other Applicable Law, (i) with respect to Agented Loans and Third Party Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, and (j) with respect to any Equity Security, any Lien granted on such Equity Security to secure indebtedness of the related Obligor and/or any Lien granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor.

“Permitted PIK Loan” means a PIK Loan that carries a current cash pay interest rate of not less than LIBOR plus 2.5% per annum.

“Person” means any individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.

“PIK Loan” means a Loan (including any Permitted PIK Loan) that authorizes the Obligor to pay only a portion of the accrued and unpaid interest in cash on a current basis, the remainder of which is deferred and paid later together with interest thereon as a lump sum and is treated as Interest Collections at the time it is received.

“Pledge Exempt Equity Security” means any Equity Security with respect to which the pledge thereof or creation of a security interest therein in favor of the Trustee for the benefit of the Securityholders is prohibited by Applicable Law or restricted by the terms applicable to such Equity Security under such instrument or any governing document or any other contract applicable thereto.

“Portfolio Acquisition and Disposition Requirements” means, with respect to any acquisition (whether by purchase or substitution) or disposition of a Loan, each of the following conditions: (a) such Loan, if being acquired by the Issuer, is an Eligible Asset; (b) such Loan is being acquired or disposed of in accordance with the terms and conditions set forth in this Agreement; (c) the acquisition or disposition of such Loan does not result in a reduction or withdrawal of the then-current rating issued by any Rating Agency on any Class of Notes then Outstanding; and (d) such Loan is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; provided that, at any time, the Issuer (or the Servicer on its behalf) may elect by written notice to the Trustee and Moody’s to rely solely on the exemption from the 1940 Act provided by Section 3(c)(7) thereof in which case the Portfolio Acquisition and Disposition Requirements will no longer be applicable under any Transaction Document; provided, further, and for the avoidance of doubt, clause (c) above does not require any Rating Agency to undertake any review or other action not otherwise explicitly required by this Agreement.

“Portfolio Criteria” means each criterion set forth below:

(a) the Moody’s Weighted Average Rating is less than or equal to 3600;

(b) the Weighted Average Spread equals or exceeds 4.60%;

(c) the Weighted Average Spread of all Additional Loans equals or exceeds 4.75%;

(d) the Diversity Score equals or exceeds 30;

(e) the Weighted Average Life is less than or equal to 4.0 years;

(f) the Weighted Average Coupon equals or exceeds 8.0%;

(g) the Moody’s Weighted Average Recovery Rate equals or exceeds 49.0%;

(h) not more than 7.5% of the Aggregate Outstanding Pool Balance consists of Fixed Rate Loans;

(i) not more than 2.5% of the Aggregate Outstanding Pool Balance consists of Qualified Participated Loans;

(j) not more than 3.0% of the Aggregate Outstanding Pool Balance consists of Second Lien Loans;

(k) not more than 8.5% of the Aggregate Outstanding Pool Balance consists of Commercial Real Estate Loans;

(l) not more than 3.5% of the Aggregate Outstanding Pool Balance consists of Rediscount Loans;

(m) not more than 12.5% of the Aggregate Outstanding Pool Balance consists of Revolving Loans or Delayed Draw Term Loans;

(n) not more than 5.0% of the Aggregate Outstanding Pool Balance consists of Loans that pay interest less frequently than quarterly but at least annually;

(o) not more than 12.5% of the Aggregate Outstanding Pool Balance consists of Loans to Obligors that are classified in any single Moody’s Industry Classification Group, except that the aggregate Outstanding Loan Balance of Loans that are Loans to Obligors that are classified in any two Moody’s Industry Classification Groups may each be up to 15.0% of the Aggregate Outstanding Pool Balance;

(p) not more than 2.5% of the Aggregate Outstanding Pool Balance consists of Loans to Obligors organized under the laws of, or all or substantially all of the assets of which are located in, Canada; and

(q) not more than 3.0% of the Aggregate Outstanding Pool Balance consists of Loans to a single Obligor, except that the aggregate Outstanding Loan Balance of Loans that are Loans to any three Obligors may each be up to 3.5% of the Aggregate Outstanding Pool Balance.

“Prepayments” means any and all (a) prepayments, including prepayment premiums, on or with respect to a Loan (including, with respect to any Loan and any Due Period, any Scheduled Payment, Finance Charge or portion thereof that is due in a subsequent Due Period that the Servicer has received and expressly permitted the related Obligor to make in advance of its scheduled due date, and that will be applied to such Scheduled Payment on such due date), (b) Liquidation Proceeds, and (c) Insurance Proceeds.

“Principal and Interest Account” means the interest bearing trust account so designated and established and maintained pursuant to Section 7.03(a).

“Principal Collection Account” means a sub-account of the Principal and Interest Account established and maintained pursuant to Section 7.03(a).

“Principal Collections” means amounts deposited into the Principal and Interest Account in respect of payments received on or after the Closing Date in the case of the Initial Loans and the applicable Cut-Off Date in the case of any Additional Loans or Substitute Loans on account of principal of the Loans (other than principal payments received with respect to any Revolving Loan that are deposited into the Exposure Reserve Account), including (without duplication):

(a) the principal portion of:

(i) any Scheduled Payments and Prepayments; and

(ii) any amounts received (1) in connection with the purchase or repurchase of any Loan (which shall include interest on Loans accrued to the date of acquisition thereof by the Issuer purchased with Principal Collections or Unused Proceeds or that the Servicer has designated will be treated as Principal Collections) and the amount of any adjustment for Substitute Loans and (2) as Scheduled Payment Advances (if any);

(b) all Curtailments;

(c) all Liquidation Proceeds;

(d) Insurance Proceeds (other than amounts to be applied to the restoration or repair of the Related Property, or released or to be released to the Obligor or others);

(e) Released Mortgaged Property Proceeds and any other proceeds from any other Related Property securing the Loans (other than amounts released or to be released to the Obligor or others);

(f) all proceeds from Equity Securities included in the Collateral;

(g) all Sale Proceeds;

(h) amounts previously deposited in accordance with the procedures for the substitution of Loans that have not been applied to purchase one or more Substitute Loans and to fund the Exposure Reserve Account to the extent required in connection with the acquisition of such Substitute Loans within 90 days of their deposit into the Principal Collection Account; provided that prior to the expiration of 90 days after the deposit of such amounts into the Principal Collection Account, such amounts shall not be deemed to be Principal Collections for purposes of the requirement that all Principal Collections then held in the Principal Collection Account be transferred to the Note Distribution Account on each Distribution Date;

(i) any amounts directed by the Servicer to be transferred from the Exposure Reserve Account to the Principal Collection Account;

(j) all Unused Proceeds remaining in the Unused Proceeds Account as of the Effective Date; and

(k) all other amounts not specifically included in Interest Collections.

“Priority of Payments” means, collectively, the payments made on each Distribution Date in accordance with Section 7.05(a) and Section 7.05(b) or Section 7.05(c), as applicable.

“Proceeds” means, with respect to any Collateral, whatever is receivable or received when such Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Purchase Agreement” means the Purchase Agreement, dated as of January 7, 2010, among the Initial Purchaser, the Trust Depositor, the Issuer and the Originator, as amended, modified, restated, waived or supplemented from time to time.

“Qualified Institution” means (a) the corporate trust department of the Trustee or the corporate trust department of Wells Fargo Bank, National Association, or (b) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA–” and in the case of Moody’s, shall be “Aa3” or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+” and in the case of Moody’s, shall be “P-1,” (B) the parent corporation, if such parent corporation guarantees the obligations of the depository institution, of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA–” and in the case of Moody’s, shall be “Aa3” or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+” and in the case of Moody’s, shall be “P-1,” or (C) otherwise satisfies the Rating Agency Condition, and (ii) whose deposits are insured by the FDIC and satisfies the Rating Agency Condition.

“Qualified Participated Loan” means a Participated Loan acquired from an institution that is rated at least “A” by S&P and “A2” by Moody’s at the time of acquisition by the Issuer.

“Quarterly Report” has the meaning provided in Section 9.02.

“Ramp-Up Period” means the period commencing on the Closing Date and ending on the Effective Date.

“Rated Notes” means the Offered Notes and the Class C Notes.

“Rating Agency” means each of Moody’s and any other nationally recognized statistical rating organization, so long as such Persons maintain a rating on any of the Rated Notes; and if any of Moody’s or such other organization (if any) no longer maintains a rating on any of the Rated Notes, such other nationally recognized statistical rating organization, if any, selected by the Trust Depositor.

“Rating Agency Condition” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, that each applicable Rating Agency shall have given written notice that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not (in and of itself) result in a Ratings Effect.

“Ratings Effect” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a reduction or withdrawal of the then-current rating issued by a Rating Agency with respect to any Outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Record Date” means the day that is 15 calendar days preceding the related Distribution Date, Refinancing Date or Redemption Date, as applicable.

“Records” means all documents, books, records and other information (including without limitation, computer programs, tapes, disks, data processing software and related property and rights) executed in connection with the origination or acquisition of the Loans or maintained with respect to the Loans and the related Obligors that the Originator or the Servicer have generated, in which the Originator, the Trust Depositor, the Issuer, the Trustee or the Servicer have acquired an interest pursuant to the Transfer and Servicing Agreements or in which the Originator, the Trust Depositor, the Issuer, the Trustee or the Servicer have otherwise obtained an interest to the extent transferable, and subject to any confidentiality and/or transferability restrictions.

“Redemption Date” means any Distribution Date occurring after the end of the Non-Call Period and designated as such by the Issuer in connection with an Optional Redemption.

“Redemption Price” means, in connection with an Optional Redemption, pursuant to Section 10.01 of the Indenture, an amount equal to the sum (without duplication) of: (i) the then Outstanding Principal Balance of each Class of Rated Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date and all other amounts accrued and unpaid with respect thereto; plus (ii) all administrative and other fees, expenses, advances and other amounts accrued and payable or reimbursable in accordance with the Priority of Payments (including fees and expenses, if any, incurred by the Trustee and the Servicer in connection with any sale of Loans in connection with an Optional Redemption); plus (iii) any Noteholder Make-Whole payable in connection with such Optional Redemption.

“Rediscount Loan” means a Loan (which may be documented in legal form consistent with either a loan or a security) which arises from an extension of credit to an Obligor (including SPE Obligors), in connection with which the cash flows, priority of payment provisions, determinations of credit enhancement levels, performance triggers and legal opinions are consistent with those for issuances of asset backed loans or asset backed securities, as applicable, involving similar underlying pools of assets with similar characteristics as the specified pool of assets collateralizing such Rediscount Loan.

“Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Reference Date” means the day of each month that is the fifth Business Day prior to a Distribution Date.

“Refinancing” means a refinancing of the Rated Notes pursuant to Section 10.02 of the Indenture.

“Refinancing Date” means any Distribution Date occurring after the end of the Non-Call Period and designated as such by the Issuer in connection with a Refinancing.

“Refinancing Price” means, in connection with a Refinancing, pursuant to Section 10.02 of the Indenture, an amount equal to sum of (i) the then Outstanding Principal Balance of each Class of Rated Notes plus accrued and unpaid interest thereon to but excluding the Refinancing Date and all other amounts accrued and unpaid with respect thereto, plus (ii) all administrative and other fees, expenses, advances and other amounts then accrued and payable or reimbursable in accordance with the Priority of Payments (excluding any amounts payable to the Holder of the Subordinated Notes or to the Certificateholder); plus (iii) any Noteholder Make-Whole payable in connection with such Refinancing.

“Registered” means, with respect to any debt obligation, that such debt obligation was issued after July 18, 1984 and that is in registered form for purposes of the Code.

“Related Property” means, with respect to any Loan and as applicable in the context used, the interest of the Obligor, or the interest of the Originator, Trust Depositor or Issuer under the Loan, in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan (including, without limitation, Mortgaged Property and/or a pledge of the stock, membership or other ownership interests in the Obligor), including all Proceeds from any sale or other disposition of such property or other assets.

“Released Mortgaged Property Proceeds” means, as to any Loan secured by a Mortgaged Property, the proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the Lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which is not released to the Obligor, the grantor or another creditor in accordance with Applicable Law, the governing documents, the Credit and Collection Policy, the Servicing Standard and this Agreement, net of costs with respect thereto.

“Repossessed Property” means items of Related Property taken in the name of the Issuer or a subsidiary thereof as a result of legal action enforcing the Lien on the Related Property resulting from a default on the related Loan.

“Representative Amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

“Required Loan Documents” means, with respect to:

(a) all Loans in the aggregate:

(i) a blanket assignment of all of the Originator’s and Trust Depositor’s right, title and interest in and to all Related Property securing the Loans at any time transferred to the Issuer including, without limitation, all rights under applicable guarantees and Insurance Policies; such assignment shall be in the name of “U.S. Bank National Association, its successors and assigns, as Trustee under the Indenture, dated as of January 7, 2010, relating to NewStar Commercial Loan Trust 2009-1”;

(ii) irrevocable powers of attorney of the Originator, the Trust Depositor and the Issuer to the Trustee to execute, deliver, file or record and otherwise deal with the Related Property for the Loans at any time transferred to the Issuer. The powers of attorney will be delegable by the Trustee to the Servicer and any Successor Servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers;

(iii) blanket UCC-1 financing statements in respect of the Loans to be transferred to the Issuer as Collateral and naming the Issuer and the Trustee, as assignee of the Issuer, as “Secured Party” and the Trust Depositor as the “Debtor”;

(b) for each Loan (provided, however, that in the case of each Noteless Loan or Participated Loan, to the extent in the possession of the Originator or reasonably available to the Originator, copies of all documents and instruments described in clauses (b)(ii), (iii) and (iv) with respect to such Noteless Loan or Participated Loan):

(i) (x) other than in the case of a Noteless Loan or a Participated Loan, the original or, if accompanied by a “lost note” affidavit and indemnity, a copy of the Underlying Note, endorsed by the prior holder of record either in blank or to the Trustee (and evidencing an unbroken chain of endorsements from the prior holder thereof evidenced in the chain of endorsements to the Trustee), with any endorsement to the Trustee to be in the following form: “U.S. Bank National Association, its successors and assigns, as Trustee under the Indenture, dated as of January 7, 2010, relating to NewStar Commercial Loan Trust 2009-1,” and (y) in the case of a Noteless Loan or a Participated Loan, (A) a copy of each transfer document or instrument relating to such Noteless Loan or Participated Loan evidencing the assignment of such Noteless Loan or Participated Loan to the Originator, from the Originator to the Trust Depositor and from the Trust Depositor either to the Trustee or in blank, and (B) a copy of the related credit agreement, note purchase agreement or sale and servicing agreement (or equivalent agreement), as applicable;

(ii) originals or copies of each of the following, to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement (if separate from any Mortgage), Mortgage, sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Checklist;

(iii) if any Loan (other than an Agented Loan or a Third Party Agented Loan) is secured by a Mortgage:

(x) either (A) the original Mortgage, the original Assignment of Leases and Rents, if any, and the originals of all intervening assignments, if any, of the Mortgage and Assignments of Leases and Rents with evidence of recording thereon, (B) copies thereof certified by the Servicer, by closing counsel or by a title company or escrow company to be true and complete copies thereof where the originals have been transmitted for recording until such time as the originals are returned by the public recording office or (C) copies certified by the public recording offices where such documents were recorded to be true and complete copies thereof in those instances where the public recording offices retain the original or where the original recorded documents are lost; and

(y) an Assignment of Mortgage and of any other material recorded security documents (including any Assignment of Leases and Rents) in recordable form, executed by the prior holder of record, in blank or to the Trustee (and evidencing an unbroken chain of assignments from the prior holder of record to the Trustee), with any assignment to the Trustee to be in the following form: “U.S. Bank National Association, its successors and assigns, as Trustee under the Indenture, dated as of January 7, 2010, relating to NewStar Commercial Loan Trust 2009-1”;

(iv) other than for a Third Party Agented Loan, either (x) copies of the UCC-1 financing statements, if any, and any related continuation statements, showing the Obligor as debtor and the Originator as secured party or (y) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing but evidence of filing has not yet been received; and

(v) a copy of the related Loan Checklist.

“Responsible Officer” means, when used with respect to (a) the Owner Trustee or the Trustee, any officer assigned to the Corporate Trust Office (and, with respect to the Trustee, the CDO Group), including any Chief Executive Officer, President, Executive Vice President, Vice President, Assistant Vice President, Secretary, any Assistant Secretary, trust officer or any other officer of the Owner

Trustee or the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (b) the Trust Depositor, the Issuer, the Originator or the Servicer, the Chief Executive Officer, the Chief Investment Officer, the Chief Credit Officer, the Chief Financial Officer or any Managing Director thereof who is also a Servicing Officer of such Person or of the designated manager of such Person, as applicable.

“Reuters Screen LIBOR01” means the display page currently so designated as Reuters Screen LIBOR01 Page as reported on Bloomberg Financial Markets Commodities News (or a page that replaces Reuters Screen LIBOR01 Page for the purpose of displaying comparable rates).

“Revolving Loan” means a Loan that is a line of credit arising from an extension of credit by the Originator to or on behalf of an Obligor with a commitment that is fixed pursuant to the terms of the related Required Loan Documents.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“S&P Rating” means, with respect to any Loan, for determining the S&P Rating as of any Measurement Date:

(i) if there is an issuer credit rating of the Obligor of such Loan, or the guarantor who unconditionally and irrevocably guarantees such Loan, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on such Loan in the Collateral); or

(ii) if there is no issuer credit rating of the Obligor and such Loan is not rated by S&P, but another security or obligation of the Obligor is rated by S&P, then the S&P Rating of such Loan shall be determined as follows: (A) if there is a rating on a senior secured obligation of the Obligor, then the S&P Rating of such Loan shall be one rating subcategory below such rating; (B) if there is a rating on a senior unsecured obligation of the Obligor, then the S&P Rating of such Loan shall equal such rating; and (C) if there is a rating on a subordinated obligation of the Obligor, then the S&P Rating of such Loan shall be one rating subcategory above such rating;

provided that if the S&P Rating of a Loan cannot be determined pursuant to clause (i) or (ii) above, such Loan will not have an S&P Rating hereunder as of such Measurement Date.

“SAIF” means the Savings Association Insurance Fund, or any successor thereto.

“Sale Proceeds” means all proceeds received as a result of sales of Loans (other than Defaulted Loans) or Equity Securities pursuant to this Agreement, net of any sales, brokerage and related administrative or sales expenses of the Servicer or the Trustee in connection with any such sale.

“Scheduled Payment” means, with respect to any Loan, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Loan after (a) in the case of the Initial Loans, the Closing Date or (b) in the case of Additional Loans or Substitute Loans, the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Note and/or Required Loan Documents.

“Scheduled Payment Advance” means, with respect to any Distribution Date, the amounts, if any, deposited by the Servicer in the Principal and Interest Account for such Distribution Date in respect of Scheduled Payments (or portions thereof) pursuant to Section 5.09.

“Second Lien Loan”: means a Loan (or portion thereof) that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under the Loan, other than a First Lien Loan, and (ii) is secured by a valid and perfected security interest or lien on specified collateral securing the Obligor’s obligations under such Loan, which security interest or lien is not by its terms subordinate to the security interest or lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral; provided that with respect to clauses (i) and (ii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, such as, but not limited to, tax liens.

“Secured Parties” means, collectively, the Holders from time to time of the Notes, the Trustee, the Servicer and the Owner Trustee.

“Securities” means the Notes and the Certificate, or any of them.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholders” means, collectively, the Holders of the Notes and the Certificateholder.

“Servicer” means initially NewStar, or its successors in interest, until any Servicer Transfer hereunder or the resignation or permitted assignment by the Servicer and, thereafter, means the Successor Servicer appointed pursuant to Article VIII with respect to the duties and obligations required of the Servicer under this Agreement.

“Servicer Default” shall have the meaning specified in Section 8.01.

“Servicer Transfer” shall have the meaning specified in Section 8.02(c).

“Servicing Advances” means all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of any Related Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any Foreclosed Property or Repossessed Property, (d) compliance with its obligations under this Agreement and other Transaction Documents and (e) services rendered in connection with the liquidation of a Loan (other than Liquidation Expenses), for all of which costs and expenses the Servicer is entitled to reimbursement with interest thereon as provided in this Agreement.

“Servicing Fee” shall have the meaning provided in Section 5.11.

“Servicing File” means, for each Loan, the following documents or instruments:

(a) copies of each of the Required Loan Documents;

(b) with respect to any Commercial Real Estate Loan:

(i) the originals or copies of any environmental indemnity agreement;

(ii) the Appraisal or Appraisals relating to the related Mortgaged Property;

(iii) any Environmental Site Assessment in the possession of the Servicer relating to the related Mortgaged Property; and

(c) any other portion of the Loan File which is not part of the Required Loan Documents.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

“Servicing Standard” means, with respect to any Loans and all other assets included in the Collateral, to service and administer such Loans other assets in the Collateral in accordance with the Underlying Loan Agreements (as applicable) and all customary and usual servicing practices (A) which are consistent with the higher of: (x) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Loans and other assets in the Collateral for its own account, and (y) the same care, skill, prudence and diligence with which the Servicer services and administers loans and other assets for its own account or for the account of others; (B) with a view to maximize the value of the Loans and other assets in the Collateral; and (C) without regard to: (1) any relationship that the Servicer or any Affiliate of the Servicer may have with any Obligor or any Affiliate of any Obligor, (2) the Servicer’s obligations to incur servicing and administrative expenses with respect to a Loan or other assets in the Collateral, (3) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, (4) the ownership by the Servicer or any Affiliate of any Loans or Equity Securities, (5) the ownership, servicing or management for others by the Servicer of any other Loans, Equity Securities or property by the Servicer or (6) any relationship that the Servicer or any Affiliate of the Servicer may have with any holder of mezzanine loans of the Obligor with respect to such Loans or Equity Securities.

“Servicing Transfer Costs” means costs and expenses, if any, incurred by the Trustee or by the Successor Servicer in connection with the transfer of servicing to the Successor Servicer, which shall not exceed $100,000 in the aggregate for any given servicing transfer.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“SPE Obligor” means, with respect to any Loan, an Obligor that is organized as a special purpose entity and is not an operating company.

“Specified Amendment” means, with respect to any Loan, any waiver, modification, amendment or variance of such Loan that affects any term of such Loan in a manner that would:

(a) modify the amortization schedule with respect to such Loan in a manner that causes the net present value, calculated in accordance with the Credit and Collection Policy, of such Loan to change by more than 10%; or

(b) (i) reduce the cash spread or coupon payable by the Obligor thereunder by more than 200 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Loan or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification) and (ii) immediately prior to executing such amendment, waiver or modification, the “interest coverage ratio” (or such comparable term) as set forth in the related Underlying Loan Agreement is less than 125%; or

(c) extend the stated maturity date of such Loan by more than 24 months; or

(d) contractually or structurally subordinate such Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Related Property securing such Loan;

(e) release any party from its obligations under such Loan, if such release would have a material adverse effect on the Loan; or

(f) reduce the principal amount of the applicable Loan.

“Stated Maturity” means July 30, 2018.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq., as the same may be amended from time to time.

“Subordinated Note” means the NewStar Commercial Loan Trust 2009-1 Subordinated Note, issued pursuant to the Indenture.

“Subordinated Noteholder” means each Person in whose name a Subordinated Note is registered in the Note Register.

“Subsequent List of Loans” means a list, in the form of the initial List of Loans delivered on the Closing Date, but listing each Additional Loan or Substitute Loan, as the case may be, transferred to the Issuer from time to time.

“Subservicer” means any direct or indirect wholly owned subsidiary of NewStar that NewStar has identified as a subservicer or additional collateral agent or any other Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.02(b) of this Agreement in respect of the qualification of a Subservicer.

“Subservicing Agreement” means any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Loans as provided in this Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Trustee.

“Substitute Loan” means one or more Eligible Loans transferred by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer under and in accordance with Section 2.04 and identified in the related Addition Notice.

“Substitute Loan Assets” means any assets acquired by the Issuer in connection with a substitution of one or more Substitute Loans pursuant to Section 2.04, which assets shall include the Trust Depositor’s right, title and interest in the following:

(i) the Substitute Loans listed in the related Subsequent List of Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date and all Insurance Proceeds, Liquidation Proceeds, Released Mortgaged Property Proceeds and other recoveries thereon, in each case as they arise after the applicable Cut-Off Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) all collections and records (including Computer Records) with respect to the foregoing;

(v) all documents relating to the applicable Loan Files; and

(vi) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Substitute Loan Qualification Conditions” means, with respect to any Substitute Loans being transferred to the Issuer pursuant to Section 2.04, the accuracy of each of the following statements as of the related Cut-Off Date for each such Loan (after giving effect to such substitution):

(a) such Substitute Loan is an Eligible Loan and a First Lien Loan; provided that such Substitute Loan may be (i) a Commercial Real Estate Loan only if the Loan being substituted for is also a Commercial Real Estate Loan or (ii) a Rediscount Loan only if the Loan being substituted for is also a Rediscount Loan;

(b) the Obligor of such Substitute Loan is organized under the laws of, or all or substantially all of its assets are located in, the United States of America;

(c) the Weighted Average Spread immediately after such substitution equals or exceeds the Weighted Average Spread immediately prior to such substitution;

(d) the Weighted Average Life immediately after such substitution is less than or equal to the Weighted Average Life immediately prior to such substitution;

(e) the Moody’s Weighted Average Rating immediately after such substitution equals or exceeds the Moody’s Weighted Average Rating immediately prior to such substitution;

(f) the Moody’s Weighted Average Recovery Rate immediately after such substitution equals or exceeds the Moody’s Weighted Average Recovery Rate immediately prior to such substitution;

(g) the Outstanding Loan Balance of such Substitute Loan (or, if more than one Substitute Loan will be added in replacement of a Loan or Loans in the Collateral, the sum of the Outstanding Loan Balances of such Substitute Loans) equals or exceeds the aggregate Outstanding Loan Balance(s) of the Loan(s) being substituted;

(h) the Market Value of such Substitute Loan (or, if more than one Substitute Loan will be added in replacement of a Loan or Loans in the Collateral, the aggregate Market Value of such Substitute Loans) equals or exceeds the aggregate Market Value of the Loan(s) being substituted;

(i) no selection procedures believed by the Originator or the Trust Depositor to be adverse to the interests of the Noteholders shall have been employed in the selection of such Loan being substituted from the portfolio of the Originator or any of its Affiliates;

(j) if such Substitute Loan is a Delayed Draw Term Loan or a Revolving Loan, sufficient funds have been transferred into the Exposure Reserve Account such that the funds in the Exposure Reserve Account equal the aggregate Exposure Amount after effecting such substitution; and

(k) all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Substitute Loan and the Related Property to the Trust Depositor, the Issuer, and the Trustee have been taken as of or prior to the date of substitution of such Substitute Loan.

“Substitution Event” shall have occurred if a Loan then held by the Issuer and identified in the related Addition Notice is one of (a) a Loan that becomes subject to a Material Modification, (b) a Loan that becomes a Defaulted Loan, (c) a Loan that has a Material Covenant Default, (d) a Loan that becomes subject to a proposed Specified Amendment, (e) a Loan that becomes a Credit Impaired Loan or (f) a Loan that is the subject of a breach of a representation or warranty under this Agreement or other provision of this Agreement, which breach or other provision, in the absence of a substitution of a Substitute Loan for such Loan pursuant to Section 2.04, would require the payment of a Transfer Deposit Amount to the Issuer in respect of such Loan pursuant to Section 11.01; provided that the occurrence of a Substitution Event with respect to a Loan shall be subject to the limits set forth in Section 2.09; provided, further, that in the case of clause (f) above, the Trust Depositor and Originator will be required to repurchase such Loan (or, at their option, substitute for such Loan).

“Substitution Period” shall have the meaning provided in Section 2.04(a)(ii)(3).

“Successor Servicer” shall have the meaning provided in Section 8.02(b).

“Tape” shall have the meaning provided in Section 9.04(a).

“Termination Notice” shall have the meaning provided in Section 8.02(a).

“Term Loan” means a loan that is a closed-end extension of credit by the Originator to an Obligor which may be fully funded or partially funded at the closing thereof, and which provides for full amortization of the principal thereof prior to or upon maturity.

“Third Party Agented Loan” means, with respect to any Loan, (a) the Loan is originated by a Person other than or in addition to the Originator as part of a syndicated loan transaction which has been fully consummated prior to such Loan becoming part of the Collateral, (b) upon the sale of the Loan under the Transfer and Servicing Agreements to the Issuer, the Required Loan Documents shall have been delivered to the Trustee, (c) the Issuer, as assignee of the Loan, has all of the rights and obligations of the Originator which have been transferred by the Originator with respect to the Loan and the Originator’s right, title and interest in and to the Related Property, (d) the Loan is secured by an undivided interest in the Related Property that also secures and is shared by, on a pro rata basis, all other holders of such Obligor’s indebtedness of equal priority issued in such syndicated loan transaction, and (e) the third party Loan originator (or an affiliate thereof) is the lead agent, collateral agent and paying agent for all lenders in such syndicated loan transaction and receives payment directly from the Obligor thereof on behalf of such lenders.

“Three-Month Index Maturity” shall have the meaning provided in Section 7.06.

“Three Month LIBOR” means LIBOR for the Three-Month Index Maturity.

“Transaction Account Property” means the Transaction Accounts, all amounts and investments held from time to time in any Transaction Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Transaction Accounts” means, collectively, the Principal and Interest Account, the Note Distribution Account, the Unused Proceeds Account, the Exposure Reserve Account and the Certificate Account.

“Transaction Documents” means the Transfer and Servicing Agreements, the Trust Agreement, the Purchase Agreement, the Account Control Agreement, the Joinder Agreement, the Notes, the Certificate, any fee letters, any UCC financing statements filed pursuant to the terms of the Transaction Documents, and any additional document the execution of which is necessary or incidental to carrying out the terms of, or which is identified as a “Transaction Document” in, the foregoing documents, all as such documents are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Transfer and Servicing Agreements” means collectively this Agreement, the Indenture and the Loan Sale Agreement.

“Transfer Deposit Amount” means, on any date of determination with respect to any Loan, an amount equal to the sum of the Outstanding Loan Balance of such Loan, together with accrued interest thereon through such date of determination at the Loan Rate provided for thereunder, and any outstanding Scheduled Payment Advances and Servicing Advances thereon that have not been waived by the Servicer entitled thereto.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of January 7, 2010, between the Trust Depositor and the Owner Trustee, as amended, modified, restated, waived or supplemented from time to time.

“Trust Depositor” shall have the meaning provided in the Preamble.

“Trust Estate” shall have the meaning provided in the Trust Agreement.

“Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Trustees” means the Owner Trustee and the Trustee, or any of them individually as the context may require.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“Underlying LIBOR Rate” means, with respect to any Loan, “LIBOR” (or similar definition) as determined in accordance with the Underlying Loan Agreement related to such Loan.

“Underlying Loan Agreement” means each single lender or multi-lender commercial loan or credit agreements or other debt agreements or instruments customary for the applicable type of Loan originated or acquired by NewStar or one of its Affiliates.

“Underlying Note” means the one or more promissory notes executed by the applicable Obligor evidencing a Loan.

“Underlying Prime Rate” means, with respect to any Loan, the “prime rate” or “base rate” as determined in accordance with the Underlying Loan Agreement related to such Loan.

“United States” means the United States of America.

“USD-LIBOR-Reference Banks” shall have the meaning provided in Section 7.06(a).

“Unused Proceeds” means (a) on the Closing Date, the net proceeds of the sale of the Offered Notes remaining after the Issuer has purchased the Initial Loans and funded the Exposure Reserve Account with respect thereto, paid organizational expenses and paid the expenses of the issuance and offering of the Notes, and (b) after the Closing Date, the amount set forth in clause (a) less the amount thereof applied to purchase Additional Loans and, if necessary, transferred to the Exposure Reserve Account to the extent of any Exposure Amount associated with such Additional Loans.

“Unused Proceeds Account” means the non-interest bearing trust account so designated and established and maintained pursuant to Section 7.01.

“Valuation” means, with respect to any Loan, a recent (as determined by the Servicer in its commercially reasonable business judgment in accordance with the Servicing Standard) valuation of the fair market value of such Loan established by (i) reference to a third-party pricing service such as LoanX or LPC or other service selected by the Servicer in accordance with the Servicing Standard; provided that if a fair market value is available from more than one pricing service, the highest such value so obtained shall be used, or (ii) if data for such Loan is not available from such a pricing service, an analysis performed by an Approved Valuation Firm to establish a fair market value of such Loan which reflects the price that would be paid by a willing buyer to a willing seller of such Loan in an expedited sale on an arm’s-length basis.

“Warehouse Facilities” means, initially, the Funding I Transaction, the Citigroup Warehouse Transaction, the DB Term Funding Transaction, the IXIS Warehouse Transaction and any similar collateralized financing facility the Originator and Servicer may enter into after the Closing Date.

“Weighted Average Coupon” means, as of any Measurement Date, a fraction (expressed as a percentage and rounded up to the next 0.001%), (a) the numerator of which is the sum of the products determined by multiplying the Outstanding Loan Balance of each Fixed Rate Loan (excluding Defaulted Loans) in the Collateral as of such Measurement Date by the current Loan Rate on such Loan, and (b) the denominator of which is the sum of the Outstanding Loan Balances of all Fixed Rate Loans (excluding Defaulted Loans) in the Collateral as of such Measurement Date; provided that, for purposes of this definition: (1) no contingent payment of interest will be included in such calculation; (2) any stated coupon shall exclude any portion of the interest that is currently being deferred in violation of the terms of the related Underlying Loan Agreement; and (3) Loans that are Defaulted Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note, or, if a Noteless Loan, pursuant to the terms of the related Underlying Loan Agreement.

“Weighted Average Life” means, as of any Measurement Date, the number obtained by dividing (a) the sum of the products obtained by multiplying (i) the Average Life at such time of each Loan (excluding Defaulted Loans) by (ii) the Outstanding Loan Balance of such Loan (plus the Exposure Amount, if any, in respect of any Revolving Loan or Delayed Draw Term Loan) by (b) the Aggregate Outstanding Loan Balance (excluding Defaulted Loans) as of such date.

“Weighted Average Spread” means, as of any Measurement Date, a fraction (expressed as a percentage and rounded up to the next 0.001%), (a) the numerator of which is the sum of (i) the sum of the products determined by multiplying the Outstanding Loan Balance of each Floating Rate Loan (excluding Defaulted Loans) in the Collateral as of such Measurement Date by the stated spread above or below LIBOR of the current Loan Rate applicable to such Loan and (ii) the products determined by multiplying (1) the Exposure Amount of each Revolving Loan and Delayed Draw Term Loan and (2) the related commitment fee on such Exposure Amount, and (b) the denominator of which is the sum of the Outstanding Loan Balances of all Floating Rate Loans (excluding Defaulted Loans) in the Collateral as of such Measurement Date; provided that for purposes of this definition: (1) no contingent payment of interest will be included in such calculation; (2) any Loan Rate shall exclude any portion of the interest that is currently being deferred in violation of the terms of the Underlying Loan Agreement; (3) in the case of the Loan Rate for a Floating Rate Loan not expressed as a stated spread above or below LIBOR (including Floating Prime Rate Loans), the stated spread to LIBOR relating to such Loan shall be calculated on any Measurement Date by the Servicer in its sole discretion on behalf of the Issuer by subtracting LIBOR from the Loan Rate of such Loan; (4) Loans that are Defaulted Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note or, in the case of a Noteless Loan, the Underlying Loan Agreement; and (5) with respect to PIK Loans, only that portion of the accrued and unpaid interest that is payable in cash on a current basis will be included in the calculation; provided that for purposes of measuring compliance with clause (c) of the Portfolio Criteria, only the Additional Loans shall be counted in this definition.

Section 1.02. Usage of Terms.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.03. Section References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.04. Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

Section 1.05. Accounting Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

ARTICLE II.

ESTABLISHMENT OF ISSUER; TRANSFER OF LOAN ASSETS

Section 2.01. Creation and Funding of Issuer; Transfer of Loan Assets.

(a) The Issuer has been created pursuant to the terms and conditions of the Trust Agreement, upon the execution and delivery of the Trust Agreement and the filing by the Owner Trustee of an appropriately completed Certificate of Trust (as defined in the Trust Agreement) under the Statutory Trust Statute. The Trust Depositor, as settlor of the Issuer, shall fund and convey assets to the Issuer pursuant to the terms and provisions hereof. The Issuer shall be administered pursuant to the provisions of this Agreement and the Trust Agreement for the benefit of the Securityholders. The Owner Trustee is hereby specifically recognized by the parties hereto as empowered to conduct business dealings on behalf of the Issuer in accordance with the terms hereof and of the Trust Agreement. The initial Servicer is hereby specifically recognized by the parties hereto as empowered to act on behalf of the Issuer and the Owner Trustee in accordance with Section 5.02(g) and Section 5.02(h). The Servicer is hereby specifically recognized by the parties hereto as empowered to perform the duties and obligations required to be performed by the Servicer under the Transaction Documents.

(b) Subject to and upon the terms and conditions set forth herein, the Trust Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, for a purchase price consisting of $187,078,701 in cash (less the amount of the deposit made on the date hereof to the Exposure Reserve Account pursuant to Section 7.01(d) and placement expenses and certain other expenses associated with the initial offer and sale of the Notes, the proceeds of which represent consideration paid by the Issuer herein), $31,000,000 in aggregate original principal amount of the Class C Notes, $56,921,299 in aggregate original principal amount of the Subordinated Notes and the Certificate, all the right, title and interest of the Trust Depositor in and to the Initial Loan Assets.

To the extent the purchase price paid to the Trust Depositor for any Loan Assets is less than the fair market value of such Loan Assets, the difference between such fair market value and such purchase price shall be deemed to be a capital contribution made by the Trust Depositor to the Issuer on the Closing Date in the case of the Initial Loans and as of the related Cut-Off Date in the case of any Additional Loans or Substitute Loans. For all purposes of this Agreement, any contributed Loan Assets shall be treated the same as Loan Assets sold for cash, including without limitation for purposes of Section 11.01.

(c) The Originator and the Trust Depositor each acknowledge with respect to itself that the representations and warranties of the Originator in the Loan Sale Agreement and of the Trust Depositor in Section 3.01 through Section 3.04 hereof will run to and be for the benefit of the Issuer and the Trustees, and the Issuer and the Trustees may enforce directly (without joinder of the Trust Depositor when enforcing against the Originator) the repurchase obligations of the Originator or Trust Depositor, as applicable, with respect to breaches of such representations and warranties as set forth in the Loan Sale Agreement or in this Agreement.

(d) The sale, transfer, assignment, set-over and conveyance of the Loan Assets by the Trust Depositor to the Issuer pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor or the Issuer of any obligation of the Originator as lead agent, collateral agent or paying agent under any Agented Loan. The Trust Depositor also hereby assigns to the Issuer all of the Trust Depositor’s right, title and interest (but none of its obligations) under the Loan Sale Agreement, including but not limited to the Trust Depositor’s right to exercise the remedies created by the Loan Sale Agreement.

(e) The Originator, Trust Depositor and Issuer intend and agree that (i) the transfer of the Loan Assets by the Originator to the Trust Depositor under the Loan Sale Agreement and the transfer of the Loan Assets by the Trust Depositor to the Issuer hereunder are intended to be a sale, conveyance and transfer of ownership of the Loan Assets, as the case may be, rather than the mere granting of a security interest to secure a borrowing and (ii) such Loan Assets shall not be part of the Originator’s or the Trust Depositor’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a mere granting of a security interest to secure indebtedness, the Originator shall be deemed to have granted (and as of the Closing Date hereby grants to) the Trust Depositor and the Trust Depositor shall be deemed to have granted (and as of the Closing Date hereby grants) to the Issuer, as the case may be, a perfected first priority security interest in all right, title and interest of the Originator or of the Trust Depositor, respectively, in such Loan Assets and this Agreement shall constitute a security agreement under Applicable Law, securing the repayment of the purchase price paid hereunder, the obligations and/or interests represented by the Securities, in the order and priorities, and subject to the other terms and conditions of, this Agreement, the Indenture and the Trust Agreement, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f) If any such transfer of the Loan Assets is deemed to be the mere granting of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under this Agreement (to the extent that the transfer of the Loan Assets thereunder is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign (i) all or a portion of the Loan Assets pledged to Trust Depositor by the Originator and with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (ii) all proceeds thereof. Such repledge and reassignment may be made by Trust Depositor with or without a repledge and reassignment by Trust Depositor of its rights under any agreement with the Originator, and without further notice to or acknowledgment from the Originator. The Originator waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against Trust Depositor or any assignee of Trust Depositor relating to such action by Trust Depositor in connection with the transactions contemplated by this Agreement.

(g) The Trust Depositor and the Issuer acknowledge and agree (and the Trustee is hereby directed to acknowledge and does acknowledge) that, solely for administrative convenience, any assignment agreement required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of related Underlying Loan Agreements may reflect that the Originator is assigning such Loan directly to the Issuer. Nothing in such assignment agreements shall be deemed to impair the transfers of the Loan Assets by the Originator to the Trust Depositor in accordance with the terms of the Loan Sale Agreement and the subsequent transfer of the Loan Assets by the Trust Depositor to the Issuer in accordance with the terms hereof.

Section 2.02. Conditions to Transfer of Initial Loan Assets to Issuer.

On or before the Closing Date, the Originator or the Trust Depositor, as applicable, shall deliver or cause to be delivered to the Owner Trustee and Trustee each of the documents, certificates and other items as follows:

(a) a certificate of an officer of the Originator substantially in the form of Exhibit C hereto;

(b) copies of resolutions of the Board of Directors of the Originator, the Servicer and the designated manager of the Trust Depositor or of the Executive Committee of the Board of Directors of the Originator, the Servicer and the designated manager of the Trust Depositor approving the execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the transactions contemplated hereunder and thereunder, certified in each case by the Secretary or an Assistant Secretary of the Originator, the Servicer and designated manager of the Trust Depositor;

(c) officially certified evidence dated within 30 days of the Closing Date of due formation and good standing of the Originator under the laws of the State of Delaware;

(d) the initial List of Loans, certified by an officer of the Trust Depositor, together with an Assignment with respect to the Initial Loan Assets substantially in the form of Exhibit A (along with the delivery of any instruments and Loan Files as required under Section 2.08);

(e) a certificate of an officer of the designated manager of the Trust Depositor substantially in the form of Exhibit B hereto;

(f) a letter from KPMG or another nationally recognized accounting firm, addressed to the Originator and the Trust Depositor (with a copy to the Trustee and Moody’s), stating that such firm has reviewed a sample of the Initial Loans and performed specific procedures for such sample with respect to certain loan terms and that identifies those Initial Loans that do not conform;

(g) officially certified evidence dated within 30 days of the Closing Date of due organization and good standing of the Trust Depositor under the laws of the State of Delaware;

(h) within ten days of the Closing Date, evidence of proper filing with appropriate offices in the State of Delaware of UCC financing statements listing the Originator as debtor, naming the Trustee as total assignee and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate officer in the State of Delaware of UCC financing statements listing the Trust Depositor, as debtor, naming the Trustee as total assignee and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate officers in the State of Delaware of UCC financing statements listing the Issuer as debtor, naming the Trustee as secured party and identifying the Collateral, as collateral;

(i) an Officer’s Certificate listing the Servicer’s Servicing Officers; and

(j) a fully executed copy of each of the Transaction Documents.

Section 2.03. Acceptance by Owner Trustee.

On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Issuer shall issue to, or upon the order of, the Trust Depositor the Certificate representing ownership of a beneficial interest in 100% of the Issuer and the Issuer shall issue, and the Trustee shall authenticate, to, or upon the order of, the Trust Depositor the Notes secured by the Collateral. The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, of the Initial Loan Assets, and declares that it shall maintain such right, title and interest in the Loan Assets in accordance with the terms of this Agreement and the Trust Agreement upon the trust herein and therein set forth.

Section 2.04. Conveyance of Substitute Loans.

(a) (i) With respect to any Loan as to which a Substitution Event has occurred, subject to Sections 2.01(d) and (e) and, as applicable, the satisfaction of the conditions set forth in Section 2.04(d) and subject to the limitations set forth in Section 2.09(b), and in addition to the rights set forth in Section 2.09(a), the Originator may, at its option (but shall not be obligated to) either:

(1) contemporaneously convey to the Trust Depositor one or more Loans as described in Section 2.04(c) in exchange for such Loan; or

(2) deposit into the Principal Collection Account the Transfer Deposit Amount with respect to such Loan and then, prior to the expiry of the Substitution Period, convey to the Trust Depositor one or more Loans as described in Section 2.04(c) in exchange for the funds so deposited or a portion thereof.

(ii) Any substitution pursuant to this Section 2.04 shall be initiated by delivery of written notice (a “Notice of Substitution”) to the Trustee from the Servicer that the Originator intends to substitute a Loan pursuant to this Section 2.04 and shall be completed prior to the earliest of:

(1) the expiration of 90 days after delivery of such notice;

(2) delivery of written notice to the Trustee from the Originator stating that it does not intend to convey any additional Substitute Loans to the Trust Depositor in exchange for any remaining amounts deposited in the Principal Collection Account under clause (a)(i)(2); or

(3) in the case of a Loan which has become subject to a Material Modification, the effective date set forth in such Material Modification (such period described in clause (ii)(1), (2) or (3), as applicable, being the “Substitution Period”).

(iii) Each Notice of Substitution shall specify the Loan to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Loan. On the last day of any Substitution Period, any amounts previously deposited in accordance with clause (a)(i)(2) above which relate to such Substitution Period that have not been applied to purchase one or more Substitute Loans or to fund the Exposure Reserve Account if necessary with respect thereto shall be deemed to constitute Principal Collections and shall be transferred on the next Distribution Date to the Note Distribution Account and distributed in accordance with the Priority of Payments, as applicable; provided that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Collections and shall remain in the Principal Collection Account until applied to acquire Substitute Loans or to fund the Exposure Reserve Account if necessary with respect thereto. The price paid (or, in the case of a contemporaneous conveyance of a Substitute Loan pursuant to Section 2.04(a)(i)(1), deemed paid) by the Issuer for any Substitute Loan shall be an amount equal to (x) in the case of a Loan originated by the Originator, the outstanding principal amount thereof and (y) in the case of a Loan acquired by the Originator from an unaffiliated third party, the purchase price (expressed as a percentage of par) paid for such Loan by the Originator multiplied by the outstanding principal amount thereof, plus in each case accrued interest thereon.

(b) With respect to any Substitute Loans to be conveyed to the Trust Depositor by the Originator as described in Section 2.04(a), the Originator hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor, without recourse other than as expressly provided herein (and the Trust Depositor shall purchase through cash payment and/or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the related Cut-Off Date), all the right, title and interest of the Originator in and to the Substitute Loan Assets.

The purchase price may equal, exceed or be less than the fair market value of such Substitute Loan as of the related Cut-Off Date, plus in each case accrued interest thereon. To the extent the purchase price of any Loan is less than the fair market value thereof, the Originator will be deemed to have made a capital contribution with respect to such excess to the Trust Depositor.

(c) Subject to Sections 2.01(d) and (e) and the conditions set forth in Section 2.04(d), the Trust Depositor shall sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse other than as expressly provided herein and therein, (i) all the right, title and interest of the Trust Depositor in and to the Substitute Loans purchased pursuant to Sections 2.04(a) and (b), and (ii) all other rights and property interests consisting of Substitute Loan Assets related to such Substitute Loans (the property in clauses (i) and (ii) above, upon such transfer, becoming part of the Collateral).

(d) The Originator shall transfer to the Trust Depositor under the Loan Sale Agreement and the Trust Depositor shall transfer to the Issuer hereunder the applicable Substitute Loan Assets and the other property and rights related thereto described in Section 2.04(c) only upon the satisfaction of each of the following conditions on or prior to the related Cut-Off Date (and the delivery of a related Addition Notice by the Trust Depositor shall be deemed a representation and warranty by the Trust Depositor and the Originator that such conditions are satisfied as of the related Cut-Off Date):

(i) the Trust Depositor shall have provided the Issuer and the Trustee with a timely Addition Notice complying with the definition thereof contained herein, which Addition Notice shall be delivered no later than 11:00 a.m. on the related Cut-Off Date;

(ii) there shall have occurred, with respect to each such Substitute Loan, a corresponding Substitution Event with respect to one or more Loans then in the Collateral;

(iii) after giving effect to the inclusion of the applicable Substitute Loans in the Collateral, (x) the Portfolio Acquisition and Disposition Requirements are satisfied and (y) the Substitute Loan Qualification Conditions are satisfied with respect to such Substitute Loan; provided that for purposes of measuring the Portfolio Criteria, any Substitute Loan that does not have a rating from Moody’s as of the applicable Cut-Off Date will be deemed to have a Moody’s Rating as determined by the Servicer in accordance with the criteria set forth in the definition of “Moody’s Rating” pending receipt of a rating estimate from Moody’s;

(iv) the Originator and the Trust Depositor shall have delivered to the Issuer and the Trustee a Subsequent List of Loans listing the applicable Substitute Loans and an assignment agreement as required by the related Underlying Loan Agreement indicating that the Issuer is the holder of the related Substitute Loan;

(v) the Originator shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received by it with respect to the applicable Substitute Loans on and after the related Cut-Off Date;

(vi) each of the representations and warranties made by the Trust Depositor pursuant to Sections 3.02 (including without limitation that each such Substitute Loan is an Eligible Loan) and 3.04 applicable to the Substitute Loans shall be true and correct as of the related Cut-Off Date;

(vii) the Originator shall bear all incidental transactions costs incurred in connection with a substitution effected pursuant to this Agreement and shall, at its own expense, on or prior to the related Cut-Off Date, indicate in its Computer Records that ownership of each Substitute Loan identified on the Subsequent List of Loans has been sold by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Transfer and Servicing Agreements; and

(viii) prior to such substitution the Originator shall provide written notice to Moody’s.

(e) [Reserved].

(f) The Servicer, the Issuer and the Trustee (at the request of the Servicer) shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being substituted.

(g) The Servicer on behalf of the Issuer shall present each Substitute Loan proposed to be included in the Collateral to Moody’s within ten (10) Business Days following the acquisition thereof for review by such Rating Agency in order that Moody’s may provide a rating and a recovery rate with respect to such Loan; provided that (i) such Loan may become a part of the Collateral prior to the Servicer’s presentment of the Loan to Moody’s as described herein, (ii) the Servicer’s failure to present a Loan to Moody’s as described herein shall not constitute an independent breach of, or default under, any Transaction Document and (iii) the Servicer shall have no obligation to present a Substitute Loan to Moody’s if (1) a Moody’s Rating for such Loan has been determined by reference to clause (h) of the definition of Moody’s Rating or (2) such Loan has a public rating from Moody’s.

Section 2.05. Sales of Loans.

(a) Except as otherwise expressly permitted or required by this Agreement, the Servicer (on behalf of the Issuer) shall not sell, transfer, exchange or otherwise dispose of any Loan; provided that on or prior to the trade date for such sale, transfer, exchange or other disposition, if the Servicer has certified to the Trustee that each of the conditions applicable to such sale, transfer, exchange or other disposition set forth below has been satisfied, the Servicer (on behalf of the Issuer) may direct the Trustee to sell, and the Trustee shall sell in the manner directed by the Servicer, any Loan:

(i) at any time, if, after giving effect to such sale: (A) the sum of the Outstanding Loan Balances and Exposure Amounts of Loans (other than (w) Defaulted Loans, (x) Ineligible Loans, (y) any Loans subject to a proposed Specified Amendment and optionally repurchased by the Originator and (z) for the avoidance of doubt, Equity Securities) sold during any 12-month period does not exceed 15% of the Aggregate Outstanding Loan Balance as of the first day of such 12-month period; and (B) if such Loan is to be sold to an Affiliate of the Servicer or the Issuer, the Servicer obtains either (x) bids for such Loan from three unaffiliated loan market participants (or, if the Servicer is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Servicer can obtain bids using efforts consistent with the Servicing Standard), or (y) if the Servicer is unable to obtain any bids for such Loan from an unaffiliated loan market participant, a Valuation of the Loan (the highest bid provided by an unaffiliated loan market participant described in clause (x) or the fair market value established by the Valuation described in clause (y), the “Applicable Qualified Valuation”), and such Affiliate acquires such Loan for a price equal to the price established by such Applicable Qualified Valuation; and

(ii) at all times prior to a Servicer Default or an Event of Default, if, prior to the date of sale: (A) such Loan is a Defaulted Loan and the Servicer has certified to the Trustee that the applicable Loan is a Defaulted Loan; and (B) if such Loan is to be sold to an Affiliate of the Servicer or the Issuer, the Servicer obtains the Applicable Qualified Valuation, and such Affiliate acquires such Loan for a price equal to the price established by such Applicable Qualified Valuation;

provided, further, that (x) the Servicer and the Issuer hereby expressly agree that each sale of Loans shall be undertaken in accordance with the Portfolio Acquisition and Disposition Requirements and (y) in connection with the sale of any Loan to an Affiliate of the Servicer or the Issuer, the Servicer shall provide to the Trustee an Officer’s Certificate of the Servicer in the form attached hereto as Exhibit E.

The Sale Proceeds from any sale pursuant to this Section 2.05(a) will be deposited into the Principal and Interest Account and allocated as provided in Section 7.05. Upon receipt by the Servicer for deposit in the Principal and Interest Account of the amounts of Sale Proceeds received in connection with any such sale, and upon receipt by the Trustee of an Officer’s Certificate of the Servicer as to the satisfaction of all applicable conditions of this Section 2.05, the Issuer and the Trustee shall assign to the party designated by the Servicer (or to the Servicer itself) all of the Issuer’s and Trustee’s right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty. Such reassigned Loan shall no longer thereafter be included in the Collateral.

(b) In the event that the Servicer has notified the Trustee of an Optional Redemption of the Notes, the Servicer may at any time direct the Trustee to sell, and the Trustee shall sell in the manner directed by the Servicer, any Loan without regard to the foregoing limitations in Section 2.05(a); provided that (i) the Servicer certifies to the Trustee that in its judgment exercised in accordance with the Servicing Standard and based on calculations included in the certification (which shall include the sales prices of the Loans), the Sale Proceeds from the sale of one or more of the Loans shall be sufficient to pay the Redemption Price, (ii) the Servicer shall sell any Loan pursuant to this Section 2.05(b) only at a price that is commercially reasonable as reasonably determined by the Servicer in accordance with the Servicing Standard and the Credit and Collection Policy and (iii) if any Loan is to be sold to the Servicer or an Affiliate of the Servicer, such Loan may only be sold to such Person for a price equal to the price established by an Applicable Qualified Valuation.

(c) At any time, the Servicer (on behalf of the Issuer) may direct the Trustee to sell, transfer exchange or other wise dispose of, and the Trustee shall sell, transfer, exchange or otherwise dispose of in the manner directed by the Servicer, any Equity Security; provided that if such Equity Security is to be sold to an Affiliate of the Servicer or the Issuer, the Servicer obtains the Applicable Qualified Valuation with respect to such Equity Security (as if such Equity Security were a Loan under this Agreement), and such Affiliate acquires such Equity Security for a price equal to the price established by such Applicable Qualified Valuation; provided, further, that (x) the Servicer and the Issuer hereby expressly agree that each sale of Equity Securities shall be undertaken in accordance with the Portfolio Acquisition and Disposition Requirements and (y) in connection with the sale of any Equity Security to an Affiliate of the Servicer or the Issuer, the Servicer shall provide to the Trustee an Officer’s Certificate of the Servicer in the form attached hereto as Exhibit E.

The Sale Proceeds from any sale pursuant to this Section 2.05(c) will be deposited into the Principal and Interest Account and allocated as provided in Section 7.05. Upon receipt by the Servicer for deposit in the Principal and Interest Account of the amounts of Sale Proceeds received in connection with any such sale, and upon receipt by the Trustee of an Officer’s Certificate of the Servicer as to the satisfaction of all applicable conditions of this Section 2.05(c), the Issuer and the Trustee shall assign to the party designated by the Servicer (or to the Servicer itself) all of the Issuer’s and Trustee’s right, title and interest in such Equity Security without recourse, representation or warranty. Such Equity Security shall no longer thereafter be included in the Collateral.

Section 2.06. Conveyance of Additional Loans.

(a) The Issuer may, at any time during the Ramp-Up Period and subject to the conditions set forth in this Section 2.06, apply Unused Proceeds standing to the credit of the Unused Proceeds Account to (i) acquire Additional Loans and (ii) make deposits into the Exposure Reserve Account to the extent of any Exposure Amount associated with an Additional Loan, until the Aggregate Outstanding Loan Balance equals or exceeds the Expected Aggregate Outstanding Loan Balance. Any amounts remaining in the Unused Proceeds Account after the Effective Date and not needed to settle the purchase of any Additional Loan with a Cut-Off Date during the Ramp-Up Period will, at the direction of the Servicer, be transferred to the Principal Collection Account as Principal Collections. The purchase price paid by the Issuer for any Additional Loan shall be an amount equal to (x) in the case of a Loan originated by the Originator, the outstanding principal amount thereof or (y) in the case of a Loan acquired by the Originator from an unaffiliated third party, the purchase price (expressed as a percentage of par) paid for such Loan by the Originator multiplied by the outstanding principal amount thereof, as applicable. The purchase price may equal, exceed or be less than the fair market value of such Additional Loan as of the related Cut-Off Date.

(b) Upon the acquisition of any Additional Loan Assets pursuant to and in accordance with this Section 2.06, such Additional Loan Assets shall become part of the Collateral subject to the Lien of the Indenture. The Servicer represents and warrants in connection with the foregoing that it will not cause the Issuer to acquire any Additional Loan pursuant to this Section 2.06 for the primary purpose of recognizing gains or decreasing losses resulting from market value changes. With respect to any Additional Loans to be conveyed to the Trust Depositor by the Originator as described in Section 2.06(a), the Originator hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor, without recourse other than as expressly provided herein (and the Trust Depositor shall purchase through cash payment and/or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the related Cut-Off Date), all the right, title and interest of the Originator in and to the Additional Loan Assets.

(c) Each Additional Loan to be acquired by the Issuer for inclusion in the Collateral during the Ramp-Up Period will be eligible for purchase by the Issuer and inclusion in the Collateral only if, after giving effect to the inclusion of the applicable Additional Loans in the Collateral, (a) the Portfolio Acquisition and Disposition Requirements are satisfied and (b) if such Loan is a Revolving Loan or a Delayed Draw Term Loan, immediately after the inclusion of such Loan into the Collateral, the amount on deposit in the Exposure Reserve Account at least equals the aggregate of all Exposure Amounts at such time.

(d) The Originator shall transfer to the Trust Depositor under the Loan Sale Agreement and the Trust Depositor shall transfer to the Issuer hereunder the applicable Additional Loans Assets and the other property and rights related thereto described in Section 2.06(a) only upon the satisfaction of each of the following conditions on or prior to the related Cut-Off Date (and the delivery of a related Addition Notice by the Trust Depositor shall be deemed a representation and warranty by the Issuer, the Trust Depositor and the Originator that such conditions are satisfied as of the related Cut-Off Date):

(i) the Trust Depositor shall have provided the Issuer and the Trustee with a timely Addition Notice complying with the definition thereof contained herein, which Addition Notice shall be delivered no later than 11:00 a.m. on the related Cut-Off Date; provided that the inclusion of the applicable Additional Loans in the Collateral shall be accomplished in compliance with the Portfolio Acquisition and Disposition Requirements;

(ii) [Reserved];

(iii) the Originator and the Trust Depositor shall have delivered to the Issuer and the Trustee a Subsequent List of Loans listing the applicable Additional Loans and an assignment agreement as required by the related Underlying Loan Agreement indicating that the Issuer is the holder of the related Additional Loan;

(iv) the Originator shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received by it with respect to the applicable Additional Loans on and after the related Cut-Off Date;

(v) as of each Cut-Off Date, neither the Originator nor the Trust Depositor is insolvent nor will either of them be rendered insolvent by such transfer nor is either of them aware of any pending insolvency;

(vi) no selection procedures believed by the Originator or the Trust Depositor to be adverse to the interests of the Holders shall have been utilized in selecting the Additional Loans; and

(vii) each of the representations and warranties made by the Trust Depositor pursuant to Sections 3.02 (including without limitation that each such Additional Loan is an Eligible Loan) and 3.04 applicable to the Additional Loans shall be true and correct as of the related Cut-Off Date.

(e) The Originator shall, at its own expense, on or prior to the related Cut-Off Date, indicate in its Computer Records that ownership of each Additional Loan identified on the Subsequent List of Loans has been sold by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Transfer and Servicing Agreements.

(f) The Originator shall deliver prior written notice of the inclusion of an Additional Loan to Moody’s.

(g) The Servicer on behalf of the Issuer shall present each Additional Loan proposed to be included in the Collateral to Moody’s (on or prior to the acquisition thereof) for review by such Rating Agency in order that Moody’s may provide a rating and a recovery rate with respect to such Loan; provided that (i) such Loan may become a part of the Collateral prior to the Servicer’s presentment of the Loan to Moody’s as described herein, (ii) the Servicer’s failure to present a Loan to Moody’s as described herein shall not constitute an independent breach of, or default under, this Agreement and (iii) the Servicer shall have no obligation to present an Additional Loan to Moody’s if (1) a Moody’s Rating for such Loan has been determined by reference to clause (h) of the definition of Moody’s Rating or (2) such Loan has a public rating from Moody’s.

(h) For purposes of measuring the Portfolio Criteria, any Additional Loan that does not have a rating from Moody’s as of the applicable Cut-Off Date will be deemed to have a Moody’s Rating as determined by the Servicer in accordance with the criteria set forth in the definition of “Moody’s Rating” pending receipt of a rating estimate from Moody’s.

(i) Within fifteen Business Days after the Effective Date, the Servicer will (i) cause the Independent Accountants to determine the extent that (x) the pool of Collateral complies with the Portfolio Criteria as of the Effective Date and (y) the Aggregate Outstanding Loan Balance (including, for purposes of this Section 2.06(i) only, only those Loans for which the trade has fully settled into the Issuer) equals or exceeds the Expected Aggregate Outstanding Loan Balance, (ii) deliver a report of such Independent Accountants certifying the results of that determination to the Trustee and Moody’s and (iii) if either condition set forth in clause (i)(x) or (y) above is not satisfied, request written confirmation (the “Effective Date Ratings Confirmation”) of the original ratings assigned to each Class of Offered Notes on the Closing Date from Moody’s. Should the Issuer fail to receive an Effective Date Ratings Confirmation from Moody’s, the Servicer shall re-apply for the Effective Date Ratings Confirmation no later than five (5) Business Days after each subsequent Determination Date until the Effective Date Ratings Confirmation has been obtained. The Servicer will submit such information as requested by Moody’s at such time.

(j) In connection with the occurrence of the Effective Date, the Servicer, acting on behalf of the Issuer, shall prepare a report containing the information required to be set forth in a Monthly Report as of the Effective Date and deliver it to the Trustee and Moody’s within ten Business Days following the Effective Date.

Section 2.07. Release of Excluded Amounts.

(a) The parties hereto acknowledge and agree that the Issuer has no interest in the Excluded Amounts. The Trustee hereby agrees to release to the Issuer from the Loan Assets, and the Issuer hereby agrees to release to the Trust Depositor, any Excluded Amounts immediately upon identification thereof and upon receipt of an Officer’s Certificate of the Servicer, which release shall be automatic and shall require no further act by the Trustee or the Issuer; provided that the Trustee and Owner Trustee shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release, as may reasonably be requested by the Trust Depositor in writing. Such Excluded Amounts shall not constitute and shall not be included in the Loan Assets.

(b) Immediately upon the release to the Trust Depositor by the Trustee of any Excluded Amounts, the Trust Depositor hereby irrevocably agrees to release to the Originator such Excluded Amounts, which release shall be automatic and shall require no further act by the Trust Depositor; provided that the Trust Depositor shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Originator in writing.

Section 2.08. Delivery of Documents in the Loan File; Recording of Assignments of Mortgage.

(a) Subject to the delivery requirements set forth in Section 2.08(b), the Issuer hereby authorizes and directs the Originator and the Trust Depositor to deliver possession of all the Loan Files to the Trustee (with copies to be held by the Servicer) on behalf of and for the account of the Noteholders. The Originator and the Trust Depositor shall also identify on the List of Loans (including any deemed amendment thereof associated with any Additional Loans or Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are or are evidenced by such instruments.

(b) With respect to each Loan in the Collateral, at least two Business Days before the Closing Date in the case of the Initial Loans and two Business Days before the related Cut-Off Date in the case of any Additional Loans or Substitute Loans (or, in each case, such lesser time as shall be acceptable to the Trustee), the Trust Depositor or the Originator will deliver or cause to be delivered to the Trustee, to the extent not previously delivered, each of the documents in the Loan File with respect to such Loan, except that (i) the original recorded Mortgage, in those instances where a copy thereof certified by a Responsible Officer of the Originator was delivered to the Trustee as a Required Loan Document pursuant to clause (b)(iii)(x) of the definition thereof, will be delivered or caused to be delivered within ten Business Days after receipt thereof, and in any event within one year after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, and (ii) any intervening Assignments of Mortgage, in those instances where copies thereof certified by the Originator were delivered to the Trustee as a Required Loan Document pursuant to clause (b)(iii)(y) of the definition thereof, will be delivered or caused to be delivered within ten Business Days after the receipt thereof, and in any event within one year after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans. Notwithstanding the foregoing clauses (i) and (ii) of this Section 2.08(b), in those instances where the public recording office retains the original Mortgage or the intervening Assignments of the Mortgage after it has been recorded, the Trust Depositor or the Originator (as applicable) shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage or Assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

(c) Prior to the occurrence of an Event of Default or a Servicer Default, the Trustee shall not record any Assignment of Mortgage referenced in clause (b)(iii)(y) of the definition of Required Loan Documents. Upon the occurrence of an Event of Default, the Servicer or, if a Servicer Default has arisen, the Trustee shall cause to be recorded in the appropriate offices each such Assignment of Mortgage delivered to it. Each such recording shall be at the expense of the initial Servicer; provided that to the extent the initial Servicer does not pay such expense then the Trustee shall be reimbursed as an Administrative Expense pursuant to the Priority of Payments.

Section 2.09. Optional Repurchase by the Originator of Certain Loans; Limitations on Substitution and Repurchase.

(a) In addition to the rights set forth in Section 2.04, the Originator shall have the right, but not the obligation, to repurchase any Loan that becomes subject to a Substitution Event. In the event of such a repurchase, the Originator shall deposit in the Principal and Interest Account, no later than the next succeeding Reference Date, an amount equal to the Transfer Deposit Amount for such Loan (or applicable portion thereof) as of the date of such repurchase. The Originator, the Issuer and the Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being repurchased.

(b) At all times, (i) the aggregate Outstanding Loan Balances (plus Exposure Amounts) of all Loans that are Substitute Loans (other than a substitution occurring as a result of a Substitution Event pursuant to clause (f) of the definition thereof) plus (ii) the aggregate Transfer Deposit Amount related to all Loans that have been repurchased by the Originator pursuant to its right of optional repurchase or substitution (other than a substitution occurring as a result of a Substitution Event pursuant to clause (f) of the definition thereof) and not subsequently applied to purchase a Substitute Loan may not exceed an amount equal to 15% of the Aggregate Outstanding Loan Balance as of the Effective Date; provided that clause (ii) above shall not include (A) the Transfer Deposit Amount related to any Loan that is repurchased by the Originator in connection with a proposed Specified Amendment to such Loan so long as (x) the Originator certifies to the Servicer and the Trustee that such purchase is, in the commercially reasonable business judgment of the Originator, necessary or advisable in connection with the restructuring of such Loan and such restructuring is expected to result in a Specified Amendment to such Loan, and (y) the Servicer certifies to the Trustee that the Servicer either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Credit and Collection Policy, the Servicing Standard or any provision of the Transfer and Servicing Agreements or (B) the purchase price of any Loans or, for the avoidance of doubt, any Equity Securities, sold by the Issuer to the Originator in accordance with Section 2.05.

Section 2.10. Certification by Trustee; Possession of Loan Files.

(a) Review; Certification. On or prior to the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, the Trustee shall review the portion of the Loan File required to be delivered pursuant to Section 2.08(b) on the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, and shall deliver to the Originator, the Trust Depositor and the Servicer a certification in the form attached hereto as Exhibit L-1 on or prior to the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans. Within two Business Days after the Trustee receives the portion of the Loan File permitted to be delivered after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans pursuant to Section 2.08(b), the Trustee shall deliver to the Originator, the Trust Depositor and the Servicer a certification in the form attached hereto as Exhibit L-1, which updated certification shall supersede any previous certification given. Within 360 days after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, the Trustee shall deliver to the Originator, the Servicer, the Trust Depositor and any Noteholder who requests a copy from the Trustee a final certification in the form attached hereto as Exhibit L-2 evidencing the completeness of the Loan Files (as set forth in the related Loan Checklists) with respect to the Loans so transferred.

(b) Non-Conforming Loan Files. If the Trustee during the process of reviewing the Loan Files finds any document constituting a part of a Loan File which is not properly executed (if applicable), has not been received, is unrelated to a Loan identified in the List of Loans, or does not conform on its face in a material respect to the requirements of the definition of Loan File, or the description thereof as set forth in the List of Loans, the Trustee shall promptly so notify the Originator, the Trust Depositor and the Servicer. In performing any such review, the Trustee may conclusively rely on the Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee’s review of the Loan Files is limited solely to confirming that the documents listed in the definition of Required Loan Documents have been executed and received and relate to the Loans identified in the List of Loans; provided that with respect to the UCC financing statements referenced in clause (b)(iv) of the definition of Required Loan Documents, the Trustee’s sole responsibility will be to confirm that the Loan File contains the UCC financing statements (if any) required by the definition of Required Loan Documents and not to make determinations about the materiality of such UCC financing statements. The Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified by the Trustee. If, however, within 30 days after the Trustee’s notice to it respecting such material defect the Originator has not remedied the defect and such defect materially and adversely affects the value of the related Loan, such Loan will be treated as an Ineligible Loan and the Originator will (i) substitute in lieu of such Loan a Substitute Loan in the manner and subject to the conditions set forth in Section 11.01 or (ii) repurchase such Loan at a purchase price equal to the Transfer Deposit Amount, which purchase price shall be deposited in the Principal and Interest Account within such 30 day period.

(c) Release of Entire Loan File Upon Sale, Substitution or Repurchase. Subject to Section 5.08(a), upon receipt by the Trustee of a certification of a Servicing Officer of the Servicer of such substitution or of such purchase and the deposit of the amounts then required to be deposited as described in Section 2.05, Section 2.09, Section 2.10(b) or Section 11.01, as applicable, in the Principal and Interest Account (which certification shall be in the form of Exhibit M hereto), the Trustee shall release to the Servicer for release to the Originator the related Loan File and the Trustee and the Issuer shall execute, without recourse, and deliver such instruments of transfer necessary to transfer all right, title and interest in such Loan to the Originator free and clear of any Liens created by the Transaction Documents. All costs of any such transfer shall be borne by the Originator.

(d) Partial Release of Loan File and/or Related Property. Subject to Section 5.08(b), if in connection with taking any action in connection with a Loan (including, without limitation, the amendment to documents in the Loan File and/or a revision to Related Property) the Servicer requires any item constituting part of the Loan File, or the release from the Lien of the related Loan of all or part of any Related Property, the Servicer shall deliver to the Trustee a certificate to such effect in the form attached as Exhibit M hereto. Subject to Section 5.08(d), upon receipt of such certification, the Trustee shall deliver to the Servicer within two Business Days of such request (if such request was received by 2:00 p.m., central time), the requested documentation, and the Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to release all or the requested part of the Related Property from the Lien of the related Loan and/or the Lien under the Transaction Documents.

(e) Annual Certification. On the Distribution Date in July of each year, commencing in July, 2010, the Trustee shall deliver to the Originator, the Trust Depositor and the Servicer a certification detailing all transactions with respect to the Loans for which the Trustee holds the Loan Files pursuant to this Agreement during the prior calendar year. Such certification shall list all Loan Files which were released by or returned to the Trustee during the prior calendar year, the date of such release or return and the reason for such release or return (as identified on Exhibit M relating to such release).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Trust Depositor makes, and upon each conveyance of Additional Loans or Subsequent Loans, as applicable, is deemed to make, the representations and warranties in Section 3.01 through Section 3.04, on which the Issuer will rely in purchasing the Initial Loan Assets on the Closing Date (and, except for the representations and warranties in Section 3.03 which only apply to the Initial Loans as of the Closing Date, Additional Loan Assets and Substitute Loan Assets, as the case may be, on any Cut-Off Date), and on which the Securityholders will rely.

Such representations and warranties are given as of the execution and delivery of this Agreement and as of the Closing Date (or Cut-Off Date, as applicable), but shall survive the sale, transfer and assignment of the Loan Assets to the Issuer. The repurchase obligation or substitution obligation of the Trust Depositor set forth in Section 11.01 constitutes the sole remedy available for a breach of a representation or warranty of the Trust Depositor set forth in Section 3.01 through Section 3.04 of this Agreement.

Section 3.01. Representations and Warranties Regarding the Trust Depositor.

The Trust Depositor represents and warrants to the Issuer and the Trustee that:

(a) Organization and Good Standing. The Trust Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. The Trust Depositor is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Trust Depositor or the Issuer.

(b) Authorization; Valid Sale; Binding Obligations. The Trust Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Issuer is a party, and the Trust Depositor has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Issuer to be created. This Agreement shall effect a valid sale, transfer and assignment of or grant a security interest in the Loan Assets from the Trust Depositor to the Issuer. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c) No Consent Required. The Trust Depositor is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate in any material respect any Applicable Law applicable to the Trust Depositor, or conflict with, result in a default under or constitute a breach of the Trust Depositor’s organizational documents or Contractual Obligations to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.

(e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (i) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Issuer or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.

(f) Solvency. The Trust Depositor, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is Solvent on and as of the date thereof.

(g) Taxes. The Trust Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax Lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h) Place of Business; No Changes. The Trust Depositor’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Trust Depositor has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location within the 4-months preceding the Closing Date.

(i) Not an Investment Company. The Trust Depositor is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” under the 1940 Act.

(j) Sale Treatment. Other than for accounting and tax purposes, the Trust Depositor has treated the transfer of Loan Assets to the Issuer for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

(k) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Issuer in all right, title and interest of Trust Depositor in the Loan Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Trust Depositor;

(ii) the Loans, along with the related Loan Files, constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Trust Depositor owns and has, and upon the sale and transfer thereof by the Trust Depositor to the Issuer, the Issuer will have, good and marketable title to the Loan Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv) the Trust Depositor has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets hereunder to the Issuer;

(v) the Trust Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Loan Assets granted to the Issuer under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi) other than the security interest granted to the Issuer pursuant to this Agreement, the Trust Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Loan Assets. The Trust Depositor has not authorized the filing of and is not aware of any financing statements naming the Trust Depositor as debtor that include a description of collateral covering the Loan Assets other than any financing statement (A) relating to the security interest granted by the Trust Depositor under this Agreement, or (B) that has been terminated or for which a release or partial release has been filed. The Trust Depositor is not aware of the filing of any judgment or tax Lien filings against the Trust Depositor;

(vii) all original executed copies of each Underlying Note (if any) that constitute or evidence the Loan Assets have been delivered to the Trustee, and in the case of Noteless Loans, the documents required pursuant to clause (b)(i)(y)(A) of the definition of Required Loan Documents have been delivered to the Trustee;

(viii) except with respect to Noteless Loans, the Trust Depositor has received a written acknowledgment from the Trustee that the Trustee or its bailee is holding any Underlying Notes that constitute or evidence any Loan Assets solely on behalf of and for the benefit of the Securityholders; and

(ix) none of the Underlying Notes that constitute or evidence any Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Trustee.

(l) Value Given. The cash payments and Securities of the Issuer received by the Trust Depositor in respect of the purchase price of the Loan Assets sold hereunder, together with the Issuer’s assumption of the future funding obligations under the Revolving Loans and Delayed Draw Term Loans, constitute reasonably equivalent value in consideration for the transfer to the Issuer of such Loan Assets under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Originator to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(m) Investment Company. The Issuer is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” within the meaning of the 1940 Act.

(n) No Defaults. The Trust Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Trust Depositor or its respective properties or might have consequences that would materially and adversely affect its performance hereunder.

(o) Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans by the Trust Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(p) Origination and Collection Practices. The origination and collection practices used by any Affiliate of the Trust Depositor with respect to each Loan have been in all material respects legal, proper and prudent and comply with the Credit and Collection Policy.

(q) [Reserved].

(r) Lack of Intent to Hinder, Delay or Defraud. Neither the Trust Depositor nor any of its Affiliates sold, or will sell, any interest in any Loan Asset with any intent to hinder, delay or defraud any of their respective creditors.

(s) Nonconsolidation. The Trust Depositor conducts its affairs such that the Issuer would not be substantively consolidated in the estate of the Trust Depositor and their respective separate existences would not be disregarded in the event of the Trust Depositor’s bankruptcy.

(t) Accuracy of Information. All written factual information heretofore furnished by the Trust Depositor for purposes of or in connection with this Agreement or the other Transaction Documents to which Trust Depositor is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Trust Depositor to any party to the Transaction Documents will be, true and accurate in all material respects, on the date such information is stated or certified; provided that the Trust Depositor shall not be responsible for any factual information furnished to it by any third party not affiliated with it, or the Originator or the Servicer, except to the extent that a Responsible Officer of the Trust Depositor has actual knowledge that such factual information is inaccurate in any material respect.

The representations and warranties set forth in Section 3.01(k) may not be waived by any Person and shall survive the termination of this Agreement. The Trust Depositor and Issuer (i) shall not, without satisfaction of the Moody’s Rating Condition with respect thereto, waive any breach of the representations and warranties in Section 3.01(k), and (ii) shall provide Moody’s with prompt written notice upon obtaining knowledge of any breach of the representations and warranties set out in Section 3.01(k).

Section 3.02. Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate.

The Trust Depositor represents and warrants (x) with respect to Section 3.02(a) and Section 3.02(b) as to each Initial Loan as of the Closing Date, and as of each Cut-Off Date with respect to each Additional Loan and each Substitute Loan, and (y) with respect to Section 3.02(c), as to the Collateral in the aggregate as of the Closing Date, and as of each Cut-Off Date with respect to Additional Loans and Substitute Loans (after giving effect to the addition of such Additional Loans and Substitute Loans to the Collateral), that:

(a) List of Loans. The information set forth in the List of Loans attached hereto as Exhibit G (as the same may be amended or deemed amended in respect of a conveyance of Additional Loans or Substitute Loans on a Cut-Off Date) is true, complete and correct as of the Closing Date and each Cut-Off Date, as applicable.

(b) Eligible Loan. Such Loan satisfies the criteria for the definition of Eligible Loan set forth in this Agreement as of the date of its conveyance hereunder; provided that this representation and warranty is made to the Trust Depositor’s actual knowledge with respect to subclauses (vi), (vii), (x) and (xiv) of clause (ee) of the definition of Eligible Loan; provided, further, that this representation and warranty is made to the Trust Depositor’s actual knowledge as it relates to the origination and servicing practices of the servicers primarily responsible for servicing Third Party Agented Loans with respect to clauses (f), (h), (y), (aa) and subclauses (ii), (v), (vi), (vii) and (xx) of clause (ee) of the definition of Eligible Loan.

(c) Loans Secured by Real Property. Less than 40% of the Aggregate Outstanding Loan Balance of the Collateral as of the Closing Date consists of Loans principally secured by real property and the Trust Depositor will not effectuate the transfer of an Additional Loan or Substitute Loan if such transfer would cause more than 40% of the Aggregate Outstanding Loan Balance of the Collateral as of any Cut-Off Date to consist of Loans principally secured by real property.

Section 3.03. [Reserved].

Section 3.04. Representations and Warranties Regarding the Required Loan Documents.

The Trust Depositor represents and warrants on the Closing Date with respect to the Initial Loans (or as of the related Cut-Off Date, with respect to Additional Loans and Substitute Loans), that except as otherwise provided in Section 2.08, the Required Loan Documents and each other item identified on each Loan Checklist with respect to the Loan File for each Loan are in the possession of the Trustee.

Section 3.05. [Reserved].

Section 3.06. Representations and Warranties Regarding the Servicer.

The initial Servicer represents and warrants to the Owner Trustee and the Trustee that:

(a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Issuer. The Servicer is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Loans in accordance with the terms hereof and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or Issuer.

(b) Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party. This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c) No Consent Required. The Servicer is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party.

(d) No Violations. The execution, delivery and performance by the Servicer of this Agreement and the other Transaction Documents to which the Servicer is a party will not violate any Applicable Law applicable to the Servicer, or conflict with, result in a default under or constitute a breach of the Servicer’s organizational documents or any Contractual Obligations to which the Servicer is a party or by which the Servicer or any of the Servicer’s properties may be bound, or result in the creation of or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.

(e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, or any other Transaction Document to which the Servicer is a party that, if adversely determined, would in the reasonable judgment of the Servicer be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or the Issuer or the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party.

(f) Reports. All reports, certificates and other written information furnished by the Servicer with respect to the Loans are correct in all material respects; provided that the Servicer shall not be responsible for any information furnished to it by any third party not affiliated with the Servicer contained in any such reports, certificates or other written information, except to the extent that a Responsible Officer of the Servicer has actual knowledge that such factual information is inaccurate in any material respect.

ARTICLE IV.

PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

Section 4.01. Custody of Loans.

The contents of each Loan File shall be held in the custody of the Trustee under the Indenture for the benefit of, and as agent for, the Securityholders.

Section 4.02. Filing.

On or prior to the Closing Date, the Originator, Trust Depositor and Servicer shall cause the UCC financing statement(s) referred to in Section 2.02(h) hereof to be filed, and from time to time the Servicer, on behalf of the Issuer, shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Owner Trustee or Trustee (acting at the direction of the Majority Noteholders) may reasonably request to perfect and protect the Trustee’s first priority perfected security interest in the Loan Assets against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Originator, Trust Depositor and Servicer set forth in the preceding sentence, the Issuer hereby authorizes the Servicer to prepare and file, at the expense of the initial Servicer, such UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Servicer may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

Section 4.03. Changes in Name, Corporate Structure or Location.

(a) During the term of this Agreement, none of the Originator, the Servicer, the Trust Depositor or the Issuer shall change its name, form of organization, existence, state of formation or location without first giving at least 30 days’ prior written notice to the Owner Trustee and the other parties hereto.

(b) If any change in either the Servicer’s, the Originator’s or the Trust Depositor’s name, form of organization, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Loan Asset seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, no later than five Business Days after the effective date of such change, shall file such amendments as may be required (including, but not limited to, any filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) to preserve and protect the Trustee’s security interest in the Loan Assets and the proceeds thereof. Promptly after taking any of the foregoing actions, the Servicer shall deliver to the Owner Trustee and the Trustee an Opinion of Counsel reasonably acceptable to the Owner Trustee and the Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the Trustee’s security interest in the Loan Assets have been filed, and reciting the details of such filing.

Section 4.04. Costs and Expenses.

The initial Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trustees’ and Issuer’s right, title and interest in and to the Loan Assets (including, without limitation, the security interest in the Related Property related thereto and the security interests provided for in the Indenture); provided that to the extent permitted by the Required Loan Documents, the Servicer may seek reimbursement for such costs and disbursements from the related Obligors.

Section 4.05. Sale Treatment.

Other than for accounting and tax purposes, the Trust Depositor shall treat the transfer of Loan Assets made hereunder for all purposes as a sale and purchase on all of its relevant books and records.

Section 4.06. Separateness from Trust Depositor.

The Originator agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Dechert LLP (including any certificates of the Originator delivered in connection therewith) delivered on the Closing Date, upon which the conclusions therein are based.

ARTICLE V.

SERVICING OF LOANS

Section 5.01. Appointment and Acceptance.

NewStar is hereby appointed as Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which the Servicer has any rights, duties or obligations. NewStar accepts such appointment and agrees to act as the Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which NewStar, as Servicer, has any rights, duties or obligations.

Section 5.02. Duties of the Servicer.

(a) The Servicer, as an independent contract servicer, shall service and administer the Loans (including, with respect to Agented Loans and Third Party Agented Loans, the Issuer’s interest as a lender thereunder) and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, the Credit and Collection Policy and the Servicing Standard and the Issuer’s rights under the applicable Underlying Loan Agreements. The parties hereto each acknowledge, and the Noteholders and the Certificateholder are hereby deemed to acknowledge, that the Servicer, as Servicer under this Agreement, possesses only such rights with respect to the enforcement of rights and remedies with respect to the Loans and the Related Property and under the Required Loan Documents as those which have been transferred to the Issuer with respect to the related Loan. Therefore, the provisions of this Article V shall not apply to Third Party Agented Loans except to the extent the Servicer, on behalf of the Issuer, has the right to vote, consent, give directions, make advances or receive payments with respect thereto, and these provisions shall only apply to Agented Loans with respect to which the Servicer is the lead agent and to the extent not inconsistent with the related Required Loan Documents.

(b) The Servicer may perform its duties directly or, consistent with the Servicing Standard, through agents, accountants, experts, attorneys, brokers, consultants or nominees selected with reasonable care by the Servicer. The Servicer will remain fully responsible and fully liable for its duties and obligations hereunder and under any other Transaction Document notwithstanding any such delegation to a third party. Performance by any such third party of any of the duties of the Servicer hereunder or under any other Transaction Document shall be deemed to be performance thereof by the Servicer. In addition, the Servicer may enter into Subservicing Agreements for any servicing and administration of Loans with any entity; provided that for any Subservicing Agreement that delegates all or substantially all of the Servicer’s duties hereunder, either (i) Moody’s indicates that entering into such Subservicing Agreement satisfies the Moody’s Rating Condition or (ii) the Holders of 100% of the Offered Notes shall have consented in writing to such Subservicing Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Loans or enter into a Subservicing Agreement with a successor Subservicer as permitted in this clause (b); provided that the Servicer shall promptly notify the Rating Agencies of the termination of any Subservicing Agreement that had delegated all or substantially all of the Servicer’s duties hereunder. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or referencing actions taken through a Subservicer or otherwise, so long as this Agreement shall remain effective, the Servicer shall remain obligated and primarily liable to the Trustee, for itself and on behalf of the Issuer, for the servicing and administering of the Loans in accordance with the provisions of this Agreement, the Credit and Collection Policy and the Servicing Standard, without diminution of such obligation or liability by virtue of such Subservicing Agreements or other arrangements with third parties pursuant to this clause (b) or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and the Securityholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.02(d). Notwithstanding the foregoing, the Servicer shall (i) at its expense and without reimbursement, deliver to the Trustee a copy of each Subservicing Agreement and (ii) provide notice of the termination of any Subservicer within a reasonable time after such Subservicer’s termination to the Trustee.

(d) In the event the initial Servicer shall for any reason no longer be the Servicer, the initial Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the Successor Servicer all documents and records (including computer tapes and diskettes) in its possession relating to each Subservicing Agreement and the Loans then being serviced hereunder and an accounting of amounts collected and held by it hereunder and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements and of any other arrangements with third parties pursuant to clause (a) of this Section 5.02 to the Successor Servicer to the extent permitted thereby.

(e) Modifications and Waivers Relating to Loans.

(i) So long as it is consistent with the Credit and Collection Policy and the Servicing Standard, the Servicer may agree to waive, modify or vary any term of any Loan or Equity Security, if in the Servicer’s determination such waiver, modification or variance will not be materially adverse to the interests of the Noteholders; provided that the Servicer may not:

(1) agree to amend, waive, modify or vary any Loan in any manner that would extend the stated maturity date of such Loan beyond the date that is 12 months prior to the Stated Maturity (or in the case of Rediscount Loans, beyond the Stated Maturity); or

(2) enter into any amendment, waiver, modification or variance with respect to any Loan for the purpose or with the intention of causing a Substitution Event to occur with respect to such Loan solely in order to render such Loan eligible for repurchase or substitution hereunder or to otherwise make such Loan eligible for repurchase pursuant to Section 2.09.

(ii) Except as expressly set forth in Section 5.02(e)(i), the Servicer may execute any amendments, waivers, modifications or variances related to such Loan or Equity Security and any documents related thereto on behalf of the Issuer.

(iii) The Servicer will provide Moody’s with a written summary of any Specified Amendment or Material Modification promptly after its execution and, promptly upon request by any Rating Agency, a copy of any such Specified Amendment or Material Modification (or, with respect to any Specified Amendment or Material Modification to an Agented Loan (which did not otherwise require the consent or approval of NewStar, as agent thereunder) or a Third Party Agented Loan, as promptly as reasonably practicable following written notice to the Servicer of such Specified Amendment or Material Modification from the administrative agent, syndicate agent or other Person acting in a similar capacity in respect of such Loan). Such summary shall set forth a brief description of the reasons for, and the effect of, such Specified Amendment or Material Modification. In addition, the Servicer will provide Moody’s with a written summary of any Material Covenant Default promptly after the occurrence thereof (or, with respect to any Material Covenant Default to an Agented Loan or a Third Party Agented Loan, as promptly as reasonably practicable following written notice to the Servicer of such Material Covenant Default from the administrative agent, syndicate agent or other Person acting in a similar capacity in respect of such Loan).

(iv) Although costs incurred by the Servicer or any Subservicer in respect of Servicing Advances, including any interest owed with respect thereto, may be added to the amount owing by the Obligor under the related Loan, such amounts shall not be so added for the purposes of calculating distributions to Noteholders. Any fees and costs imposed in connection therewith on the Obligor of the related Loan, and any reimbursement of Servicing Advances by any Obligor or out of Sale Proceeds, Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds, in each case, received with respect to the related Loan or its Related Property shall be withdrawn and payable to the Servicer from the Principal and Interest Account pursuant to Section 7.03(h) as additional servicing compensation or reimbursement, as applicable. Without limiting the generality of the foregoing, so long as it is consistent with the Credit and Collection Policy and the Servicing Standard, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Issuer, the Trustee, the Owner Trustee and each Securityholder, all instruments of amendment, waiver, satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to any Related Property. Such authority shall include, but not be limited to, the authority to substitute or release items of Related Property (other than Related Property relating to a Third Party Agented Loan) consistent with the Credit and Collection Policy and the Servicing Agreement and sell Loans previously transferred to the Issuer. The Issuer, the Trustee and the Owner Trustee have granted a power of attorney to the Servicer with respect thereto, pursuant to Section 5.02(v). In connection with any such sale, the Servicer shall deposit in the Principal and Interest Account, pursuant to Section 7.03(b), all proceeds received upon such sale (other than Excluded Amounts). If reasonably required by the Servicer, the Issuer, the Trustee and the Owner Trustee shall furnish the Servicer, within five Business Days of receipt of the Servicer’s request, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement or under any of the other Transaction Documents. Any such request by the Servicer to the Issuer, the Trustee or the Owner Trustee shall be accompanied by a certification in the form of Exhibit L attached hereto signed by a Servicing Officer. In connection with any substitution of Related Property, the Servicer shall deliver to the Trustee the items required by, and within the time frame set forth in, Section 2.08, assuming that the date of substitution is the relevant Cut-Off Date.

(v) The Servicer will not be in breach of its obligations under this Agreement by reason of any waiver, modification or variance taken by the administrative agent, syndicate agent or other Person acting in a similar capacity in respect of a Third Party Agented Loan pursuant to its own authority or in respect of an Agented Loan or Third Party Agented Loan at the direction of the requisite percentage of the lenders in violation of this Agreement if the Servicer, acting on behalf of the Issuer, did not consent to such waiver, modification or variance on behalf of the Issuer.

(f) The Servicer shall service and administer the Loans (including collection, foreclosure, foreclosed property and repossessed collateral management procedures other than for Third Party Agented Loans, and with respect to Third Party Agented Loans, the Issuer’s interest as a lender thereunder) in accordance with the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard.

(g) In accordance with the power set forth in Section 2.01(a), the initial Servicer shall perform the duties of the Issuer and the Owner Trustee under the Transaction Documents. In furtherance of the foregoing, the initial Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer and the Owner Trustee under the Transaction Documents. The initial Servicer shall monitor the performance of the Issuer and the Owner Trustee of their respective duties under the Transaction Documents and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s or the Owner Trustee’s duties under the Transaction Documents. The initial Servicer shall prepare for execution by the Owner Trustee or the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents.

(h) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the initial Servicer shall perform or shall cause to be performed such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to state and federal tax and securities laws. In accordance with the directions of the Issuer or the Owner Trustee, as applicable, the initial Servicer shall administer, perform or supervise the performance of such other activities in connection with the Issuer as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

(i) Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly (upon a Responsible Officer of the Servicer having actual knowledge thereof) notifying the Owner Trustee and the Paying Agent in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Securityholder. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Paying Agent pursuant to such provision.

(j) All tax returns required to be signed by the Issuer, if any, will be signed by the Servicer (so long as the Servicer is the Originator) on behalf of the Issuer if permitted under applicable law and otherwise by the Owner Trustee on behalf of the Issuer.

(k) The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be reasonably accessible for inspection by the Owner Trustee and Trustee at any time during the Servicer’s normal business hours upon not less than three Business Days prior written notice.

(l) Without the prior written consent of the Majority Noteholders and subject to the satisfaction of the Rating Agency Condition, the Servicer shall not agree or consent to, or otherwise permit to occur, any amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy, in whole or in part, in any manner that could have a material adverse effect on the Loans.

(m) For so long as any of the Notes are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (i) the initial Servicer will provide or cause to be provided to any holder of such Notes and any prospective purchaser thereof designated by such holder, upon the request of such a holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) the initial Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Notes conducted in accordance with Rule 144A.

(n) The initial Servicer will keep in full force and effect its existence, rights and franchise as a Delaware corporation, and the Servicer shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Loans and to perform its duties under this Agreement.

(o) The Servicer shall be obligated to make the Servicing Advances (but not Scheduled Payment Advances) incurred in the performance of its servicing duties hereunder as provided in Section 5.09 hereof. The Servicer shall be entitled to reimbursement for such Servicing Advances from the Collections received from the Loan to which such Servicing Advances relate pursuant to Section 5.10(e) and Section 7.03(h). Notwithstanding anything contained herein to the contrary, in no event shall the application of Scheduled Payment Advances prevent a Loan from being or becoming a Defaulted Loan.

(p) The Servicer shall not be responsible for any taxes payable by the Issuer or any Servicing Fees payable to any Successor Servicer.

(q) All payments received on Loans by the Servicer will be applied by the Servicer to amounts due by each Obligor in accordance with the provisions of the related Required Loan Documents or, if to be applied at the discretion of the Servicer, then consistent with the Credit and Collection Policy and the Servicing Standard.

(r) To the extent permitted by applicable law, the initial Servicer shall be responsible for any tax reporting, disclosure, record keeping or list maintenance requirements of the Issuer under Code Sections 6011(a), 6111(d) or 6112, including, but not limited to, the preparation of IRS Form 8886 pursuant to Federal Income Tax Regulations Section 1.6011-4(d) or any successor provision and any required list maintenance under Federal Income Tax Regulations Section 301.6112-1 or any successor provision.

(s) The Servicer will maintain the Servicing Files at the principal place of business of the Servicer at the address set forth in Section 13.04 hereof in accordance with the Servicing Standard.

(t) Promptly following any early termination of the Ramp-Up Period, the Servicer shall give written notice thereof to the Trustees, the Trust Depositor and the Rating Agencies at the addresses described in Section 13.04 hereof.

(u) The Trust Depositor, the Issuer, the Owner Trustee and the Trustee each hereby irrevocably (except as provided below) appoint the Servicer its respective true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at the Issuer’s expense, in connection with the performance of the Servicer’s duties provided for in this Agreement and in the other Transaction Documents, including the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received on or with respect to the Loans and the Related Property, (b) to make all necessary transfers of the Loans, and/or of the Related Property, as applicable, in accordance herewith and therewith, (c) to execute (under hand under seal or as a deed) and deliver all necessary or appropriate bills of sale, assignments, agreements and other instruments and endorsements in connection with any such transfer, and (d) to execute (under hand, under seal or as a deed) any votes, consents, directions, releases, amendments, waivers, satisfactions and cancellations, agreements, instruments, orders or other documents or certificates in connection with or pursuant to this Agreement or the other Transaction Documents relating thereto or to the duties of the Servicer hereunder or thereunder, the Trust Depositor, the Issuer, the Owner Trustee and the Trustee hereby ratifying and confirming all that such attorney-in-fact (or any substitute) shall lawfully do under this power of attorney and in accordance with this Agreement and the other Transaction Documents as applicable thereto. Nevertheless, if so requested by the Servicer, the Trust Depositor, the Issuer, the Owner Trustee and the Trustee or any thereof, as requested, shall ratify and confirm any such act by executing and delivering to the Servicer or as directed by the Servicer all proper bills of sale, assignments, releases, endorsements and other certificates, instruments and documents of whatever nature as may reasonably be designated in any such request. This power of attorney shall, however, expire, and the Servicer and any substitute agent or attorney-in-fact appointed by the Servicer pursuant hereto shall cease to have any power to act as the agent or attorney-in-fact of the Trust Depositor, the Issuer, the Trustee or of the Owner Trustee upon termination of this Agreement or upon a Servicer Transfer from and after which the Successor Servicer shall be deemed to have the rights of the Servicer pursuant to this clause (u).

(v) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Securityholders, the Trustee and the Owner Trustee in the Loans and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(w) If at any time the Issuer receives a payment of principal with respect to a Revolving Loan, the Servicer shall deposit such payment into the Exposure Reserve Account in an amount sufficient to make the amount on deposit in such account equal the aggregate Exposure Amount of all Revolving Loans and Delayed Draw Term Loans included in the Collateral on such date.

(x) Notwithstanding any other provision of this Agreement, if any material conflict or material inconsistency exists among the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard, the provisions of the Required Loan Documents shall control.

Section 5.03. Liquidation of Loans.

(a) In the event that any payment due under any Loan and not postponed pursuant to Section 5.02 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Loan which results in an event of default thereunder, the Servicer in accordance with the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard shall take such action as shall maximize the amount of recovery thereon and as the Servicer shall deem to be in the best interests of the Issuer; provided that if such Loan is an Agented Loan or a Third Party Agented Loan, the Servicer’s obligations shall be limited to exercising the Issuer’s rights thereunder; provided, further, that in lieu of taking such action, the Servicer, consistent with its Credit and Collection Policy and the Servicing Standard, may amend or modify such Loan.

(b) The Servicer will not be in breach of its obligations under this Section 5.03 by reason of any action taken by the administrative agent, syndicate agent or other Person acting in a similar capacity in respect of a Third Party Agented Loan pursuant to its own authority or in respect of an Agented Loan or Third Party Agented Loan at the direction of the requisite percentage of the lenders in violation of this Agreement if the Servicer, acting on behalf of the Issuer, did not consent to such action on behalf of the Issuer. The Servicer, consistent with its Credit and Collection Policy and the Servicing Standard, may accelerate all payments due under any Loan to the extent permitted by the Required Loan Documents and foreclose upon at a public or private sale or otherwise comparably effect the ownership of Related Property relating to defaulted loans for which the related Loan is still outstanding and as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10 nor satisfactory amendment or modification is made in accordance with Section 5.03(a). Subject to applicable law, the Servicer shall act, or shall engage an experienced Person qualified to act, as sales and processing agent for the Related Property that is foreclosed upon. In connection with such foreclosure or other conversion and any other liquidation action or enforcement of remedies, the Servicer shall exercise collection and foreclosure procedures in accordance with the Credit and Collection Policy and the Servicing Standard. Without limiting the generality of the foregoing, the Servicer may not sell any such Related Property without first using commercially reasonable efforts to obtain bids to purchase such Related Property from at least three Persons (other than the Servicer or any of its Affiliates). The Servicer may sell the Related Property to the highest bidder (if any bids are received) or the Servicer or an Affiliate may purchase the Related Property for a price equal to the highest bid, but in no event may the Servicer sell any Related Property to the Servicer or any of its Affiliates for a purchase price less than the fair market value thereof. If no bids are received and the Servicer has used commercially reasonable efforts to obtain such bids, the Servicer or an Affiliate may purchase the Related Property for a price equal to the then fair market value of such Related Property. Any such sale of the Related Property is to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Trustee setting forth the Loan, the Related Property, the sale price of the Related Property and certifying that such sale price is the fair market value of such Related Property. In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

(c) The Servicer will remit to the Principal and Interest Account the Liquidation Proceeds and any Insurance Proceeds received in connection with the sale or disposition of Related Property relating to a Defaulted Loan.

(d) After a Loan has been liquidated, the Servicer shall promptly prepare and forward to the Trustee and upon request, any Securityholder, a report (the “Liquidation Report”), in the form attached hereto as Exhibit D, detailing the Liquidation Proceeds received from such Loan, the Liquidation Expenses incurred and reimbursed to the Servicer with respect thereto, any Scheduled Payment Advances and Servicing Advances, together with interest due thereon, reimbursed to the Servicer therefrom, any loss incurred in connection therewith, and any Nonrecoverable Advances to be reimbursed to the Servicer with respect thereto in accordance with the Priority of Payments in Section 7.05.

Section 5.04. [Reserved].

Section 5.05. Maintenance of Insurance.

(a) In the case of each Commercial Real Estate Loan (other than a Commercial Real Estate Loan that is a Third Party Agented Loan), the Servicer shall use its reasonable best efforts to ensure that the Obligor on the related Loan maintains fire, hazard and flood insurance with extended coverage customary in the area where the Mortgaged Property is located for real property similar to the Mortgaged Property. If permissible under the Required Loan Documents, and to the Servicer’s knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), consistent with the Credit and Collection Policy and the Servicing Standard, the Servicer will require the related Obligor to purchase a flood insurance policy covering the insurable real property that is material to the underwriting of the Loan with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the full insurable value of such material Mortgaged Property, (ii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (iii) the sum of the outstanding principal balance of the related Loan and the outstanding principal amount of any other indebtedness of the Obligor secured by such Mortgaged Property of equal priority with or prior to the related Loan. The Servicer shall also maintain, to the extent such insurance is available at commercially reasonable rates and required by the Credit and Collection Policy and the Servicing Standard, on Foreclosed Property constituting insurable real property of material value (other than Foreclosed Property in respect of Third Party Agented Loans), similar fire and hazard insurance in the amounts described above and, if applicable, general liability insurance. Any amounts advanced by the Servicer in connection with any such insurance shall constitute Servicing Advances reimbursable hereunder. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Obligor or other creditors or maintained on Foreclosed Property, other than pursuant to such Applicable Law and regulations as shall at any time be in force and as shall require such additional insurance.

(b) The Servicer agrees to present claims to the insurer under each such hazard Insurance Policy (other than with respect to Third Party Agented Loans) and, with respect to any Foreclosed Property, any such general liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard. Any amounts collected by the Servicer under any such Insurance Policies in respect of the related Loan (other than amounts to be applied to the restoration or repair of the Related Property or amounts to be released to the Obligor or other creditors or Persons in accordance with Applicable Law, the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard) shall be deposited in the Principal and Interest Account, subject to withdrawal pursuant to Section 7.03(h).

(c) All hazard Insurance Policies required under this Section 5.05 in respect of Commercial Real Estate Loans (other than Agented Loans or Third Party Agented Loans) shall be endorsed with loss payable to the Servicer, showing the Servicer and the Trustee as additional insureds, as their interests may appear, and any hazard insurance policy on Mortgaged Property required hereunder shall include a standard mortgagee endorsement.

Section 5.06. Collection of Certain Loan Payments.

(a) The Servicer shall make reasonable efforts, consistent with the Credit and Collection Policy and the Servicing Standard, to collect all payments required under the terms and provisions of the Loans. Consistent with the foregoing and the Credit and Collection Policy and the Servicing Standard, the Servicer may in its discretion waive or permit to be waived any fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on a Loan as provided in Section 5.02(e).

(b) Except as otherwise permitted under this Agreement, the Servicer agrees not to make, or consent to, any change, in the direction of, or instructions with respect to, any payments to be made by an Obligor or, in connection with an Agented Loan or a Third Party Agented Loan, the paying agent with respect thereto, in any manner that would diminish, impair, delay or otherwise adversely affect the timing or receipt of such payments to a Concentration Account without the prior written consent of the Trustee and with the consent of the Majority Noteholders.

Section 5.07. Access to Certain Documentation and Information Regarding the Loans.

The Servicer shall provide to the Owner Trustee, the Trustee, any Noteholder, any bank, thrift or insurance company regulatory authority and the supervisory agents and examiners of any regulated Noteholder, access to the documentation regarding the Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon not less than three Business Days prior written request by the Owner Trustee, the Trustee or any such regulated Noteholder and during normal business hours at the offices of the Servicer designated by it and in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. The Trustee, the Owner Trustee, such Noteholder and the representative of any such regulatory authority designated by the related Noteholder to view such information shall and shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee and the Owner Trustee may reasonably determine that such disclosure is consistent with their obligations hereunder. The Servicer may request that any such Person not a party hereto enter into a confidentiality agreement reasonably acceptable to the Servicer prior to permitting such Person to view such information.

Section 5.08. Satisfaction of Mortgages and Collateral and Release of Loan Files.

(a) Upon the payment in full of any Loan, the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or the deposit into the Principal and Interest Account of the purchase price of any Loan acquired by the Trust Depositor, the Servicer or another Person pursuant to this Agreement, or any other Transaction Document, the Servicer will immediately notify the Trustee by a certification in the form of Exhibit M attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 7.03(b) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Loan File. Upon receipt of such certification and request, the Trustee in accordance with Section 2.10(c), shall release, within two Business Days (if such request was received by 2:00 p.m. Eastern time), the related Loan File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be chargeable to the Principal and Interest Account or the Note Distribution Account; provided that the Servicer may collect and retain such expenses from the underlying Obligor.

(b) From time to time and as appropriate for the servicing or foreclosure of any Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a certification in the form of Exhibit M attached hereto signed by a Servicing Officer, release the related Loan File to the Servicer within two Business Days (if such request was received by 2:00 p.m. Eastern time). The Servicer shall return the Loan File to the Trustee when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Principal and Interest Account and remitted to the Trustee for deposit in the Note Distribution Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure or repossession of Related Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt relating to such Loan shall be released by the Trustee to the Servicer.

(c) The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents provided to it necessary to the servicing or foreclosure or trustee’s sale in respect of Related Property or to any legal action brought to obtain judgment against any Obligor on the related loan agreement (including any Underlying Note or other agreement securing Related Property) or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related loan agreement (including any Underlying Note or other agreement securing Related Property) or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise adversely affect the Lien of the agreement securing Related Property, except for the termination of such a Lien upon completion of the foreclosure or trustee’s sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction or appropriate to discharge the Lien securing Related Property upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Trustee’s receipt of such certificate or documents. Such certificate or documents shall state that the related Loan has been paid in full by or on behalf of the Obligor (or subject to a deficiency claim against such Obligor) and that such payment has been deposited in the Principal and Interest Account.

(d) Notwithstanding anything contained in this Section 5.08 to the contrary, in no event may the Servicer possess in excess of ten Loan Files (excluding Loan Files for Loans which have been paid in full, sold or repurchased) at any given time.

Section 5.09. Scheduled Payment Advances; Servicing Advances and Nonrecoverable Advances.

(a) For each Due Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan in the Collateral during such Due Period was not received prior to the end of such Due Period, the Servicer has the right to elect, at its option, but is not obligated, to make a Scheduled Payment Advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) unless the Servicer believes in good faith that pursuant to

Section 5.09(b) such advance plus interest expected to accrue thereon will be a Nonrecoverable Advance. The Servicer will deposit any Scheduled Payment Advances into the Principal and Interest Account on or prior to 11:00 a.m. (New York City time) on the related Reference Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Scheduled Payment Advances, together with accrued and unpaid interest thereon at the applicable prime rate as established by the Servicer (and in the case of any Successor Servicer, at the rate published in The Wall Street Journal from time to time as the prime rate in the United States) pursuant to Section 5.09(c), Section 7.03 or the Priority of Payments, as applicable. In addition, the Servicer is obligated to make Servicing Advances in the performance of its servicing duties, unless it believes in good faith that the advance plus interest expected to accrue thereon will be a Nonrecoverable Advance. The Servicer will be entitled to reimbursement for Servicing Advances, with interest thereon to accrue at the applicable prime rate as established by the Servicer (and in the case of any Successor Servicer, at the rate published in The Wall Street Journal from time to time as the prime rate in the United States), from the Collections received from the Loan to which the Servicing Advance relates as well as pursuant to Section 5.09(c), Section 7.03 or the Priority of Payments, as applicable.

(b) The Servicer will not make a Scheduled Payment Advance or a Servicing Advance if the Servicer has determined in its sole discretion, exercised in good faith and consistent with the Servicing Standard, that the amount of such Scheduled Payment Advance or Servicing Advance proposed to be advanced plus interest expected to accrue thereon will be a Nonrecoverable Advance. Absent bad faith, the Servicer’s determination as to whether any Scheduled Payment Advance or Servicing Advance is expected to be a Nonrecoverable Advance or whether, once advanced, it is a Nonrecoverable Advance shall be conclusive and binding on the Issuer and on the Noteholders. Any such determination shall be made by the Servicer and shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee, setting forth the basis for such determination.

(c) The Servicer will be entitled to recover any Scheduled Payment Advance made by it, together with accrued interest due thereon, from Interest Collections in the case of Scheduled Payment Advances of interest, and from Principal Collections in the case of Scheduled Payment Advances of principal, in each case received from the Obligor with respect to the specific Loan for which such Scheduled Payment Advance was made or other collections or proceeds with respect to such Loan or the Related Property; provided that if at any time any Scheduled Payment Advance of interest or principal, together with accrued interest thereon, made by the Servicer is subsequently determined to be a Nonrecoverable Advance, the Servicer will be entitled to recover the amount of such Nonrecoverable Advance on a Distribution Date to the extent then permitted in accordance with the Priority of Payments. The Servicer will be entitled to recover the amount of any Servicing Advance, together with accrued interest thereon, from the Principal and Interest Account from amounts received from or with respect to the specific Loan, Related Property or other Collateral with respect to which such Servicing Advance was made on any Business Day during any Due Period prior to the related Reference Date; provided that, if such Servicing Advance, together with accrued interest thereon, is subsequently determined to be a Nonrecoverable Advance, the Servicer will be entitled to recover the amount of such Nonrecoverable Advance on any Distribution Date in accordance with the Priority of Payments.

(d) The Servicer shall be entitled to an annual rate of interest payable at the applicable prime rate as established by the Servicer (or, for any Successor Servicer, the rate specified in Section 5.09(a)) with respect to each Scheduled Payment Advance and each Servicing Advance from and including the date such advance is made by the Servicer to but not including the date of reimbursement of such advance to the Servicer.

Section 5.10. Title, Management and Disposition of Foreclosed Property.

(a) Except for Agented Loans and Third Party Agented Loans (in which case, the provisions of the Underlying Loan Agreement relating to taking title to collateral shall apply) in the event that title to Related Property is acquired by the Servicer hereunder in foreclosure or by deed in lieu of foreclosure or by other legal process, the deed, certificate of sale, or Repossessed Property may be taken in the name of the Issuer or in the name of a subsidiary of the Issuer, the Equity Securities of which will be pledged as Collateral by the Issuer to the Trustee pursuant to the Indenture. Any such Issuer subsidiary shall be serviced by the Servicer, which may perform such services through a nominee or agent as set forth in Section 5.02(b).

(b) If, in the reasonable business judgment of the Servicer pursuant to Section 5.10(a) it becomes necessary to acquire title to Related Property that consists of real estate hereunder in foreclosure or by deed in lieu of foreclosure or by other legal process, the Servicer may first cause the Issuer to transfer and assign such Commercial Real Estate Loan (without regard to any restrictions otherwise contained in this Agreement or the Indenture) to a newly-formed special purpose vehicle that is a subsidiary of the Issuer, the Equity Securities of which will be pledged as Collateral by the Issuer to the Trustee pursuant to the Indenture. Following such transfer and assignment, the Servicer will cause such subsidiary to take any action the Servicer deems necessary to acquire title to such Related Property. Such subsidiary shall be serviced by the Servicer, which may perform such services through a nominee or agent as set forth in Section 5.02(b).

(c) The Servicer, subject to the provisions of this Article V, shall manage, conserve, protect and operate each such Foreclosed Property or other Repossessed Property for the Issuer or such Issuer subsidiary, as applicable, solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosed Property or other Repossessed Property in a manner consistent with the Credit and Collection Policy and the Servicing Standard. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Issuer.

(d) Subject to Section 5.10(e), the Servicer shall cause to be deposited in the Principal and Interest Account, no later than two Business Days after the receipt thereof, all revenues received by the Issuer with respect to the conservation and disposition of the related Foreclosed Property or other Repossessed Property net of Liquidation Expenses or received by the Issuer as distributions from any Issuer subsidiary. Any Issuer subsidiary formed pursuant to Section 5.10(b) may utilize and set aside revenues received in respect of such real estate Related Property to pay for the normal operations of the business of such Issuer subsidiary and of such real estate Related Property, and for such other fees, costs and expenses relating thereto as are deemed appropriate to maximize value or reduce or prevent loss with respect thereto by the Servicer, consistent with the Credit and Collection Policy and the Servicing Standard, and establish and maintain such cash reserves as the Servicer (or its agent) deem reasonably necessary with respect thereto; provided that no other funds of the Issuer shall be expended in connection with such Issuer subsidiary.

(e) The Servicer shall, subject to Section 5.02(o) and Section 7.03, reimburse itself for any related unreimbursed Scheduled Payment Advances and Servicing Advances, together with accrued and unpaid interest due thereon relating to the related Loan or such Foreclosed Property or Repossessed Property, and the Servicer shall deposit in the Principal and Interest Account the net cash proceeds of the sale of any Foreclosed Property or other Repossessed Property to be distributed in accordance with Section 7.05 hereof.

(f) Notwithstanding any provision to the contrary contained in this Agreement, the Servicer shall not cause any Issuer subsidiary to obtain title to any Related Property pursuant to Section 5.10(b) or otherwise take any other action with respect to any such Related Property if, as a result of any such action, such Issuer subsidiary would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Related Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable state or local environmental law, unless the Servicer has previously determined in accordance with the Servicing Standard and the Credit and Collection Policy, based on an updated Phase I environmental assessment report generally prepared in accordance with the ASTM Phase I Environmental Site Assessment Standard E 1527-05, as may be amended or, with respect to residential property, a property inspection and title report, that:

(i) such Related Property is in compliance in all material respects with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuer and such Issuer subsidiary to take such actions as are necessary to bring such Related Property in compliance therewith, and

(ii) there are no circumstances present at such Related Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would reasonably be expected to be required by the owner, occupier or operator of the Related Property under applicable federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action would reasonably be expected to be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuer and the Issuer subsidiary to take such actions with respect to the affected Related Property.

In the event that the Phase I or other environmental assessment first obtained by the Servicer with respect to such Related Property indicates that such Related Property may not be in compliance with applicable environmental laws or that hazardous materials may be present but does not definitively establish such fact, the Servicer shall cause such further environmental assessment activities to be conducted by an independent third-party who regularly conducts such assessments as the Servicer shall deem prudent to protect the interests of the Issuer and the Issuer subsidiary. Any such assessments shall be deemed part of the environmental assessment obtained by the Servicer for purposes of this Section 5.10(f).

Section 5.11. Servicing Compensation.

(a) As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) calculated and payable quarterly in arrears on each Distribution Date prior to the termination of the Issuer. The Servicing Fee shall be equal to the sum of the product of: (i) 0.50% per annum, (ii) the Aggregate Outstanding Pool Balance as of the beginning of the related Due Period (or, with respect to the first Due Period, as of the Closing Date) and (iii) a fraction, the numerator of which is equal to the number of days in the related Due Period (or, with respect to the first Due Period, the number of days from the Closing Date to the end of the first Due Period) and the denominator of which is 360. The Servicing Fee is payable out of Collections pursuant to the Priority of Payments.

(b) In addition to the Servicing Fee, the Servicer shall be entitled to retain for itself as additional servicing compensation assumption and other administrative fees paid or payable in connection with any Loan, including without limitation any amounts payable as additional servicing compensation pursuant to Section 5.02(e)(iv).

(c) The Servicer may in its sole discretion (but shall not be obligated to), upon written notice to the Issuer and the Trustee no later than the related Determination Date, defer any portion of the Servicing Fee payable to it on the following Distribution Date (such deferred amounts, the “Deferred Servicing Fee”). In such case, the Servicer shall have sole discretion to subsequently determine that on any subsequent Distribution Date such deferred amounts shall be treated as Deferred Servicing Fee payable to the Servicer in accordance with the Priority of Payments. The Servicer will notify the Trustee and the Issuer of its election to receive payment of Deferred Servicing Fee in writing no later than the Determination Date related to such Distribution Date. Interest shall accrue on all unpaid Deferred Servicing Fees at the Class C Note Interest Rate.

Section 5.12. Assignment; Resignation.

The Servicer shall not assign its rights and duties under this Agreement (other than in connection with a subservicing arrangement or other arrangement permitted under this Agreement) or resign from the obligations and duties imposed on it pursuant to this Agreement except (a) an assignment or resignation by mutual consent of the Servicer, the Issuer and the Majority Noteholders, (b) an assignment in connection with a merger, conversion, consolidation or sale of substantially all of the Servicer’s business or substantially all of the Servicer’s asset-management business permitted pursuant to Section 5.13 (in which case the Person resulting from the merger, conversion or consolidation shall be the successor of the Servicer), (c) so long as the Originator is the Servicer, at the option of the Originator, an assignment to a third party servicer in connection with a merger, conversion, consolidation or sale of substantially all of the Originator’s business or substantially all of the Originator’s asset-management business permitted pursuant of the Section 5.08 of the Loan Sale Agreement provided such third party servicer is an established commercial loan servicing institution with experience servicing assets similar to the Loans that, on a consolidated basis, has a net worth of at least $50,000,000 or (d) a resignation upon the determination that the Servicer’s duties thereunder are no longer permissible under Applicable Law or administrative determination and such incapacity cannot be cured by the Servicer. Any such determination pursuant to clause (d) permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, which Opinion of Counsel shall be in form and substance reasonably acceptable to the Trustee. No such resignation shall become effective until a successor has been appointed pursuant to Section 8.02(b) and has assumed the Servicer’s responsibilities and obligations in accordance with Section 8.03. No such assignment shall become effective unless (i) the Rating Agency Condition is satisfied with respect thereto or (ii) the Holders of 100% of the Rated Notes shall have consented thereto in writing.

Section 5.13. Merger or Consolidation of Servicer.

Any Person into which the Servicer may be merged or consolidated, or any Person resulting from such merger, conversion or consolidation to which the Servicer is a party, or any Person succeeding to substantially all of the business or substantially all of the asset-management business of the Servicer, and who shall be an established servicing institution with experience servicing assets similar to the Loans that on a consolidated basis has a net worth of at least $50,000,000, shall be the Successor Servicer hereunder, notwithstanding any provision in Section 8.02 or Section 8.03 and without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary; provided that no such entity resulting from the merger, conversion or consolidation of the Servicer or the sale of all or substantially all of the Servicer’s assets or business or substantially all of the Servicer’s asset-management business shall be the successor Servicer hereunder unless such succession is in compliance with the Investment Advisers Act of 1940, as amended, if applicable thereto and either (i) the Rating Agency Condition is satisfied with respect thereto or (ii) the Holders of 100% of the Rated Notes shall have consented thereto in writing. Such Successor Servicer shall be a permitted assignee of the Servicer. The provisions of Section 8.03(c) and (e) shall apply to any such servicing transfer.

Section 5.14. Limitation on Liability of the Servicer and Others.

The Servicer and any stockholder, partner, member, manager, director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities or persons respecting any matters arising hereunder. Except as otherwise provided in Section 5.02(b), the Servicer shall not be liable for any errors, inaccuracies or omissions of any Person not affiliated with the Servicer contained in any information, report, certificate, data or other document delivered to the Servicer or on which the Servicer must rely in order to perform its obligations hereunder and under the other Transaction Documents except to the extent that a Responsible Officer of the Servicer has actual knowledge of any such material error, inaccuracy or omission. The Servicer shall not be in default hereunder or incur any liability, except as provided in the proviso in the last sentence of this Section 5.14, for any failure, error or delay in carrying out its duties hereunder or under any other Transaction Document if such failure, error or delay results from the Servicer acting in accordance with information prepared or supplied by a Person other than the Servicer or any of its Affiliates or the failure or delay of any such Person to prepare or provide such information. The Servicer shall not be in default and shall incur no liability for any act or failure to act by any servicer primarily responsible for servicing Third Party Agented Loans. Subject to the terms of Section 12.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer’s duty to service the Loans in accordance with this Agreement. The Servicer shall not be responsible for the payment of any taxes imposed on or with respect to the Issuer or for the fees of any Successor Servicer. Except as provided herein, the Servicer shall not be under any liability to any other party to this Agreement, any Noteholder, any Certificateholder or any other Person for any action taken or for refraining from taking any action pursuant to this Agreement whether arising from express or implied duties under this Agreement or any other Transaction Document; provided that, notwithstanding anything to the contrary contained herein, nothing shall protect the Servicer against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties or by reason of its willful misconduct hereunder or thereunder.

ARTICLE VI.

COVENANTS OF THE TRUST DEPOSITOR

Section 6.01. Legal Existence.

During the term of this Agreement, the Trust Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate for the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Trust Depositor and its Affiliates will be conducted on an arm’s-length basis.

Section 6.02. Loans Not to Be Evidenced by Promissory Notes.

The Trust Depositor will take no action to cause any Loan not originally evidenced by an Underlying Note to be evidenced by an instrument (as defined in the UCC), except in connection with the enforcement or collection of such Loan.

Section 6.03. Security Interests.

The Trust Depositor will not sell, pledge, assign or transfer to any Person other than the Issuer, or grant, create, incur, assume or suffer to exist any Lien on any Loan in the Collateral or its interest in any Related Property, other than the Lien granted to the Issuer, whether now existing or hereafter transferred to the Issuer, or any interest therein. The Trust Depositor will promptly notify the Owner Trustee and the Trustee upon obtaining knowledge of the existence of any Lien on any Loan in the Collateral or its interest in any Related Property; and the Trust Depositor shall defend the right, title and interest of the Issuer in, to and under the Loans in the Collateral and the Issuer’s interest in any Related Property, against all claims of third parties; provided that nothing in this Section 6.03 shall prevent or be deemed to prohibit the Trust Depositor from suffering to exist Permitted Liens upon any of the Loans in the Collateral or its interest in any Related Property.

Section 6.04. Delivery of Principal Collections and Interest Collections.

The Trust Depositor agrees to pay to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by the Trust Depositor in respect of the Loans and Related Property, for application in accordance with this Agreement.

Section 6.05. Regulatory Filings.

The Trust Depositor shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or that the Trust Depositor deems advisable to comply with any federal or state securities or reporting requirements laws.

Section 6.06. Compliance with Law.

The Trust Depositor hereby agrees to comply in all material respects with all Applicable Law applicable to the Trust Depositor except where the failure to do so would not have a material adverse effect on the Issuer.

Section 6.07. Activities; Transfers of Notes or Certificates by Trust Depositor.

Except as contemplated by this Agreement or the other Transaction Documents, the Trust Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents. Notwithstanding anything to the contrary contained herein, the Trust Depositor may assign, transfer, convey or finance all or any portion of any Class of Notes or the Certificate owned by it.

Section 6.08. Indebtedness.

The Trust Depositor shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (a) obligations incurred under this Agreement or the other Transaction Documents or to the Originator and (b) liabilities incident to the maintenance of its limited liability company existence in good standing.

Section 6.09. Guarantees.

The Trust Depositor shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

Section 6.10. Investments.

The Trust Depositor shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for transfers of Loan Assets to the Issuer as contemplated by the Transaction Documents and the receipt of $31,000,000 in aggregate principal amount of the Class C Note, $56,921,299 in aggregate principal amount of the Subordinated Note and the Certificate as partial consideration for the transfer of the Loan Assets to the Issuer. Without limiting the generality of the foregoing or restricting the ability of the Trust Depositor to make capital contributions to the Issuer, the Trust Depositor shall not (i) provide credit to any other Securityholder for the purpose of enabling such Securityholder to purchase any Securities or (ii) lend any money to the Issuer.

Section 6.11. Merger; Sales.

The Trust Depositor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except that the Trust Depositor shall sell Loan Assets to the Issuer as contemplated by this Agreement.

Section 6.12. Distributions.

The Trust Depositor shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Trust Depositor or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its members’ interests now or hereafter outstanding, except that, so long as no Event of Default has occurred and is continuing and no Event of Default would occur as a result thereof or after giving effect thereto and the Trust Depositor would continue to be Solvent as a result thereof and after giving effect thereto, the Trust Depositor may declare and pay distributions to its members.

Section 6.13. Other Agreements.

Except as provided in this Agreement or the other Transaction Documents, the Trust Depositor shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement and the other Transaction Documents to which it is a party; nor shall it amend or modify without the prior satisfaction of the Rating Agency Condition the provisions of its organizational documents which relate to its bankruptcy remote nature or separateness covenants as required by the Rating Agencies or in connection with the true sale and substantive nonconsolidation opinions delivered on the Closing Date, or issue any power of attorney except to the Owner Trustee, the Trustee or the Servicer in accordance with the Transaction Documents.

Section 6.14. Separate Legal Existence.

The Trust Depositor shall (a) maintain compliance with the covenants set forth in Sections 1.07 and 1.08 of the Limited Liability Company Agreement of the Trust Depositor, dated as of January 7, 2010, between the Originator, the designated manager and the independent managers party thereto, and (b) to the extent in addition to the covenants referred to in clause (a) of this Section 6.14, take or refrain from taking, as applicable, each of the activities specified in the “substantive consolidation” opinion of Dechert LLP, delivered on the Closing Date, upon which the conclusions expressed therein are based.

Section 6.15. Location; Records.

The Trust Depositor shall (a) not move its location outside the Commonwealth of Massachusetts or its jurisdiction of formation outside of the State of Delaware without 30 days’ prior written notice to the Owner Trustee and the Trustee and (b) will promptly take all actions (if any) required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the first priority perfected security interest of the Trustee in all Collateral.

Section 6.16. Liability of Trust Depositor.

The Trust Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Trust Depositor under this Agreement.

Section 6.17. Bankruptcy Limitations.

The Trust Depositor shall not, without the affirmative vote of a majority of the managers of the Trust Depositor (which must include the affirmative vote of at least two duly appointed Independent managers) (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the limited liability company or a substantial part of its property, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any limited liability company action in furtherance of the actions set forth in clauses (a) through (f) above; provided that no manager may be required by any member of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is Solvent.

Section 6.18. Limitation on Liability of Trust Depositor and Others.

The Trust Depositor and any director or officer or employee or agent of the Trust Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by the appropriate Person respecting any matters arising hereunder. The Trust Depositor and any director or officer or employee or agent of the Trust Depositor shall be reimbursed by the Trustee for any liability or expense incurred by reason of the Trustee’s willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its duties hereunder, or by reason of the Trustee’s material breach of the obligations and duties under this Agreement or the Transaction Documents. The Trust Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.19. Payments from Obligors.

The Trust Depositor agrees not to make, or consent to, any change in the direction of, or instructions with respect to, any payments to be made by an Obligor in any manner that would diminish, impair, delay or otherwise adversely affect the timing or receipt of such payments into a Concentration Account without the prior written consent of the Trustee and with the consent of the Majority Noteholders.

ARTICLE VII.

ESTABLISHMENT OF ACCOUNTS; DISTRIBUTIONS;

Section 7.01. Note Distribution Account, Certificate Account, Unused Proceeds Account, Exposure Reserve Account and Concentration Accounts.

(a) On or before the Closing Date, the Servicer shall establish each of the Note Distribution Account and the Unused Proceeds Account as a non-interest bearing trust account with and in the name of the Trustee for the benefit of the Securityholders. On or before the Closing Date, the Servicer shall establish the Exposure Reserve Account as a non-interest bearing trust account in the name of the Issuer subject to the lien of the Indenture. The Paying Agent under the Trust Agreement shall establish and maintain with the Trustee the Certificate Account as a non-interest bearing trust account. The Servicer and, so long as such accounts are maintained with the Trustee, the Trustee are hereby required to ensure that each of the Note Distribution Account, the Unused Proceeds Account and the Exposure Reserve Account is established and maintained as an Eligible Deposit Account with a Qualified Institution. If any institution with which any of the accounts established pursuant to this Section 7.01(a) and pursuant to Section 7.03 ceases to be a Qualified Institution, the Servicer, or if the Servicer fails to do so, the Trustee (as the case may be) shall within ten Business Days of actual knowledge of such failure by a Responsible Officer establish a replacement account at a Qualified Institution after notice of such event. In no event shall the Trustee be responsible for monitoring whether such institution shall remain a Qualified Institution. Each Qualified Institution maintaining an Eligible Deposit Account shall agree in writing to comply with all instructions originated by the Trustee or, with respect to the Principal and Interest Account and the Exposure Reserve Account, the Servicer directing disposition of the funds in the Eligible Deposit Account without the further consent of the Trust Depositor or the Issuer.

(b) Prior to the occurrence of a Servicer Default or an Event of Default and acceleration of the Notes, to the extent there are uninvested available amounts deposited in the Principal and Interest Account on or before 3:00 p.m. (Boston, Massachusetts time), all such amounts shall be invested in Permitted Investments selected by the Servicer in written instructions (which may be in the form of standing instructions) delivered to the Qualified Institution holding such Transaction Account, that mature no later than the Business Day immediately preceding the next Distribution Date; to the extent that there are uninvested available funds deposited after 3:00 p.m. (Boston, Massachusetts time), such funds shall be swept into the overnight funds investment which shall be a Permitted Investment selected by the Servicer in written instructions (which may be in the form of standing instructions) delivered to the Qualified Institution holding such Transaction Account. From and after the occurrence of a Servicer Default or an Event of Default and acceleration of the Notes, to the extent there are uninvested amounts in the Principal and Interest Account (net of losses and investment expenses), all amounts may be invested in Permitted Investments selected by the Trustee and if any such Transaction Account is held by a Qualified Institution other than the Trustee, then upon written instructions (which may be in the form of standing instructions) from the Trustee to such Qualified Institution, that mature no later than the Business Day immediately preceding the next Distribution Date. Once such funds are invested, the Trustee shall not change, or instruct the Qualified Institution to change, the investment of such funds other than in connection with the withdrawal or liquidation of such investments and the transfer of such funds as provided herein on or prior to the next succeeding Distribution Date. Funds in the Note Distribution Account not so invested must be insured to the extent and the amount permitted by law by BIF or SAIF of the FDIC. Subject to the restrictions herein, the Servicer or Trustee may purchase a Permitted Investment from itself or an Affiliate with respect to investment of funds in the Transaction Accounts. Subject to the other provisions hereof, the Servicer in the case of the Principal and Interest Account and the Exposure Reserve Account and the Trustee in the case of all other Transaction Accounts shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Servicer or its agent or the Trustee or its agent, as applicable, together with each document of transfer, if any, necessary to transfer title to such investment to the Servicer or Trustee, as applicable, in a manner which complies with this Section 7.01. All Investment Earnings on investments of funds in the Transaction Accounts shall be deposited in the Principal and Interest Account pursuant to Section 7.03 and distributed on the next Distribution Date pursuant to Section 7.05. The Trust Depositor and the Issuer agree and acknowledge that the Servicer and Trustee are to have “control” (within the meaning of the UCC) of collateral composed of “Investment Property” (within the meaning of the UCC) for all purposes of this Agreement. In the absence of timely written direction from the Servicer or the Trust Depositor, the Trustee or, if different, the Qualified Institution holding such accounts, shall invest amounts in the Note Distribution Account in Permitted Investments of the type specified in clause (vi) of the definition of Permitted Investments herein.

(c) On or prior to the Closing Date, the Servicer will establish the Unused Proceeds Account for the benefit of the Noteholders in accordance with clause (a) of this Section 7.01. Amounts standing to the credit of the Unused Proceeds Account may be withdrawn by the Servicer on behalf of the Issuer at any time during the Ramp-up Period to (i) purchase Additional Loans during the Ramp-Up Period in accordance with this Agreement and, in connection therewith and (ii) transfer to the Exposure Reserve Account sufficient cash equal to the Exposure Amount for any Additional Loan that is a Delayed Draw Term Loan or a Revolving Loan. Any amounts remaining in the Unused Proceeds Account after the Effective Date will be treated as Principal Collections and the Servicer will order the Trustee to deposit such amounts to the Principal and Interest Account. Funds held in the Unused Proceeds

Account that are not used to purchase Additional Loans and are not transferred to the Exposure Reserve Account will be invested as soon as practicable in Permitted Investments with a stated maturity as selected by the Servicer on behalf of the Issuer. All interest and other income from amounts in the Unused Proceeds Account shall be deposited to the Interest Collection Account as Interest Collections.

(d) On or prior to the Closing Date, the Servicer will establish the Exposure Reserve Account for the benefit of the Noteholders in accordance with clause (a) of this Section 7.01. Funds in the Exposure Reserve Account will be used to fund any future draws on Revolving Loans and Delayed Draw Term Loans. Simultaneously with the acquisition of any Initial Loan or any Additional Loan that is a Revolving Loan or Delayed Draw Term Loan, the Issuer will deposit into the Exposure Reserve Account sufficient cash equal to the Exposure Amount for such Loan. On any date that the Issuer acquires a Substitute Loan that is a Revolving Loan or a Delayed Draw Term Loan, sufficient funds will be deposited into the Exposure Reserve Account so that there are funds in the Exposure Reserve Account equal to the aggregate of all Exposure Amounts immediately after effecting such substitution. The Issuer must at all times maintain sufficient amounts on deposit in the Exposure Reserve Account such that all amounts standing to the credit of the Exposure Reserve Account are at least equal to the aggregate of all Exposure Amounts at such time. The Servicer shall deposit or cause to be deposited into the Exposure Reserve Account (within two Business Days of receipt thereof) all principal payments received on Revolving Loans. In the event that the amounts on deposit in the Exposure Reserve Account exceed the aggregate Exposure Amount of all Revolving Loans and Delayed Draw Term Loans in the Collateral, the Servicer will order the Trustee to transfer cash equal to such excess to the Principal Collection Account as Principal Collections. Amounts on deposit in the Exposure Reserve Account will be held in Permitted Investments as directed by the Servicer (which may be in the form of standing instructions) with stated maturities not later than the Business Day after the date of their purchase. All interest and other income from amounts in the Exposure Reserve Account shall be deposited to the Interest Collection Account as Interest Collections.

(e) The Servicer has established, or caused to be established, and will maintain, or cause to be maintained at a Qualified Institution, one or more Concentration Accounts for the deposit of the amounts representing payments sent by Obligors and by paying agents under Agented Loans and Third Party Agented Loans with respect to Loans pledged to the Trustee as well as with respect to Loans not pledged to the Trustee. Within two Business Days of receipt in a Concentration Account, the Servicer, as agent for the Issuer, and the Originator will cause the amounts in such Concentration Account belonging to the Issuer to be deposited into the Principal and Interest Account (other than principal payments on Revolving Loans, which will be deposited in the Exposure Reserve Account), and thereupon credited to the Principal Collection Account and the Interest Collection Account, as applicable.

Section 7.02. Replacement of Transaction Accounts.

Upon the occurrence of a Servicer Default or an Event of Default and acceleration of the Notes, the Trustee may establish a replacement of any Transaction Account at a Qualified Institution (which may be the Trustee).

Section 7.03. Principal and Interest Account.

(a) The Servicer shall cause to be established and maintained the Principal and Interest Account including two subaccounts, one designated as the Interest Collection Account and the other designated as the Principal Collection Account in the name of the Issuer subject to the lien of the Indenture. The Principal and Interest Account shall be held in one or more Eligible Deposit Accounts with a Qualified Institution in the form of time deposit or demand accounts, which may be interest-bearing accounts or may be trust accounts wherein the moneys therein are invested in Permitted Investments. All funds in such Principal and Interest Account not so invested shall be insured to the extent and the amount permitted by the BIF or SAIF of the FDIC to the maximum extent provided by Applicable Law. The Servicer may, upon written notice to the Trustee, transfer any Principal and Interest Account to a different Eligible Deposit Account.

(b) The Servicer shall deposit or cause to be deposited (within two Business Days of receipt thereof) all Collections (other than principal payments on Revolving Loans, which will be deposited in the Exposure Reserve Account) in the applicable Principal and Interest Account and retain therein, subject to withdrawal as permitted by this Section 7.03, the following amounts received by the Servicer (and shall segregate and deposit Interest Collections into the Interest Collection Account and Principal Collections into the Principal Collection Account), without duplication:

(i) all Principal Collections accruing and received on or after the Closing Date or the related Cut-Off Date, as applicable;

(ii) all Interest Collections accruing and received on or after the Closing Date;

(iii) [Reserved];

(iv) any other proceeds from any other Related Property securing the Loans (other than amounts released to the Obligor, other creditors or any other Person in accordance with Applicable Law, the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard) and any disbursements, payments or proceeds from any other Collateral;

(v) any amounts paid in connection with the purchase or repurchase of any Loan;

(vi) any amount required to be deposited in the Principal and Interest Account pursuant to Section 5.10 or this Section 7.03; and

(vii) the amount of any gains and interest earned in connection with investments in Permitted Investments.

(c) The Servicer shall have no obligation to deposit into the Principal and Interest Account any Excluded Amounts.

(d) Not later than the close of business on each Reference Date immediately preceding a Distribution Date, the Servicer will remit to the Principal and Interest Account any Scheduled Payment Advance that the Servicer determines to make at its option. The application of Scheduled Payment Advances will not prevent a Loan from being or becoming a Defaulted Loan.

(e) Notwithstanding Section 7.03(b), if (i) the Servicer makes a deposit into the Principal and Interest Account in respect of a Collection of a Loan in the Collateral and such Collection was received by the Servicer in the form of a check that is not honored for any reason, (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection or (iii) the Servicer deposits amounts into the Principal and Interest Account that should have been deposited into the Exposure Reserve Account, the Servicer shall appropriately adjust the amount subsequently deposited into the Principal and Interest Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(f) The foregoing requirements for deposit in the Principal and Interest Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments with respect to the Servicing Fee, Liquidation Expenses and Excluded Amounts may not be deposited by the Servicer in the Principal and Interest Account.

(g) Any Investment Earnings on funds held in the Principal and Interest Account shall be treated as Interest Collections and shall be deposited therein pursuant to this Section 7.03 and distributed on the next Distribution Date pursuant to Section 7.05. The amount of any losses incurred in connection with the investment of funds in the Principal and Interest Account in Permitted Investments directed by the Servicer shall be deposited in the Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

(h) The Servicer may (and, for the purposes of clause (i) below, shall), at any time upon one Business Day’s notice to the Trustee or, if different, the depository institution then holding the Principal and Interest Account, make withdrawals from the Principal and Interest Account for the following purposes; provided that amounts shall be withdrawn solely from Interest Collections in the case of clause (iv) below and solely from Principal Collections in the case of clause (ix) below:

(i) to remit to the Trustee on any Distribution Date, for deposit in the Note Distribution Account, Interest Collections and Principal Collections received during the immediately preceding Due Period (other than (i) such amounts which are deemed herein not to be Interest Collections or Principal Collections at such time, (ii) such amount as required to be deposited into the Exposure Reserve Account and (iii) any Transfer Deposit Amounts still available to invest in Substitute Loans pursuant to Section 2.04(a));

(ii) subject to Section 5.02(o), to reimburse itself for any unreimbursed Scheduled Payment Advances and Servicing Advances (subject to the limitations set forth in clause 2 of Section 7.05(a) and clause 2 of Section 7.05(b)), together with accrued and unpaid interest thereon, to the extent of Principal Collections or Interest Collections relating thereto deposited in the Principal and Interest Account (and not netted from Scheduled Payments or other amounts received from the Obligor of the related Loan(s) or from other proceeds received with respect to such Obligor or the Related Property, Foreclosed Property or Repossessed Property);

(iii) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(iv) to pay Administrative Expenses subject to the limits set forth with respect thereto in the proviso of the definition thereof;

(v) to make investments in Permitted Investments;

(vi) to withdraw any funds deposited in the Principal and Interest Account that were not required or permitted to be deposited therein or were deposited therein in error;

(vii) prior to the replacement of the Servicer following a Servicer Default, to pay itself certain additional servicing compensation as permitted under Section 5.11(b) of this Agreement;

(viii) to acquire Substitute Loans as contemplated by Section 2.04(a) to the extent funds have been deposited by the Originator for such purpose pursuant to Section 2.04(a)(i)(2);

(ix) to transfer funds to the Exposure Reserve Account in accordance with Section 7.07; and

(x) to clear and terminate the Principal and Interest Account upon the termination of this Agreement.

Section 7.04. Securityholder Distributions.

(a) Each Securityholder as of the related Record Date shall be paid on the next succeeding Distribution Date by check mailed to such Securityholder at the address for such Securityholder appearing on the Note Register or Certificate Register or by wire transfer to the account directed by such Securityholder if such Securityholder provides written instructions to the Trustee or Owner Trustee, respectively, at least ten days prior to such Distribution Date, which instructions may be in the form of a standing order.

(b) The Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Securityholders required hereunder. The Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Securityholders.

Section 7.05. Allocations and Distributions.

(a) Interest Allocations. On each Distribution Date, the Trustee, upon written instructions from the Servicer, will transfer all Interest Collections received in the Interest Collection Account during the immediately preceding Due Period to the Note Distribution Account. On each Distribution Date (other than a Distribution Date following an Event of Default and acceleration of the Notes), the Trustee, upon written instructions from the Servicer, will distribute such transferred amounts, to the extent there are sufficient funds in the Note Distribution Account, to the following parties in the order of priority set forth below. With respect to each class of Notes then Outstanding, payments shall be made pro rata to the Holders of Notes of the related class based on their respective Percentage Interests.

1. to the payment of Administrative Expenses (in the order specified in the definition thereof), subject to the limitations set forth in the definition thereof; provided that the cumulative amount of Administrative Expenses paid under this clause 1 in any rolling twelve month period shall not exceed $250,000 plus 0.03% of the Aggregate Outstanding Loan Balance as of the first day of the related Due Period;

2. to the Servicer, to the extent not previously reimbursed, the sum of (i) Scheduled Payment Advances relating to interest on such Loans, together with accrued interest thereon, from Interest Collections received on the Loans for which such Scheduled Payment Advances were made and (ii) Servicing Advances relating to interest on such Loans, together with accrued interest thereon, from Interest Collections received on the Loans for which such Servicing Advances were made; provided that the cumulative amount of Servicing Advances reimbursed on any individual Loan under this clause 2 and under clause 2 of Section 7.05(b) in any rolling twelve month period shall not exceed the amount of interest payments scheduled to be paid at the contract rate for such Loan over such time period;

3. to the Servicer, its accrued and unpaid Servicing Fee;

4. to the Class A Noteholders, the Class A Interest Amount for the related Interest Period;

5. to the Class B Noteholders, the Class B Interest Amount for the related Interest Period;

6. if either of the Collateral Coverage Tests is not satisfied as of the related Determination Date (provided that, with respect to the Interest Coverage Test only, such Determination Date is not the first Determination Date), to pay principal of, first, the Class A Notes until the Collateral Coverage Tests are satisfied (or, if sooner, until the Outstanding Principal Balance of the Class A Notes is reduced to zero) and, second, the Class B Notes, until the Collateral Coverage Tests are satisfied (or, if sooner, until the Outstanding Principal Balance of the Class B Notes is reduced to zero);

7. to the Class C Noteholders, the Class C Interest Amount for the related Interest Period and the Class C Interest Shortfall, if any;

8. in the event that the Issuer is required to and has not obtained the Effective Date Ratings Confirmation from Moody’s, to the payment of principal of first, the Class A Notes, second, the Class B Notes, and third, the Class C Notes, in each case until and to the extent necessary for Moody’s to grant the Effective Date Ratings Confirmation;

9. any amounts due in respect of listing the Offered Notes on the Irish Stock Exchange;

10. to the Servicer, any accrued and unpaid Deferred Servicing Fee (plus accrued and unpaid interest thereon) as well as, to the extent not reimbursed pursuant to clause 2 above, reimbursement for the amount of (a) any Scheduled Payment Advances relating to interest on the Loans, together with accrued interest thereon, (b) any Servicing Advances, together with accrued interest thereon and (c) all Nonrecoverable Advances relating to interest, together with accrued interest thereon;

11. pro rata, based on the amounts owed to such Persons under this clause 11, Administrative Expenses (in the order specified in the definition thereof), to the extent not paid pursuant to clause 1 above due to the limitations set forth in the definition thereof or in clause 1 above, and any other amounts payable to the Trustee and the Owner Trustee related to indemnification, and, to the Trustee and a Successor Servicer, any Servicing Transfer Costs; and

12. any remaining amounts to the Certificateholder.

(b) Principal Allocations. On each Distribution Date, the Trustee, upon written instructions from the Servicer, will transfer all Principal Collections on deposit in the Principal Collection Account (and not required to be transferred to the Exposure Reserve Account) and received during the immediately preceding Due Period (other than any Transfer Deposit Amount still available for investment in a Substitute Loan) to the Note Distribution Account. On each Distribution Date (other than a Distribution Date following an Event of Default and acceleration of the Notes), the Trustee, upon written instructions from the Servicer, will distribute such amount and all other funds available for principal distributions on deposit in the Note Distribution Account, to the extent there are sufficient funds, to the following parties in the order of priority set forth below. With respect to each class of Notes then Outstanding, payments shall be made pro rata to the Holders of Notes of the related class based on their respective Percentage Interests.

1. to the payment of the amounts referred to in clauses (1) through (5) as set forth in Section 7.05(a) (in the priority stated therein), but only to the extent not paid in full thereunder and subject to the limitations set forth therein;

2. to the Servicer, to the extent not previously reimbursed from Principal Collections received from the specific Loans for which Scheduled Payment Advances or Servicing Advances were made, as applicable, reimbursement for the amount of (a) any such Scheduled Payment Advances relating to the principal on such Loans, (b) any such Servicing Advances relating to principal on such Loans and (c) all Nonrecoverable Advances (other than those related to interest), in each case, together with accrued interest thereon; provided that the cumulative amount of Servicing Advances reimbursed on any individual Loan under this clause 2 and under clause 2 of Section 7.05(a) in any rolling twelve month period shall not exceed the amount of interest payments scheduled to be paid at the contract rate for such Loan over such time period;

3. to the Class A Noteholders, (a) any accrued and unpaid Noteholder Make-Whole applicable to the Class A Notes (if any) and (b) in payment of principal on the Class A Notes until the Outstanding Principal Balance of the Class A Notes is reduced to zero;

4. to the Class B Noteholders, (a) any accrued and unpaid Noteholder Make-Whole applicable to the Class B Notes (if any) and (b) in payment of principal on the Class B Notes until the Outstanding Principal Balance of the Class B Notes is reduced to zero;

5. to the Class C Noteholders, (a) any unpaid Class C Interest Amount, (b) any unpaid Class C Interest Shortfall and (c) in payment of principal on the Class C Notes until the Outstanding Principal Balance of the Class C Notes is reduced to zero;

6. to the Servicer, to the extent not reimbursed pursuant to clause 2 above or as otherwise provided for herein, reimbursement for the amount of (a) any Scheduled Payment Advances, together with accrued interest thereon, (b) Servicing Advances, together with accrued interest thereon and (c) all Nonrecoverable Advances, together with accrued interest thereon;

7. to the Servicer, to the extent not paid pursuant to clause 10 of Section 7.5(a), any accrued and unpaid Deferred Servicing Fee (plus accrued and unpaid interest thereon);

8. to the payment of Administrative Expenses (in the order specified in the definition thereof), to the extent not previously paid, and amounts owed to the Trustee and the Owner Trustee for fees and expenses and other amounts, including such amounts related to indemnification, and then, to the Trustee and a Successor Servicer, any Servicing Transfer Costs;

9. to the extent not paid by the Originator, any amounts due in respect of the listing of the Offered Notes on the Irish Stock Exchange;

10. to the Holder of the Subordinated Notes until the Outstanding Principal Balance of the Subordinated Notes is reduced to zero; and

11. any remaining Principal Collections to the Certificateholder.

To the extent that any fees of the Owner Trustee or the Trustee are not paid on a Distribution Date due to insufficiency of funds, such unpaid fees shall be paid on the next Distribution Date on which funds are available to pay such fees.

(c) Default Allocations. On each Distribution Date (or such other date as selected by the Trustee pursuant to the Indenture) following the occurrence of an Event of Default and an acceleration of the Notes that has not been rescinded and annulled in accordance with the terms of the Indenture, the Trustee will transfer all Interest Collections on deposit in the Interest Collection

Account and all Principal Collections on deposit in the Principal Collection Account (and not required to be transferred to the Exposure Reserve Account), including proceeds from the liquidation of the Collateral, to the Note Distribution Account. On each Distribution Date (or such other date as selected by the Trustee pursuant to the Indenture), the Trustee will distribute such amounts and all other funds available for interest and principal distributions on the Notes, to the extent there are sufficient funds, to the following parties in the order of priority set forth below. With respect to each class of Notes then Outstanding, payments shall be made pro rata to the Holders of Notes of the related class based on their respective Percentage Interests.

1. to the payment of Administrative Expenses (in the order specified in the definition thereof), subject to the limitations set forth in the definition thereof; provided that the cumulative amount of Administrative Expenses paid under this clause 1 (or under clause 1 of Section 7.05(a)) in any rolling twelve month period shall not exceed $250,000 plus 0.03% of the Aggregate Outstanding Loan Balance as of the first day of the related Due Period;

2. to the Servicer, reimbursement for the amount of (a) any Scheduled Payment Advances together with accrued interest thereon, (b) Servicing Advances, together with accrued interest thereon and (c) all Nonrecoverable Advances (other than those related to interest), together with accrued interest thereon; provided that the cumulative amount of Servicing Advances reimbursed on any individual Loan under this clause 2 in any rolling twelve month period shall not exceed the amount of interest payments scheduled to be paid at the contract rate for such Loan over such time period;

3. to the Servicer, its accrued and unpaid Servicing Fee;

4. to the Class A Noteholders, all accrued and unpaid Class A Interest Amount;

5. to the Class B Noteholders, all accrued and unpaid Class B Interest Amount;

6. to the Class A Noteholders, (a) any accrued and unpaid Noteholder Make-Whole applicable to the Class A Notes (if any) and (b) in payment of principal on the Class A Notes until the Outstanding Principal Balance of the Class A Notes is reduced to zero;

7. to the Class B Noteholders, (a) any accrued and unpaid Noteholder Make-Whole applicable to the Class B Notes (if any) and (b) in payment of principal on the Class B Notes until the Outstanding Principal Balance of the Class B Notes is reduced to zero;

8. to the Class C Noteholders, all accrued and unpaid Class C Interest Amount and any accrued and unpaid Class C Interest Shortfall;

9. to the Class C Noteholders, in payment of principal on the Class C Notes until the Outstanding Principal Balance of the Class C Notes is reduced to zero;

10. to the Servicer, (a) any accrued and unpaid Deferred Servicing Fee (plus accrued and unpaid interest thereon), (b) all Nonrecoverable Advances relating to interest, together with accrued interest thereon and (c) to the extent not reimbursed pursuant to clause 2 above or as otherwise provided for herein, reimbursement for the amount of Servicing Advances, together with accrued interest thereon;

11. pro rata, based on the amounts owed to such Persons under this clause 11, Administrative Expenses (in the order specified in the definition thereof), to the extent not paid pursuant to clause 1 due to the limitations set forth in the definition thereof or in clause 1 above, and any other amounts payable to the Trustee and the Owner Trustee related to indemnification;

12. to the Holder of the Subordinated Notes until the Outstanding Principal Balance of the Subordinated Notes is reduced to zero; and

13. all remaining amounts to the Certificateholder.

Section 7.06. Determination of LIBOR.

(a) The Trustee will determine the interest rate for each Interest Period by determining the London interbank offered rate (“LIBOR”) for deposits in U.S. Dollars for a period of three months (the “Three-Month Index Maturity”) which appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding that Interest Period (“LIBOR Determination Date”). The LIBOR Determination Date for the initial Interest Period shall be the day that is two London Banking Days prior to the Closing Date. If either such rate does not appear on Reuters Screen LIBOR01 on the related LIBOR Determination Date, the rate for that Interest Period will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable rate. “USD-LIBOR-Reference Banks” means that the interest rate for an Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for the Three-Month Index Maturity commencing on the beginning of that Interest Period and in a Representative Amount. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on the beginning of that Interest Period for loans in U.S. Dollars to leading European banks for the Three-Month Index Maturity commencing at the beginning of that Interest Period and in a Representative Amount.

(b) With respect to an Interest Period having a designated maturity other than three months, LIBOR shall be determined through the use of a straight-line interpolation by reference to two rates calculated in accordance with Section 7.06(a), one of which shall be determined as if the maturity of the U.S. Dollar deposits referred to therein were the period of time for which rates are available next shorter than such Interest Period, and the other of which shall be determined as if the maturity were the period of time for which rates are available next longer than such Interest Period.

(c) The establishment of LIBOR on the applicable London Banking Day by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Notes for the related Distribution Date shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (617) 603-6506.

Section 7.07. Payments of Exposure Amounts on Delayed Draw Term Loans and Revolving Loans.

At the direction of the Servicer, on any date that the Issuer is required to fund an Exposure Amount, the Trustee shall withdraw funds from the Exposure Reserve Account to fund any Exposure Amount pursuant to the Underlying Loan Agreement of such Revolving Loan or Delayed Draw Term Loan, as applicable. On any date that the aggregate Exposure Amount of all Revolving Loans and Delayed Draw Term Loans included in the Collateral exceeds the amounts on deposit in the Exposure Reserve Account, the Servicer (on behalf of the Issuer) shall immediately order the Trustee to transfer Principal Collections from the Principal Collection Account to the Exposure Reserve Account in a sufficient amount to cure such shortfall.

ARTICLE VIII.

SERVICER DEFAULT; SERVICER TRANSFER

Section 8.01. Servicer Default.

“Servicer Default” means the occurrence of any of the following:

(a) any failure by the Servicer to remit or cause to be remitted when due any payment required to be remitted by the Servicer under the terms of this Agreement or the other Transaction Documents which continues unremedied for a period of two Business Days, it being understood that the Servicer shall not be responsible for the failure of either the Issuer or the Trustee to remit funds that were received by the Issuer or the Trustee from or on behalf of the Servicer in accordance with this Agreement or the other Transaction Documents; or

(b) failure by the Servicer duly to observe or perform, in any material respect, any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents, or any representation or warranty of the Servicer made in this Agreement or the other Transaction Documents or in any certificate delivered pursuant thereto proves to have been incorrect when made, which failure or breach has a material adverse effect on the rights of the Noteholders and continues unremedied for a period of 30 days (if such failure or breach can be cured) after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Trustee or to a Responsible Officer of the Servicer and the Trustee by any Noteholder or the Certificateholder or (ii) the date a Responsible Officer of the Servicer receives actual knowledge of such failure; or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any Insolvency Proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 consecutive days; or

(d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any Insolvency Proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer’s property; or

(e) the Servicer shall file a petition to take advantage of any applicable Insolvency Laws, make an assignment for the benefit of its creditors or generally fail to pay its debts as they become due; or

(f) without the consent of the Majority Noteholders, the Servicer agrees or consents to, or otherwise permits to occur, any material amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy or the Servicing Standard, in whole or in part, that would have a material adverse effect on the Collateral; provided that such consent shall not be required in the case of an amendment which was mandated by Applicable Law or any Governmental Authority; or

(g) subject to the applicable provisions of this Agreement, failure by the Servicer to observe or perform the Credit and Collection Policy or the Servicing Standard regarding the servicing of the Loans in any manner that would have a material adverse effect on the Loans and continues unremedied for a period of 30 days (if such failure or breach can be remedied) after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Trustee or to a Responsible Officer of the Servicer and the Trustee by any Noteholder or the Certificateholder or (ii) the date a Responsible Officer of the Servicer receives actual knowledge of such failure; or

(h) so long as the Originator is the Servicer, a Change-of-Control occurs with respect to the Servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under Section 8.01(a) above for a period of five Business Days or referred to under Section 8.01(b) above for a period of 60 days (in addition to the 30-day period provided therein) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other events beyond the Servicer’s control.

Section 8.02. Servicer Transfer.

(a) If a Servicer Default has occurred and is continuing, the Majority Noteholders may, by written notice (a “Termination Notice”) delivered to the parties hereto and to the Rating Agencies, terminate all (but not less than all) of the Servicer’s management, administrative, servicing, custodial and collection functions as Servicer hereunder.

(b) Within 45 days of delivery of any such Termination Notice as contemplated by Section 8.02(a) or the resignation of the Servicer pursuant to Section 5.12, the Majority Noteholders will propose, by notice to the Trustee, the Owner Trustee and the Trust Depositor, an established servicing institution with experience servicing assets similar to the Loans to serve as the successor servicer as provided in Section 8.03 (the “Successor Servicer”) and the Trustee shall forward to all Noteholders, the Owner Trustee, the removed or resigning Servicer and the Rating Agencies such written notice of such proposed Successor Servicer. If the Rating Agency Condition is satisfied with respect to the appointment of such proposed Successor Servicer, such proposed Successor Servicer shall become the Successor Servicer once it assumes the Servicer’s responsibilities and obligations in accordance with Section 8.03. If the Rating Agency Condition is not satisfied with respect thereto, the Majority Noteholders shall, by written notice to the Trustee (who shall forward such notice to all Noteholders, the Owner Trustee, the removed or resigning Servicer and the Rating Agencies), propose an alternative established servicing institution to serve as the Successor Servicer. If the Rating Agency Condition is satisfied with respect to the appointment of such other proposed Successor Servicer, such other proposed Successor Servicer shall become the Successor Servicer once it assumes the Servicer’s responsibilities and obligations in accordance with this Agreement. If no Successor Servicer has been appointed and approved following the above procedures within 120 days of the delivery of a Termination Notice or notice of resignation by the Servicer, then any of the Issuer, Trustee, removed or resigning Servicer or any Securityholder may petition any court of competent jurisdiction for the appointment of a Successor Servicer, which appointment will not require the consent of, nor be subject to the approval of the Issuer, the Trustee or any Securityholder nor shall such appointment be required to satisfy the Rating Agency Condition.

(c) On the date that a Successor Servicer shall have been appointed and accepted such appointment pursuant to Section 8.03 (such appointment being herein called a “Servicer Transfer”), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise, shall pass to and be vested in such Successor Servicer pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Principal and Interest Account and in the Exposure Reserve Account, or thereafter received with respect to the Loans and Related Property. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Loans and Related Property in such electronic form as the Successor Servicer may reasonably request and (ii) any Loan Files in the Servicer’s possession. In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer. Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee thereafter payable for performing the obligations of the Servicer and any additional amounts payable to the Servicer hereunder. Any indemnities provided in this Agreement or the other Transaction Documents in favor of the Servicer, any Servicing Fee or Deferred Servicing Fee (together with accrued interest thereon), any other fees, costs and expenses and any Scheduled Payment Advances, Servicing Advances and Nonrecoverable Advances (in each case together with accrued interest due the Servicer thereon), in any case, that have accrued and/or are due and unpaid or unreimbursed to the Servicer shall survive the resignation or termination of the Servicer and the appointment of a Successor Servicer and the Servicer being replaced shall remain entitled thereto until paid hereunder out of the Principal and Interest Account or the Note Distribution Account in accordance with the Priority of Payments.

Section 8.03. Acceptance by Successor Servicer; Reconveyance; Successor Servicer to Act.

(a) Subject to Section 8.04, no appointment of a Successor Servicer shall be effective until the Successor Servicer shall have executed and delivered to the Issuer and the Trustee a written acceptance of such appointment and of the duties of Servicer hereunder, subject to Section 8.03(d). The Servicer shall continue to perform all servicing functions under this Agreement until the date the Successor Servicer shall have so executed and delivered such written acceptance.

(b) If within 120 days of delivery of a Termination Notice a Successor Servicer is not appointed or such outstanding Servicer Default has not been waived pursuant to Section 8.07, then the Trustee shall offer the Trust Depositor, and the Trust Depositor shall offer the Originator, the right to accept retransfer of all the Collateral, and such parties may accept retransfer of the Collateral in consideration of the Trust Depositor’s delivery to the Principal and Interest Account on or prior to the next upcoming Distribution Date of a sum equal to the Outstanding Principal Balance of all Notes then Outstanding (other than such Notes held by the Trust Depositor or any Affiliate thereof), together with accrued and unpaid interest thereon through such date of deposit and all other amounts due and owing to any other Person under the Transaction Documents; provided that the Trustee, if so directed by the Majority Noteholders in writing, need not accept and effect such reconveyance in the absence of evidence (which may include valuations of an investment bank or similar entity) reasonably acceptable to such Trustee or Majority Noteholders that such retransfer would not constitute a fraudulent conveyance of the Trust Depositor or the Originator.

(c) As compensation, any Successor Servicer so appointed shall be entitled to receive the Servicing Fee, together with any other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Transaction Documents that thereafter are payable under this Agreement, including, without limitation, all reasonable costs (including reasonable attorneys’ fees) incurred in connection with transferring the servicing obligations under this Agreement and amending this Agreement (if necessary) to reflect such transfer. Neither the Trustee nor any Successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. To the extent that the Trustee incurs any extraordinary expenses in connection with a servicing transfer, it shall be entitled to reimbursement therefor as an Administrative Expense pursuant to the Priority of Payments.

(d) On or after a Servicer Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein with respect to servicing of the Collateral and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicer Transfer; provided that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.02(c), (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any other Transaction Document, (iii) other than in respect of Servicing Advances relating to taxes, the Successor Servicer shall have no obligation to pay any taxes required to be paid by the Servicer (provided, that the Successor Servicer shall pay any income taxes for which it is liable), (iv) the Successor Servicer shall have no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, (v) the Successor Servicer shall have no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the initial Servicer, and (vi) the Successor Servicer shall have no obligation to perform any repurchase obligations of the Servicer. Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein, including any Servicing Transfer Costs. The Owner Trustee and the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The terminated Servicer shall remain entitled to payment and reimbursement of the amounts set forth in the last sentence of Section 8.02(b) notwithstanding its termination hereunder, to the same extent as if it had continued to service the Loans hereunder.

(e) The Successor Servicer is authorized to accept and rely on all accounting records (including computer records) and work product of the prior Servicer hereunder relating to the Collateral without any audit or other examination.

Section 8.04. Notification to Securityholders.

(a) Promptly following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Trustee, the Owner Trustee, the Trust Depositor and Moody’s at the addresses described in Section 13.04 hereof and the Trustee shall promptly forward such notice to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

(b) Within ten days following receipt of a Termination Notice or notice of appointment of a Successor Servicer pursuant to this Article VIII, the Trustee shall give written notice thereof to Moody’s and the Trust Depositor at the addresses described in Section 13.04 hereof and to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

Section 8.05. Effect of Transfer.

(a) After a Servicer Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Loans as Servicer hereunder and, subject to Section 8.03(d), the Successor Servicer appointed pursuant to Section 8.03 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as Collections upon or otherwise in connection with the Collateral.

(b) A Servicer Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the obligations and indemnities of the Servicer) other than those relating to the management, administration, servicing, custody or collection of the Loans.

Section 8.06. Database File.

Upon reasonable request by the Trustee, the Servicer will provide the Successor Servicer with a magnetic tape or Microsoft Excel or similar spreadsheet file containing the database file for each Loan on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

Section 8.07. Waiver of Defaults.

The Majority Noteholders may, on behalf of all the Securityholders, waive any events permitting removal of the Servicer pursuant to this Article VIII; provided that the Majority Noteholders may not waive a Servicer Default that gives rise to an Event of Default in making a required distribution on a Note without the consent of each affected Noteholder and each applicable Rating Agency must confirm that such waiver will not result in a Ratings Effect. Upon any waiver or cure of a past Servicer Default, such default shall cease to exist, and any other Servicer Default or any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of the Transaction Documents. No such waiver or cure shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 8.08. Rating Agency Condition for Servicer Transfer.

Notwithstanding the foregoing provisions relating to a Servicer Transfer, no Servicer Transfer shall be effective hereunder unless prior written notice thereof shall have been given to the Rating Agencies and, except as set forth in Section 8.02(b), the Rating Agency Condition shall have been satisfied with respect thereto.

ARTICLE IX.

REPORTS

Section 9.01. Monthly Reports.

(a) With respect to each month in which a Determination Date does not occur, beginning in March 2010, the Trustee shall prepare a monthly statement (a “Monthly Report”) containing the information set forth in Exhibit H-2 hereto based solely on information in the Tape that is provided to the Trustee by the Servicer pursuant to Section 9.04 hereof.

(b) Not later than three Business Days following receipt by the Trustee of the Tape with respect to a Monthly Report, the Trustee shall make available to the Servicer a preliminary draft of such Monthly Report. Upon receipt of such draft, the Servicer shall review and compare the information contained therein to the information contained in its records with respect to the Loans and shall, within two Business Days after receipt of such draft report, verify the contents of such draft report or otherwise notify the Trustee if the information contained in such draft report does not conform to the information maintained by the Servicer or if the Servicer disagrees with any of the computations specified therein. If any such disagreement or discrepancy cannot be promptly resolved, the Trustee shall, within five Business Days of notice of such disagreement or discrepancy, request that the Independent Accountants review such Monthly Report and the Tape with respect to such Monthly Report to determine the cause of such disagreement or discrepancy. If such review reveals an error in the Monthly Report or the Tape, the Monthly Report or the Tape shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Sale and Servicing Agreement. The fees and expenses of the Independent Accountants related to any such review shall be paid by the Servicer.

(c) Not later than ten Business Days following 13th day of each calendar month in which a Determination Date does not occur, the Trustee will provide such Monthly Report to the Owner Trustee, the Servicer, the Initial Purchaser, Moody’s and the Noteholders in accordance with Section 3.29 of the Indenture.

Section 9.02. Quarterly Reports.

(a) With respect to each Distribution Date and the related Due Period, the Trustee shall prepare a quarterly statement (a “Quarterly Report”) containing the information set forth in Exhibit H-1 hereto with respect to the preceding Due Period based solely on information in the Tape that is provided to the Trustee by the Servicer pursuant to Section 9.04 hereof.

(b) Not later than three Business Days following receipt by the Trustee of the Tape with respect to a Quarterly Report, the Trustee shall make available to the Servicer a preliminary draft of such Quarterly Report. Upon receipt of such draft, the Servicer shall review and compare the information contained therein to the information contained in its records with respect to the Loans and shall, within two Business Days after receipt of such draft report, verify the contents of such draft report or otherwise notify the Trustee if the information contained in such draft report does not conform to the information maintained by the Servicer or if the Servicer disagrees with any of the computations specified therein. If any such disagreement or discrepancy cannot be promptly resolved, the Trustee shall, within five Business Days of notice of such disagreement or discrepancy, request that the Independent Accountants review such Quarterly Report and the Tape with respect to such Monthly Report to determine the cause of such disagreement or discrepancy. If such review reveals an error in the Monthly Report or the Tape, the Monthly Report or the Tape shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Sale and Servicing Agreement. The fees and expenses of the Independent Accountants related to any such review shall be paid by the Servicer.

(c) On each Reference Date, the Trustee will provide a Quarterly Report to the Owner Trustee, the Servicer, the Initial Purchaser, Moody’s and the Noteholders in accordance with Section 3.29 of the Indenture.

Section 9.03. Preparation of Reports; Officer’s Certificate.

(a) The Servicer shall cooperate with the Trustee in connection with the preparation of the Monthly Reports and Quarterly Reports. Without limiting the generality of the foregoing and the obligation of the Servicer to deliver the Tape, the Servicer shall supply in a timely fashion any information as to any determinations required to be made the Servicer hereunder or under the Indenture and such other information as is maintained by the Servicer that the Trustee may from time to time request with respect to the Collateral and reasonably needed to complete the Monthly Reports and Quarterly Reports. Nothing herein shall obligate the Trustee to determine independently any characteristic of a Loan, including without limitation whether any item of Indenture Collateral is an Agented Loan, Third Party Agented Loan, Participated Loan, or Rediscounted Loan, any such determination being based exclusively upon notification the Trustee receives from the Servicer, and except as otherwise specifically set forth in any of the Transaction Documents, nothing in this Article IX shall obligate the Trustee to review or examine any underlying instrument or contract evidencing, governing or guaranteeing or securing any Loan in order to verify, confirm, audit or otherwise determine any characteristic thereof.

(b) In performing its duties hereunder to prepare and deliver the Monthly Reports and Quarterly Reports, the Trustee shall in no event have any liability for the actions or omissions of the Servicer or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Servicer or another Person except to the extent that such inaccuracies or errors are caused by the Trustee’s own fraud, bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Trustee shall not be liable for failing to perform or delay in performance of its specified duties hereunder that results from or is caused by a failure or delay on the part of the Servicer or another Person in furnishing necessary, timely and accurate information to the Trustee or the Servicer or a review by the Independent Accountants of a Monthly Report or a Quarterly Report.

(c) If, in performing its duties hereunder to prepare the Monthly Reports and Quarterly Reports, the Trustee is required to decide between alternative courses of action, the Trustee may request written instructions from the Servicer as to the course of action desired by it. If the Trustee does not receive such instructions within three Business Days after it has requested them, the Trustee may, but shall be under no duty to, take or refrain from taking any such courses of action. The Trustee shall act in accordance with instructions received after such three Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

(d) Upon verification by the Servicer of each Monthly Report and Quarterly Report prepared by the Trustee pursuant to Section 9.01 and Section 9.02, the Servicer shall deliver to the Trustee a certificate of a Responsible Officer of the Servicer certifying the accuracy of the information contained therein (excepting any factual information furnished to it by any third party not affiliated with the Originator or the Servicer) and that no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

Section 9.04. Other Data; Obligor Financial Information.

(a) Not later than 4:00 p.m. (Eastern time) two Business Days after the 13th day of each calendar month, the Servicer shall provide to the Trustee (in a format agreed to by the Trustee and the Servicer) such information (the “Tape”) as may be necessary for the Trustee to prepare each Monthly Report and Quarterly Report, as applicable, for such month. The Tape shall include, but not be limited to, the information set forth in Exhibit H-1 (in the case of Quarterly Reports) and Exhibit H-2 (in the case of Monthly Reports). In preparing and furnishing the Monthly Reports and Quarterly Reports, the Trustee shall be entitled to rely conclusively on the accuracy and completeness of the information or data that has been provided to the Trustee by the Servicer in a Tape, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data or compare any such information to any Daily Statement and shall have no liability for any errors in such data or information, except to the extent that such errors are caused by the Trustee’s own fraud, bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder.

(b) In addition, the Servicer shall, upon the request of the Trustee, the Owner Trustee or any Rating Agency, furnish the Trustee, the Owner Trustee or Rating Agency, as the case may be, such underlying data in the possession of the Servicer used to generate a Monthly Report or Quarterly Report as may be reasonably requested. The initial Servicer will also forward to the Trustee, the Owner Trustee, Moody’s and the Initial Purchaser (i) within 60 days after each calendar quarter (except the fourth calendar quarter), commencing with the quarter ending December 31, 2009, the unaudited quarterly financial statements of the Servicer and (ii) within 90 days after each fiscal year of the initial Servicer, commencing with the fiscal year ending December 31, 2010, the audited annual financial statements of the Servicer, together with the related report of the independent accountants to the Servicer; provided that so long as the Servicer is required under the Securities Act to file its financial statements with the Securities and Exchange Commission, the foregoing requirement to provide such financial statements to the Trustee, the Owner Trustee, Moody’s and the Initial Purchaser shall not apply.

(c) At the end of each Business Day, the Servicer shall provide to the Trustee (in a format agreed to by the Trustee and the Servicer) a statement (the “Daily Statement”) of (i) all collections received and deposited in the Principal and Interest Account on such Business Day, (ii) all disbursements from or deposits to the Exposure Reserve Account on such Business Day, (iii) a holdings report setting forth (with respect to such Business Day) (1) all acquisitions and dispositions of Loans, (2) all payments received with respect to any Loan, (3) all Exposure Amounts funded by the Issuer with respect to any Delayed Draw Term Loan or Revolving Loan, (4) the Exposure Amount with respect to each Delayed Draw Term Loan and Revolving Loan as well as the commitment fee rate and/

or letter of credit rate for each such Loan, (5) the Outstanding Loan Balance and outstanding principal amount of each Loan, (6) the base rate or spread payable with respect to each Loan, (7) the contract reset date for each Loan, (8) the Moody’s Industry Classification Group of each Loan, (9) certain amendment or modification activity on the Loans and (9) certain changes in the rating and recovery rate of any Loan. The Trustee shall retain in an accessible format each Daily Statement until delivery of a Tape for the preceding Due Period, and following receipt by the Trustee of a Tape for a Due Period, the Trustee shall have no obligation to retain any Daily Statements received by it prior to the delivery of such Tape. The Trustee shall provide access to any Daily Statement in its possession to any successor Servicer and otherwise only as directed by (and at the expense of) the Servicer. Nothing herein shall impose any obligation on the Trustee to maintain or update a database of information of the Collateral.

(d) With respect to every Loan included in the Collateral that has received a Moody’s credit estimate, on the six month anniversary of such initial estimate or the most recent annual refresh of such estimate, the Servicer shall provide to Moody’s the most recent (audited or unaudited) financial statements with respect to the related Obligor actually in the possession of the Servicer on such date, until such time as the related Loan has been paid in full or is no longer part of the Collateral.

(e) The Servicer will forward to Moody’s promptly upon request any additional financial information in the Servicer’s possession or reasonably obtainable by the Servicer as Moody’s shall reasonably request with respect to an Obligor as to which any Scheduled Payment is past due for at least ten days.

(f) Upon any Loan becoming a Defaulted Loan, without any request therefor by Moody’s, and promptly after receipt thereof by the Servicer, the Servicer will forward to Moody’s updated financial information with respect to the related Obligor.

(g) The Servicer will provide to Moody’s such financial information, documents and other materials in the Servicer’s possession or reasonably obtainable by the Servicer (including information relating to any amendment, modification waiver or variance effected pursuant to Section 5.02(e)(ii)) as Moody’s shall reasonably request in connection with any annual review and/or re-grading of the Loans and the related Obligors which Moody’s may undertake.

Section 9.05. Annual Report of Accountants.

The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Trustee, the Owner Trustee and Moody’s, on or before April 1 of each year, beginning on April 1, 2011, a report addressed to the Servicer, the Trustee and the Owner Trustee indicating that the Independent Accountants have performed certain procedures as agreed by the Servicer, the Trustee and the Owner Trustee. As a part of such review, the Independent Accountants will obtain the Quarterly Report with respect to two Due Periods during the 12 months ended the immediately preceding December 31 and, for each such Quarterly Report, the Independent Accountants will reconcile certain amounts in the Quarterly Report to the Servicer’s computer, accounting and other reports. The

Independent Accountants will include in such report any unreconciled amounts in such records that are not in agreement with the amounts in the Quarterly Reports. In the event the Independent Accountants require the Trustee to agree to the procedures performed by the Independent Accountants, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Independent Accountants’ report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Section 9.06. Statements of Compliance from Servicer.

(a) The Servicer will deliver to the Trustee and the Owner Trustee within 90 days of the end of each fiscal year commencing with the year ending December 31, 2010, an Officer’s Certificate stating that (a) the Servicer has fully complied in all material respects with certain provisions of the Agreement relating to servicing of the Loans and payments on the Notes, (b) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (c) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed or caused to be performed in all material respects all its obligations under this Agreement for such year, or, if there has been a Servicer Default or default in any of its obligations which, with notice or passage of time, could become a Servicer Default, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such event.

(b) On and as of the Effective Date the Servicer shall determine and report to the Trustee and the Rating Agencies the extent of compliance of the Loans included in the Collateral with the Portfolio Criteria.

Section 9.07. Reports of Foreclosure and Abandonment of Mortgaged Property.

To the extent permitted by Applicable Law, each year the Servicer shall make the reports of foreclosures and abandonment of any Mortgaged Property relating to a Loan (other than a Third Party Agented Loan) as and to the extent required by § 6050J of the Code. Promptly after filing any such report with the Code, the Servicer shall provide the Trustee with an Officer’s Certificate certifying that such report has been filed.

Section 9.08. Notices of Event of Default or Servicer Default.

Promptly upon a Responsible Officer of the Servicer becoming aware thereof, the Servicer shall furnish to the Trustee and the Rating Agencies notice of the occurrence of any Event of Default or Servicer Default or of any situation which the Servicer reasonably expects to develop into an Event of Default or Servicer Default.

Section 9.09. Trustee’s Right to Examine Servicer Records, Audit Operations and Deliver Information to Noteholders.

The Trustee shall have the right upon reasonable prior notice, during normal business hours, in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations, no more often than once a year unless an Event of Default or Servicer Default shall have occurred and be continuing in which case as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. No amounts payable in respect of the foregoing shall be paid from the Loan Assets.

The Trustee shall have the right, in accordance with the Indenture, to deliver information provided by the Servicer to any Noteholder requesting the same; provided that the Servicer may request that any such Noteholder not a party hereto enter into a confidentiality agreement reasonably acceptable to the Servicer prior to permitting such Noteholder to view such information.

Section 9.10. Interim Status Report.

On or before April 29, 2010, the Servicer shall prepare and deliver to Moody’s an interim status report, setting forth certain information on the Loans as of such date, including the then-current Aggregate Outstanding Loan Balance and the extent of compliance with the Portfolio Criteria.

ARTICLE X.

TERMINATION

Section 10.01. Optional Redemption and Refinancing of Notes; Rights of Certificateholders Following Satisfaction and Discharge of Indenture.

(a) Optional Redemption.

(i) The Issuer may, at the direction of the Holder of at least 66-2/3% of the Outstanding Principal Balance of the Subordinated Notes (provided that such notice is delivered to the Issuer and the Trustee at least 15 Business Days prior to the proposed Redemption Date), effect an Optional Redemption of the Rated Notes in whole, but not in part, on any Redemption Date by payment to the Holders of the Rated Notes and other persons entitled thereto of the Redemption Price (which, in the case of an Optional Redemption during the Make-Whole Period, shall include the Noteholder Make-Whole) with respect thereto pursuant to and in accordance with the Indenture and any other applicable Transaction Documents. To effect an Optional Redemption, the Servicer on behalf of the Issuer shall deposit in the Note Distribution Account an amount equal to the Redemption Price and shall comply with the Optional Redemption provisions set forth in Section 10.01 and Section 10.04 of the Indenture.

(ii) Notice of an Optional Redemption shall be given by the Servicer or the Issuer to the Trustee, the Owner Trustee and the Rating Agencies in accordance with the Indenture.

(b) Refinancing.

(i) The Issuer may, at the direction of the Holder of at least 66-2/3% of the Outstanding Principal Balance of the Subordinated Notes (provided that such notice is delivered to the Issuer and the Trustee at least 15 Business Days prior to the proposed Refinancing Date), effect a Refinancing of the Rated Notes in whole, but not in part, on any Refinancing Date by payment to the Holders of the Rated Notes and other Persons entitled thereto of the Refinancing Price (which, in the case of an Refinancing during the Make-Whole Period, shall include the Noteholder Make-Whole) with respect thereto pursuant to and in accordance with the Indenture and any other applicable Transaction Documents. To effect a Refinancing, the Servicer on behalf of the Issuer shall deposit in the Note Distribution Account an amount equal to the Refinancing Price and shall comply with the provisions of Section 10.02, Section 10.03 and Section 10.04 of the Indenture.

(ii) Notice of a Refinancing shall be given by the Servicer or the Issuer to the Trustee, the Owner Trustee and the Rating Agencies in accordance with the Indenture.

(c) Following the satisfaction and discharge of the Indenture, the payment in full of the principal of and interest on the Rated Notes and the Subordinated Notes, and payment of fees and expenses and other amounts owing to Trustee, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of the Trustee pursuant to this Agreement.

Section 10.02. Termination.

(a) This Agreement shall terminate upon notice to the Trustee of the earlier of the following events: (i) the final payment on or the disposition or other liquidation by the Issuer of the last Loan (including, without limitation, in connection with a redemption by the Issuer of all outstanding Notes pursuant to Section 10.01) or the disposition of all other Collateral, including property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder with respect thereto, (ii) mutual written consent of the Servicer, the Trust Depositor, the Trustee, the Originator and all Outstanding Securityholders or (iii) the payment in full of all amounts owing in respect of the Notes.

(b) Notice of any termination, specifying the Distribution Date upon which the Issuer will terminate and that the Noteholders shall surrender their Notes to the Trustee for payment of the final distribution and cancellation shall be given promptly by the Servicer to the Trustee and by the Trustee to all Noteholders and the Rating Agencies during the month of such final distribution before the Reference Date in such month, specifying (i) the Distribution Date upon which final payment of the Notes (or Redemption Price) will be made upon presentation and surrender of Notes at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Trustee therein specified.

ARTICLE XI.

REMEDIES UPON MISREPRESENTATION;

REPURCHASE OPTION

Section 11.01. Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties.

Upon a discovery by a Responsible Officer of the Servicer or any subservicer, a Responsible Officer of the Owner Trustee or a Responsible Officer of the Trustee of (i) a breach of a representation or warranty as set forth in Section 3.01, Section 3.02, Section 3.03, or Section 3.04 or as made or deemed made in any Addition Notice relating to Additional Loans or Substitute Loans, as applicable, that materially and adversely affects the value of such Loans or the interests of the Securityholders therein or which materially and adversely affects the interests of the Securityholders in the related Loan in the case of a representation or warranty relating to a particular Loan (notwithstanding that such representation or warranty was made to the Originator’s or the Trust Depositor’s actual knowledge) or (ii) the failure of any Participated Loan (other than a Qualified Participated Loan) to be converted to a full assignment within 60 days following the Closing Date (each Loan in clauses (i) and (ii) above, an “Ineligible Loan”), the party discovering such breach or failure shall give prompt written notice to the other parties to this Agreement; provided that neither the Owner Trustee nor the Trustee shall have a duty or obligation to inquire or to investigate the breach of any of such representations or warranties. Within 30 days of the earlier of (x) its discovery or (y) its receipt of notice of any breach of a representation or warranty or a failure of any Participated Loan (other than a Qualified Participated Loan) to be converted to a full assignment, the Trust Depositor shall, or shall require the Originator pursuant to the Loan Sale Agreement and the Originator shall, (a) promptly cure such breach in all material respects, (b) repurchase each such Ineligible Loan by depositing in the Principal and Interest Account, within such 30 day period, an amount equal to the Transfer Deposit Amount for such Ineligible Loan, or (c) remove such Loan from the Collateral and effect a substitution for such affected Loan with a Substitute Loan in accordance with the substitution requirements set forth in Section 2.04, not later than the date a repurchase of such affected Loan would be required hereunder; provided that with respect to a breach of a representation or warranty relating to the Loans in the aggregate and not to any particular Loan, the Trust Depositor or the Originator, as applicable, may select Loans (without adverse selection) to repurchase (or substitute for) such that had such Loans not been included as part of the Loan Assets (and, in the case of a substitution, had such Substitute Loan been included as part of the Loan Assets instead of the selected Loan) there would have been no breach of such representation or warranty.

Section 11.02. Reassignment of Repurchased or Substituted Loans.

Upon receipt by the Trustee for deposit in the Principal and Interest Account of the amounts described in Section 11.01 (or upon the Cut-Off Date related to a Substitute Loan described in Section 11.01), and upon receipt of an Officer’s Certificate of the Servicer in the form attached hereto as Exhibit F, the Trustee and the Issuer shall assign to the Trust Depositor and the Trust Depositor shall assign to the Originator all of the Trustee’s and the Issuer’s (or Trust Depositor’s, as applicable) right, title and interest in the Loans being repurchased or substituted for the related Loan Assets without recourse, representation or warranty. Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances required to be made hereunder or otherwise be deemed a part of the Collateral.

ARTICLE XII.

INDEMNITIES

Section 12.01. Indemnification by Servicer.

The Servicer agrees to indemnify, defend and hold harmless the Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), any Successor Servicer (as such and in its individual capacity) and each Securityholder from and against any and all claims, losses, penalties, fines, forfeitures, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Servicer’s fraud or the failure of the Servicer to perform its duties and service the Loans in compliance in all material respects with the terms of this Agreement, except to the extent arising from gross negligence, willful misconduct or fraud by the Person claiming indemnification. Any Person seeking indemnification hereunder shall promptly notify the Servicer if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Servicer of its indemnification obligations hereunder unless the Servicer is deprived of material substantive or procedural rights or defenses as a result thereof. The Servicer shall assume (with the consent of the indemnified party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim. If the consent of the indemnified party required in the immediately preceding sentence is unreasonably withheld, the Servicer shall be relieved of its indemnification obligations hereunder with respect to such Person. The parties agree that the provisions of this Section 12.01 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Loan. The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

Section 12.02. Indemnification by Trust Depositor.

The Trust Depositor agrees to indemnify, defend, and hold the Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), any Successor Servicer (as such and in its individual capacity) and each Securityholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Trust Depositor’s fraud or the failure of the Trust Depositor to perform its duties in compliance in all material respects with the terms of this Agreement and in the best interests of the Issuer, except to the extent arising from the gross negligence, willful misconduct or fraud by the Person claiming indemnification. Any Person seeking indemnification hereunder shall promptly notify the Trust Depositor if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Trust Depositor of its indemnification obligations hereunder unless the Trust Depositor is deprived of material substantive or procedural rights or defenses as a result thereof. The Trust Depositor shall assume (with the consent of the indemnified party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim. If the consent of the indemnified party required in the immediately preceding sentence is unreasonably withheld, the Trust Depositor is relieved of its indemnification obligations hereunder with respect to such Person.

ARTICLE XIII.

MISCELLANEOUS

Section 13.01. Amendment.

(a) This Agreement may be amended from time to time by the Issuer, the Trust Depositor, the Originator, the Servicer, and the Trustee by written agreement, with notice to the Owner Trustee but without the consent of any Securityholder, to (i) cure any ambiguity or to correct or supplement any provisions herein, (ii) comply with any changes in the Code, USA PATRIOT Act, or U.S. securities laws (including the regulations implementing such laws), (iii) conform this Agreement to the Offering Memorandum, (iv) evidence the succession of another Person to the Issuer, a Successor Servicer or a successor Trustee, and the assumption by any such successor of the applicable covenants therein, (v) add to the covenants of any party hereto for the benefit of the Securityholders, (vi) amend the Portfolio Acquisition and Disposition Requirements, the Portfolio Criteria or any other provision to this Agreement to reflect any written change to the guidelines, methodology or standards established by any Rating Agency that are applicable to this Agreement, (vii) modify Exhibit G or any Schedule to this Agreement, or (viii) add any new provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that (x) notice of such proposed amendment must be sent to all Securityholders at least ten Business Days prior to the execution of such amendment and (y) such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, materially adversely affect the interests of any Noteholder, which Opinion of Counsel may rely upon an Officer’s Certificate of the Servicer with respect to the effect of any such amendment on the economic interests of any Noteholder.

(b) Except as provided in Section 13.01(a) hereof, this Agreement may be amended from time to time by the Issuer, the Trust Depositor, the Originator, the Servicer and the Trustee, with the consent of the Majority Noteholders and with notice to the Owner Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided that (i) if such amendment materially and adversely affects any Class of Notes, such amendment shall also require the consent of the majority of the Outstanding Principal Balance of such Class of Notes and (ii) no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts received on Loans which are required to be distributed on any Note or the Certificate without the consent of the Holder of such Note or the Certificate or reduce the percentage of Securityholders that are required to consent to any such amendment without the consent of the Securityholders holding 100% of the Notes or the Certificate affected thereby.

(c) Prior to entering into any amendment pursuant to Section 13.01 (other than to Exhibit G or any Schedule to this Agreement), the Issuer shall obtain written confirmation from Moody’s that entry into such amendment satisfies the Moody’s Rating Condition. In the event that the Moody’s Rating Condition (i) is not satisfied with respect to any proposed amendment to this Agreement, such amendment may become effective with the consent of each Holder of a Rated Note that will have its rating qualified, reduced or withdrawn as a result of such amendment or (ii) in the reasonable judgment of the Servicer cannot otherwise be obtained with respect to any proposed amendment to this Agreement, such amendment may become effective with the consent of each Holder of a Rated Note. The Issuer may unilaterally update Exhibit G or any Schedule to this Agreement at any time without the consent of any other party.

(d) Promptly after the execution of any such amendment or consent, written notification of the substance of such amendment or consent shall be furnished by the Trustee to the Noteholders and by the Owner Trustee to the Certificateholders. It shall not be necessary for the consent of any Securityholders required pursuant to Section 13.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by the Securityholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe for the Noteholders and as the Owner Trustee may prescribe for the Certificateholders.

(e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon an Officer’s Certificate of the Servicer with respect to the effect of any such amendment on the economic interests of any Securityholders) stating that the execution of such amendment is authorized or permitted by this Agreement. Each of the Trustee and the Owner Trustee may, but shall not be obligated to, enter into or consent to any such amendment that affects such Person’s own rights, duties, indemnities or immunities under this Agreement or otherwise.

Section 13.02. [Reserved].

Section 13.03. Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.03(b).

Section 13.04. Notices.

All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(a) if to the Servicer or the Originator:

NewStar Financial, Inc.

500 Boylston Street

Suite 1250

Boston, Massachusetts 02116

Attention: Brian Forde

Re: NewStar Commercial Loan Trust 2009-1

Telephone: (617) 848-2500

Facsimile No.: (617) 848-4300

Email: BrianForde@newstarfin.com

(b) if to the Trust Depositor:

NewStar Commercial Loan LLC 2009-1

500 Boylston Street

Suite 1250

Boston, Massachusetts 02116

Attention: Brian Forde

Re: NewStar Commercial Loan Trust 2009-1

Telephone: (617) 848-2500

Facsimile No.: (617) 848-4300

Email: BrianForde@newstarfin.com

(c) if to the Trustee:

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services

Facsimile No.: (503) 258-6028

Email: kyle.harcourt@usbank.com and steven.garrett@usbank.com

If to the Trustee with respect to Loan Files:

U.S. Bank National Association

1719 Range Way

Florence, South Carolina 29501

Attention: Steve Garrett

Ref: NewStar Commercial Loan Trust 2009-1

Mail Code: Ex - SC - FLOR

Email: kyle.harcourt@usbank.com and steven.garrett@usbank.com

(d) if to the Owner Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Facsimile No.: (302) 636-4140

Email: yhowell@wilmingtontrust.com

with a copy to:

the Originator and the Servicer as provided in clause (a) above

(e) if to the Issuer:

NewStar Commercial Loan Trust 2009-1

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Facsimile No.: (302) 636-4140

Email: yhowell@wilmingtontrust.com

with a copy to:

the Originator and the Servicer as provided in clause (a) above

(f) if to Moody’s:

Moody’s Investors Service

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Attention: CDO Monitoring Department

Facsimile No.: (212) 553-0344

Email: cdomonitoring@moodys.com

or, with respect to credit estimates, including annual and semi-annual reports, Loan modifications, and Material Covenant Defaults:

Email: CDOCreditEstimate@moodys.com

(g) if to the Initial Purchaser:

Wells Fargo Securities, LLC

One Wachovia Center, Mail Code: NC0602

301 South College Street, 8th Floor

Charlotte, North Carolina 28288-0610

Attention: Asset-Backed Finance

Re: NewStar Commercial Loan Trust 2009-1

Facsimile No.: (704) 374-6495

Email: scp.mmloans@wachovia.com

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 13.05. Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Notes or Certificates or the rights of the Securityholders, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenants, agreements, provisions or terms in any other jurisdiction.

Section 13.06. Third Party Beneficiaries.

Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 13.07. Counterparts.

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 13.08. Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 13.09. No Bankruptcy Petition; Disclaimer.

(a) Each of the Originator, the Trustee, the Servicer, the Issuer acting through the Owner Trustee, the Owner Trustee and each Holder (by acceptance of the applicable Securities) covenants and agrees that, prior to the date that is one year and one day (or, if longer, the then applicable preference period and one day) after the payment in full of all amounts owing in respect of all outstanding Classes of Notes rated by any Rating Agency, it will not institute against the Trust Depositor or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; provided that nothing herein shall prohibit the Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other Person.

(b) The Issuer acknowledges and agrees that the Certificates represent ownership of a beneficial interest in the Issuer and Loan Assets only and the Securities do not represent an interest in any assets (other than the Loan Assets) of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Loan Assets, other Collateral and proceeds thereof).

(c) [Reserved].

(d) The provisions of this Section 13.09 shall be for the third party benefit of those entitled to rely thereon, including the Securityholders, and shall survive the termination of this Agreement.

Section 13.10. Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

Section 13.11. Tax Characterization.

Notwithstanding the provisions of Section 2.01 and Section 2.04 hereof, the Trust Depositor and Owner Trustee agree that, pursuant to Treasury Regulations Section 301.7701-3(b)(1) and for federal, state and local income tax purposes, in the event that the Certificates and the Subordinated Notes are owned by more than one Holder, the Issuer will be treated as a partnership the partners of which are the Certificateholders and the Holders of the Subordinated Notes, and in the event that the Certificates and the Subordinated Notes are owned by a single Holder, the Issuer will be disregarded as an entity separate from such Holder.

Section 13.12. Prohibited Transactions with Respect to the Issuer.

The Originator shall not:

(a) Provide credit to any Noteholder or Certificateholder for the purpose of enabling such Noteholder or Certificateholder to purchase Notes or Certificates, respectively;

(b) Purchase any Notes or Certificates in an agency or trustee capacity; or

(c) Except in its capacity as Servicer as provided in this Agreement, lend any money to the Issuer.

Section 13.13. Limitation of Liability of Owner Trustee.

Wilmington Trust Company acts on behalf of the Issuer solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Issuer by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate under the Trust Agreement for payment or satisfaction thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Notes, or of any Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan, or the perfection and priority of any security interest created by any Loan in any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate under the Trust Agreement or its ability to generate the payments to be distributed to the Certificateholder under the Trust Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Loan on any computer or other record thereof; the validity of the assignment of any Loan to the Issuer or of any intervening assignment; the completeness of any Loan; the performance or enforcement of any Loan; the compliance by the Issuer, the Trust Depositor or the Servicer with any covenant, agreement or other obligation or any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation; or any action of the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee or the Issuer.

Section 13.14. Reserved.

Section 13.15. No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto, and the services of the Servicer shall be rendered as an independent contractor and not as agent or as a fiduciary for any party hereto or for the Securityholders.

Section 13.16. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 13.17. Acts of Holders.

Except as otherwise specifically provided herein, whenever Holder action, consent or approval is required under this Agreement or any other Transaction Document, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Holders if the Majority Noteholders agree to take such action or give such consent or approval. In all cases except where otherwise required by law or regulation, any act by a Holder of a Note may be taken by the Beneficial Owner of such Note.

Section 13.18. Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 13.19. Limited Recourse.

Notwithstanding any other provisions of the Notes, this Agreement or any other Transaction Document, the obligations of the Issuer under the Notes, this Agreement and any other Transaction Document are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the Priority of Payments and, following realization of the Collateral and distribution in accordance with the Priority of Payments, any claims of the Noteholders and the other Secured Parties, and any other parties to any Transaction Document shall be extinguished. The obligations of the Trust Depositor, the Originator, the Issuer and the Servicer under this Agreement and the other Transaction Documents are solely the obligations of the Trust Depositor, the Originator, the Issuer and the Servicer, respectively. No recourse shall be had for the payment of any amount owing by the Trust Depositor, the Originator, the Issuer or the Servicer or otherwise under this Agreement or under the other Transaction Documents or for the payment by the Trust Depositor, the Originator, the Issuer or the Servicer of any fee in respect hereof or thereof or any other obligation or claim of or against the Trust Depositor, the Originator, the Issuer or the Servicer arising out of or based upon this Agreement or on any other Transaction Document, against any Affiliate, shareholder, partner, manager, member, director, officer, employee, representative or agent of the Trust Depositor, the Originator, the Issuer or the Servicer or of any Affiliate of such Person. The provisions of this Section 13.19 shall survive termination of this Agreement.

Section 13.20. Confidentiality.

Each of the Issuer, the Trust Depositor, the Servicer (if other than NewStar) and the Trustee shall maintain and shall cause each of its employees, officers, agents and Affiliates to maintain the confidentiality of material non-public information concerning NewStar and its Affiliates or about the Obligors obtained by it or them in connection with the structuring, negotiating, execution and performance of the transactions contemplated by the Transaction Documents, except that each such party and its employees, officers, agents and Affiliates may disclose such information to other parties to the Transaction Documents and to its external accountants, attorneys, any potential subservicers and the agents of such Persons provided such Persons expressly agree to maintain the confidentiality of such information, and as required by an applicable law or order of any judicial or administrative proceeding. This Section 13.20 shall constitute a confidentiality agreement for purposes of Regulation FD under the Exchange Act. Notwithstanding any other provision of this Agreement, the Servicer shall not be required to disclose any confidential information it is restricted from disclosing by law or contract; provided that the Servicer will use its commercially reasonable efforts to enter into, or cause the Issuer to enter into, a confidentiality agreement permitting such disclosure satisfactory to the Servicer with any Person to whom such information is required to be delivered.

Section 13.21. Non-Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their managers, officers, employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NEWSTAR COMMERCIAL LOAN TRUST 2009-1, as the Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:	/S/ YVETTE L. HOWELL
Name:	Yvette L. Howell
Title:	Financial Services Officer

NEWSTAR COMMERCIAL LOAN LLC 2009-1, as the Trust Depositor

By: NewStar Financial, Inc., its designated manager

By:	/S/ JOHN J. FRISHKOPF
Name:	John J. Frishkopf
Title:	Treasurer

NEWSTAR FINANCIAL, INC., as the Originator and as the Servicer

By:	/S/ JOHN J. FRISHKOPF
Name:	John J. Frishkopf
Title:	Treasurer

[Signatures Continued on the Following Page]

NewStar Commercial Loan Trust 2009-1

Sale and Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as the Trustee

By:	/S/ RALPH J. CREASIA JR.
Name:	Ralph J. Creasia Jr.
Title:	Vice President

Acknowledged, Accepted and Agreed to, with respect to Sections 2.03, 5.02(v) and 13.13 only, by:

WILMINGTON TRUST COMPANY, not in its individual capacity but as the Owner Trustee

By:	/S/ YVETTE L. HOWELL
Name:	Yvette L. Howell
Title:	Financial Services Officer

NewStar Commercial Loan Trust 2009-1

Sale and Servicing Agreement